Exhibit 10.4

SECOND AMENDMENT AND RESTATEMENT AGREEMENT

Dated 18 May 2012

RELATING TO THE AVIS EUROPE INTERIM FLEET FINANCING FACILITY AGREEMENT ORIGINALLY

DATED

20 OCTOBER 2011

Ref: L-197533

Linklaters LLP

CONTENTS

	CLAUSE	PAGE

1.	Definitions and interpretation	1

2.	Representations	2

3.	Amendment	2

4.	Transaction expenses	2

5.	Miscellaneous	2

6.	Governing law	2

THE SCHEDULES

SCHEDULE		PAGE

SCHEDULE 1	Form of Amended Agreement	2

THIS AGREEMENT is dated 18 May 2012 and made between:

(1)	Avis Finance Company Limited (the “Co-ordinator”);

(2)	Avis Budget Car Rental LLC (an “Obligor”);

(3)	Crédit Agricole Corporate and Investment Bank (the “Mandated Lead Arranger”); and

(4)	Crédit Agricole Corporate and Investment Bank as agent of the other Finance Parties (the “Facility Agent and Security Agent”).

IT IS AGREED as follows:

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

“Amended Agreement” means the Original Facility Agreement, as amended and restated in the form set out in Schedule 1 (Form of Amended Agreement).

“Effective Date” means the date of this Agreement.

“Original Facility Agreement” means the €350,000,000 facility agreement dated 20 October 2011 between Crédit Agricole Corporate Investment Bank as Mandated Lead Arranger, the Lenders named in that agreement and Crédit Agricole Corporate Investment Bank as Facility Agent and Security Agent as amended and restated on 5 December 2011 and further amended on 8 February 2012.

“Party” means a party to this Agreement.

1.2	Incorporation of defined terms

1.2.1	Unless a contrary indication appears, terms defined in the Original Facility Agreement have the same meaning in this Agreement.

1.2.2	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.4	Designation

In accordance with the Original Facility Agreement, each of the Co-ordinator and the Facility Agent designate this Agreement as a Senior Finance Document.

1.5	Co-ordinator

In entering into this agreement the Co-ordinator is acting on its own behalf and on behalf of each Obligor (other than the Parent which is entering into this Agreement in its own capacity) pursuant to Clause 6 (Co-ordinator) of the Original Facility Agreement.

1.6	Amendments

In entering into this Agreement the Facility Agent is acting on its own behalf and on behalf of the Lenders pursuant to clause 39 (Amendments) of the Original Facility Agreement.

2	Representations

Each Obligor makes the representations and warranties in Clause 16 (Representations) of the Original Facility Agreement, by reference to the facts and circumstances then existing:

(a)	on the date of this Agreement; and

(b)	on the Effective Date,

but as if references in Clause 16 (Representations) of the Original Facility Agreement to “the Finance Documents” included this Agreement and, on the Effective Date, the Amended Agreement.

3	Amendment

3.1	Amendment

With effect from the Effective Date the Original Facility Agreement shall be amended and restated in the form set out in Schedule 1 (Form of Amended Agreement).

3.2	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents (including the guarantee and indemnity of each Guarantor) shall, save as amended by this Agreement, continue in full force and effect.

4	Transaction expenses

The Co-ordinator shall within three Business Days of demand reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5	Miscellaneous

5.1	Incorporation of terms

The provisions of Clause 36 (Notices and Delivery of Information) and Clause 44 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

5.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

6	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

FORM OF AMENDED AGREEMENT

Dated 20 October 2011

(as amended and restated on 5 December 2011, as amended on 8 February 2012 and as further amended and restated on 18 May 2012)

AVIS BUDGET CAR RENTAL, LLC

and

AVIS BUDGET EMEA LIMITED

and

THE ORIGINAL BORROWERS

and

THE ORIGINAL GUARANTORS

and

AVIS FINANCE COMPANY LIMITED

as Co-ordinator

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Mandated Lead Arranger

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Facility Agent

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Agent

AVIS EUROPE INTERIM FLEET FINANCING

SECOND AMENDED AND RESTATED FACILITY AGREEMENT

Linklaters LLP

One Silk Street

London EC2Y 8HQ

Telephone (+44) 20 7456 2000

Facsimile (+44) 20 7456 2222

Ref L-194719

Table of Contents

	Contents	Page

1	Definitions and Interpretation	1

2	The Facility	37

2A	Determining the Fixed Commitment Proportion	38

2B	Rebalancing Lender Proportions	39

3	Initial Conditions Precedent	41

4	Utilisation of the Facility through Revolving Advances	41

5	Utilisation of the Facility through Swingline Advances	43

6	Co-ordinator	44

7	Payment and Calculation of Interest	45

8	Changes to the Calculation of Interest	46

9	Fees	47

10	Notification	47

11	Cancellation and Prepayment	49

12	Taxes	53

13	Increased Costs	59

14	Illegality	61

15	Mitigation	61

16	Representations	61

17	Financial Information	71

18	Positive Undertakings	75

19	Negative Undertakings	87

20	Events of Default	98

21	Acceding Borrowers	104

22	Default Interest	105

23	Guarantee and Indemnity	105

24	Facility Agent, Security Agent and the Finance Parties	112

25	The Euro	120

i

26	Payments	121

27	Set-off	124

28	Sharing among the Finance Parties	124

29	Calculations and Accounts	126

30	Changes to the Lenders	126

31	Changes to the Obligors	131

32	Money Laundering	131

33	Costs and Expenses	131

34	Remedies and Waivers	133

35	Limitations on Recourse and Non-Petition	133

36	Notices and Delivery of Information	134

37	English Language	136

38	Partial Invalidity	136

39	Amendments	136

40	Confidentiality	140

41	Counterparts	142

42	Negotiated Agreement	142

43	Governing Law	142

44	Enforcement	143

45	Service of Process	143

46	Executive Proceedings	143

	Schedule 1 Lenders and their Commitments	145

	Schedule 1A Lenders’ Fixed Commitment Proportion	146

	Schedule 2 Mandatory Cost Formulae	147

	Schedule 3 Form of Asset Report	150

	Schedule 4 Borrower Accession Notice	151

	Schedule 5 Form of Compliance Certificate	152

	Schedule 6 Conditions Precedent	153

	Part 1 Conditions Precedent to First Utilisation	153

ii

iii

This Agreement is made on 20 October 2011 (and amended and restated on 5 December 2011, amended on 8 February 2012 and as further amended and restated on 18 May 2012) by:

(5)	AVIS BUDGET CAR RENTAL, LLC, a Delaware limited liability company as an Original Guarantor (as defined below) (the “Parent”);

(6)	AVIS BUDGET EMEA LIMITED, incorporated under the laws of England whose registered office is at Avis House, Park Road, Bracknell, Berkshire RG12 2EW, registered under number 03311438 as an Original Guarantor (as defined below) (“Avis Europe”);

(7)	THE ORIGINAL BORROWERS (as defined below);

(8)	THE ORIGINAL GUARANTORS (as defined below);

(9)	AVIS FINANCE COMPANY LIMITED, incorporated under the laws of England whose registered office is at Avis House, Park Road, Bracknell, Berkshire RG12 2EW, registered under number 02123807 as co-ordinator (the “Co-ordinator”);

(10)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a société anonyme organised and existing under the laws of France, whose registered office is 9, quai du Président Paul Doumer, 92920 Paris La Défense Cedex, France, registered with the trade registry of Nanterre under number 304 187 701 RCS Nanterre (the “Mandated Lead Arranger”);

(11)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as facility agent for the Lenders (as defined below) (the “Facility Agent”);

(12)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK as security agent (such bank in such capacity or any successor named as security agent pursuant to the terms of the Subordination Agreement, the “Security Agent”); and

(13)	THE LENDERS (as defined below).

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“ABCR Subordination Agreement” means the subordination agreement dated 5 December 2011 entered into between, amongst others, the Parent, the Obligors party thereto, the Facility Agent, the Security Agent and the Lenders (or such other parties as may be agreed);

“ABG” means Avis Budget Group, Inc.;

“ABG Change of Control” means:

(a)	the acquisition by any person or group (within the meaning of the U.S. Securities Exchange Act of 1934, as amended, and the rules of the U.S. Securities and Exchange Commission thereunder as in effect on the date of this Agreement), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50 per cent. of the voting common stock of ABG on a fully diluted basis at any time;

(b)	if at any time, individuals who at the date of this Agreement constituted the board of directors of ABG (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of ABG, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date of this Agreement or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of ABG;

(c)	ABG ceases to own, directly or through one or more wholly-owned Subsidiaries, all of the capital stock of Avis Budget Holdings, LLC (“Holdings”), free and clear of any direct or indirect Encumbrances (other than statutory Encumbrances); or

(d)	Holdings ceases to directly own all of the capital stock of the Parent, free and clear of any direct or indirect Encumbrances;

“ABG Group” means ABG and each Subsidiary of ABG from time to time;

“Acceding Borrower” means an Eligible SPV which has acceded to this Agreement as a Borrower pursuant to Clause 21 (Acceding Borrowers);

“Acquisition” means the acquisition by AE Consolidation Limited (a company incorporated under the laws of England registered under number 7666089) of all of the issued and to be issued shares of Avis Europe pursuant to a court sanctioned scheme of arrangement between Avis Europe and its shareholders under Part 26 of the Companies Act 2006 and the related reduction of capital (if any) under section 649 of the Companies Act 2006;

“Acquisition Date” means 3 October 2011;

“Additional Costs Rate” has the meaning given to it in paragraph 2 of Schedule 2 (Mandatory Cost Formulae);

“Advance” means:

(a)	when designated “Revolving”, the principal amount of each advance made or to be made under the Facility as provided in Clause 4 (Utilisation of the Facility through Revolving Advances), as reduced from time to time by repayment or prepayment;

(b)	when designated “Swingline”, the principal amount of each advance made or to be made under the Facility as provided in Clause 5 (Utilisation of the Facility through Swingline Advances), as reduced from time to time by repayment or prepayment;

(c)	when designated “Rollover”, (i) a Revolving Advance which is used to refinance a maturing Revolving Advance and which is in the same or lower amount and the same currency as such maturing Revolving Advance and is to be drawn on the day such maturing Revolving Advance is to be repaid and (ii) a Revolving Advance which is used to refinance, in whole or in part, a maturing Swingline Advance and is to be drawn on the day such maturing Swingline Advance is to be repaid; and

(d)	without any such designation, a “Revolving Advance”, “Swingline Advance” and/or a “Rollover Advance”, as the context requires;

“Advance Rate” means, in relation to each Country Group, 65 per cent. minus the product of (i) the Advance Rate Adjustment Percentage relating to such Country Group and (ii) the percentage of Eligible Vehicles in the relevant Vehicle Fleets owned by the Obligors comprising such Country Group that are At Risk Assets;

“Advance Rate Adjustment Percentage” means, in relation to each Country Group, the highest, for any calendar month within the preceding 12 calendar months, of a percentage equal to 100 per cent. minus the Measurement Month Average relating to such Country Group for the immediately preceding Measurement Month relating to such Country Group as of the Calculation Date within such calendar month;

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Agent’s Spot Rate of Exchange” means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency with Euro in the London foreign exchange market at or about 11.00 a.m. on a particular day;

“Applicable Accounting Principles” means GAAP;

“Applicable Margin” means 3 per cent. per annum, provided that:

(a)	on and from each Settlement Date falling in March, June, September and December from and including December 2012 (the “Post December 2012 Settlement Dates”); and

(b)	in respect of any Advance other than an Advance made to a Borrower SPV,

the Applicable Margin will be increased by (x) 0.25 per cent. per annum multiplied by (y) the number of Post December 2012 Settlement Dates which have occurred from and including the Settlement Date in December 2012 to and including such Settlement Date;

“Asset Report” means a duly completed report in the form set out in Schedule 3 (Form of Asset Report) as such form may be modified from time to time with the consent of the Co-ordinator and the Facility Agent (acting reasonably);

“Assets in Progress Amount” means the aggregate amount of the Capitalised Costs of all Vehicles which have been purchased by, delivered to and accounted for by the relevant Ultimate Borrower and for which no registration has been effected;

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 11 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee;

“At Risk Asset” means each Non Programme Asset and each Non Eligible Programme Asset;

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

“Availability Deficiency” means, in relation to any day:

(a)	before the occurrence of any Event of Default, the extent to which the aggregate principal and accrued but unpaid interest in respect of the Facility exceeds the Borrowing Base as of the immediately preceding Calculation Date; and

(b)	on and after the occurrence of any Event of Default, the aggregate principal and accrued but unpaid interest in respect of the Facility plus the aggregate of any other amounts (including, without limitation, all fees, costs, expenses and indemnities) due by the Obligors under the Transaction Documents;

“Availability Period” means, the period from and including the date of this Agreement to and including the Final Maturity Date;

“Available Commitment” means, in relation to the Facility or a Tranche at any time, save as otherwise provided herein, a Lender’s Commitment under the Facility or that Tranche minus:

(a)	the Designated Currency Amount of its participation in any Advances under the Facility or that Tranche (taking into account any rebalancing effected pursuant to Clause 2B (Rebalancing Lender Proportions)); and

(b)	in relation to any proposed Utilisation, the Euro amount of its participation in any Advances that are due to be made under the Facility on or before the proposed Utilisation Date,

other than, in relation to any proposed Rollover Advances only, that Lender’s participation in any Rollover Advances that are due to be repaid or prepaid on or before the proposed Utilisation Date;

“Available Facility” means, in relation to the Facility or a Tranche at any time, the aggregate Available Commitments in relation to the Facility or that Tranche;

“Avis Europe” means Avis Budget EMEA Limited;

“Avis Europe Change of Control” means:

(a)	ABG Group ceasing to (x) own directly or indirectly at least 100 per cent. of the share capital of Avis Europe, or (y) have the right or ability to cast at least 100 per cent. of the votes capable of being cast in shareholders’ general meetings of Avis Europe or (z) have the right or ability to appoint or remove all directors (or equivalent officers) of the board of directors (or equivalent body) of Avis Europe or to give directions with respect to the operating and financial policies of Avis Europe with which the directors or other equivalent officers of Avis Europe are obliged to comply; or

(b)	the sale or other disposal of all or substantially all of the assets of the Avis Europe Group (to the extent such disposal is not made in relation to a Permitted Take-Out Financing);

“Avis Europe Group” means Avis Europe and each Subsidiary of Avis Europe from time to time and (in connection with consolidated financial statements) each SPV or joint venture company which is a member of Avis Europe’s consolidated group for accounting purposes;

“Borrower” means any Original Borrower under the Facility or any Acceding Borrower;

“Borrower Accession Notice” means a duly completed notice of accession in the form of Schedule 4 (Borrower Accession Notice);

“Borrower Asset Value” means, as at any Calculation Date, in relation to any Ultimate Borrower, determined on that Calculation Date and without double-counting, the aggregate of:

(a)	the Borrower Vehicle Fleet NBV of such Ultimate Borrower; and

(b)	the Eligible Receivables Amount of such Ultimate Borrower;

minus

(i)	the Fleet Payables Amount of such Ultimate Borrower to the extent the maturity date of such payables is after the second succeeding Settlement Date;

(ii)	the amount of the Invoices to be Received by such Ultimate Borrower; and

(iii)	where VAT Receivables generate part of the Eligible Receivables Amount, the VAT Payables Amount of such Ultimate Borrower,

and provided that:

A.	in each case on and after any Permitted Take-Out Financing, the Borrower Asset Value of any relevant Borrower SPV shall be reduced to zero; and

B.	in the case of Vehicles owned by a German Obligor, the Facility Agent has received evidence satisfactory to it (acting reasonably) that the relevant German Obligor has validly transferred by way of security to the Security Agent for the benefit of the Finance Parties such German Obligor’s title to such Vehicles and such security remains effective on such Calculation Date over the relevant secured assets; and

C.	in the case of VAT Receivables, Vehicle Dealer Receivables and Vehicle Manufacturer Receivables, the Facility Agent has received evidence satisfactory to it (acting reasonably) that the relevant Ultimate Borrower has validly granted security to the Security Agent for the benefit of the Finance Parties in respect of such Ultimate Borrower’s rights to receive all such amounts and (if required to ensure the effectiveness of such security or pledge and as contemplated in the relevant Security Documents) the relevant persons have been duly notified of the assignment or pledge (as applicable) of such rights using the duly signed official form of notification approved by the Security Agent and such security remains effective on the relevant Calculation Date over the relevant secured assets. If an Ultimate Borrower grants security, pursuant to any Initial Security Document, to the Security Agent for the benefit of the Finance Parties in respect of such Ultimate Borrower’s rights to receive any such amounts, the Facility Agent shall be deemed to have received evidence satisfactory to it that such Ultimate Borrower has validly granted security to the Security Agent for the benefit of the Finance Parties in respect of such Ultimate Borrower’s rights to receive such amounts;

“Borrower SPV” means an SPV that has acceded as a Borrower pursuant to Clause 21 (Acceding Borrowers), including, Dutch FleetCo and Italian FleetCo;

“Borrower SPV Transaction Documents” means:

(a)	the Transaction Documents to which a Borrower SPV is a party;

(b)	the SPV Operating Documents;

(c)	the security documents in respect of each Borrower SPV under this Agreement;

(d)	the Finco Subordinated Loan Agreement;

(e)	the accession deeds to be entered into by the Dutch FleetCo to (i) the Subordination Agreement and (ii) the ABCR Subordination Agreement, respectively;

(f)	the accession deeds entered into by the Italian FleetCo to (i) the Subordination Agreement and (ii) the ABCR Subordination Agreement, respectively, on or around 18 May 2012; and

(g)	Finco Security Agreement;

“Borrower Vehicle Fleet NBV” means, in relation to any Ultimate Borrower in respect of a Calculation Date, the Net Book Value of the Vehicle Fleet of such Ultimate Borrower (save that, for the purposes of this definition, in calculating such Net Book Value, the Depreciation Percentage in respect of At Risk Assets shall not be less than 1.5 per cent.) as determined on such Calculation Date minus any Extraordinary Depreciation Amount (if any) applicable to such Vehicle Fleet plus the Assets in Progress Amount for such Ultimate Borrower;

“Borrowing Base” means, as at any Calculation Date (a) in relation to any Ultimate Borrower, an aggregate amount equal to the product of the then applicable Advance Rate and the Borrower Asset Value of such Ultimate Borrower and (b) in relation to Finco, an aggregate amount equal to the Borrowing Bases of German Opco and Spanish Opco, each calculated in accordance with (a) above, provided that, in relation to any Borrower that is an Eligible Italian Borrower at any time, the Borrowing Base shall be reduced by an amount equal to the aggregate registration tax which would be payable if the deed assignment of VAT Receivables by such Borrower were filed in Italy at such time;

“Break Costs” means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Term in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Term;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Specified Business Day following such receipt or recovery and ending on the last day of the current Term;

“Budget” means the budget, prepared in accordance with the Applicable Accounting Principles and produced by the chief financial officer of the Avis Europe Group and approved by the board of directors of Avis Europe, in a form satisfactory to the Facility Agent and including the information required to be delivered to the Facility Agent pursuant to Clause 17.2 (Budget), the first such budget to be delivered for the financial year beginning on 1 January 2011;

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open for business in Paris and is a TARGET Day;

“Calculation Date” means:

(a)	the last calendar day of the calendar month preceding the first Utilisation Date or, if such date is less than 10 Specified Business Days before the first Utilisation Date, the date falling 10 Specified Business Days before the first Utilisation Date; and

(b)	thereafter, the last day of each calendar month;

“Capitalised Cost” means, with respect to each Vehicle purchased by an Ultimate Borrower, the price paid or to be paid (in each case, excluding any part thereof which represents VAT) for such Vehicle to the Vehicle Dealer, Vehicle Manufacturer or other person selling such Vehicle (after deduction of any discounts, including delivery charges but excluding taxes and any registration or titling fees unless capitalised by the relevant Ultimate Borrower in accordance with the Vehicle Dealer Purchase Agreement, the Vehicle Dealer Buy-Back Agreement, the Vehicle Manufacturer Purchase Agreement and the Vehicle Manufacturer Buy-Back Agreement, as applicable, corresponding to such Vehicle), provided that such Vehicle has been accounted for by such Ultimate Borrower;

“Centre of Main Interests” has the meaning given to it in Article 3(1) of Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Proceedings;

“Charged Assets” means the assets over which Security is expressed to be created pursuant to any Security Document;

“Closing Date” means the date on which the Acquisition was completed (being 3 October 2011);

“Commitment” means:

(a)	in relation to an Original Lender, the amount in Euro set opposite its name in the table in Schedule 1 (Lenders and their Commitments) in relation to the relevant Tranche and the amount in such currency of any other Commitments transferred to it under this Agreement (as such amount may be adjusted from time to time in accordance with Clause 2.1 (Grant of the Facility));

(b)	in relation to any Dual Tranche Lender (other than the Original Lenders), the amount in Euro of any Commitments transferred to it under this Agreement (as such amount may be adjusted from time to time in accordance with Clause 2.1 (Grant of the Facility)); and

(c)	in relation to any other Lender, the amount in Euro of any Commitments transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement;

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate);

“Concentration Limits” means the following limits:

(a)	the percentage of Eligible Vehicles in the Vehicle Fleet which are At Risk Assets in aggregate shall not exceed 60 per cent. of the Vehicle Fleet;

(b)	the percentage of Eligible Vehicles in the Vehicle Fleet which are purchased from the same Vehicle Manufacturer Group, where the lower of the ratings assigned to such Vehicle Manufacturer Group by Moody’s and S&P is (i) Baa2 or higher by Moody’s or (ii) BBB or higher by S&P, shall not exceed 45 per cent. of the Vehicle Fleet;

(c)	the percentage of Eligible Vehicles in the Vehicle Fleet which are purchased from the same Vehicle Manufacturer Group, where the lower of the ratings assigned to such Vehicle Manufacturer Group by Moody’s and S&P is (i) Ba1 or above but below Baa2 by Moody’s or (ii) BB+ or above but below BBB by S&P, shall not exceed 15 per cent. of the Vehicle Fleet;

(d)	the percentage of Eligible Vehicles in the Vehicle Fleet which have the same Vehicle Manufacturer Group, where such Vehicle Manufacturer Group is not rated by either Moody’s or S&P or the lower of the ratings assigned to such Vehicle Manufacturer Group by Moody’s and S&P is (i) Ba2 or below by Moody’s or (ii) BB or below by S&P, shall not exceed 10 per cent. of the Vehicle Fleet;

(e)	the percentage of Eligible Vehicles in the Vehicle Fleet in respect of which the relevant Vehicle Manufacturer Groups are not rated by Moody’s or S&P or the lower of the ratings assigned to such Vehicle Manufacturer Group by Moody’s and S&P is (i) Ba3 or below by Moody’s or (ii) BB- or below by S&P, shall not exceed 25 per cent. of the Vehicle Fleet;

(f)	the percentage of Eligible Vehicles in the Vehicle Fleet in respect of which the lower of the ratings assigned to the relevant Vehicle Manufacturer Groups are (i) Ba1 or below by Moody’s or (ii) BB+ or below by S&P, shall not exceed 55 per cent. of the Vehicle Fleet;

(g)	the percentage of Eligible Vehicles in the Vehicle Fleet in respect of which the holder of the certificate of title and/or registration (as applicable) is incorporated in Spain shall not exceed 40 per cent. of the Vehicle Fleet;

(h)	the percentage of Eligible Vehicles in the Vehicle Fleet in respect of which the holder of the certificate of title and/or registration (as applicable) is incorporated in Italy shall not exceed 45 per cent. of the Vehicle Fleet; and

(i)	the aggregate percentage of Eligible Vehicles in the Vehicle Fleet which are (i) At Risk Assets or (ii) Programme Assets in respect of which the lower of the ratings assigned to the relevant Vehicle Manufacturer Group is (x) Ba1 or below by Moody’s or (y) BB+ or below by S&P shall not exceed 85 per cent. of the Vehicle Fleet, provided that, where the limit on the percentage of Eligible Vehicles in the Vehicle Fleet which are purchased from the same Vehicle Manufacturer Group calculated in accordance with the above paragraphs is less than:

(i)	25 per cent. of the Vehicle Fleet, where the relevant Vehicle Manufacturer Group is the Fiat Group the limit shall be 25 per cent. of the Vehicle Fleet; and

(ii)	15 per cent. of the Vehicle Fleet, where the relevant Vehicle Manufacturer Group is the Ford Group the limit shall be 15 per cent. of the Vehicle Fleet.

In this definition, the “percentage of Eligible Vehicles” shall be the percentage of the aggregate Net Book Value of Eligible Vehicles in the Vehicle Fleet and the rating assigned to a Vehicle Manufacturer Group shall be the rating of the Vehicle Manufacturer Group Rating Entity (as defined in Schedule 13 (Vehicle Manufacturer Group Table));

“Confidential Information” means all information relating to any Obligor, the Avis Europe Group, the Senior Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Senior Finance Documents or the Facility from either:

(a)	any Obligor or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 40 (Confidentiality);

(ii)	is identified in writing at the time of delivery as non-confidential by any Obligor or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Obligors and the Avis Europe Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Co-ordinator and the Facility Agent;

“Co-ordinator” means Finco in accordance with Clause 6 (Co-ordinator);

“Core Country” means each of Germany, Italy and Spain;

“Country Group” means each of (i) the Italian Obligors collectively; (ii) the Spanish Obligors collectively; and (iii) the German Obligors collectively;

“CTA” means the Corporation Tax Act 2009;

“Default” means any Event of Default or Potential Event of Default;

“Depreciation Charge” means, with respect to each Vehicle, the product of (a) the Depreciation Percentage applicable to the month ending on the Calculation Date at issue multiplied by (b) the applicable Capitalised Costs;

“Depreciation Percentage” means, with respect to each Vehicle:

(a)	which is a Programme Asset, the monthly depreciation percentage set forth in the applicable Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement (if any) in respect of such Vehicle or, in the absence of such a depreciation percentage in such Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement, a monthly depreciation percentage calculated in accordance with GAAP consistently applied; and

(b)	which is a Non Programme Asset, a monthly depreciation percentage calculated in accordance with GAAP consistently applied,

provided that, with respect to the foregoing determinations, such determinations shall be made no less frequently than on each Calculation Date falling in March, June, September and December of each year and on each additional date as may be required by the Applicable Accounting Principles;

“Designated Currency” means Euro;

“Designated Currency Amount” means, in relation to any amount required to be determined hereunder, (a) if such amount (or portion thereof) is denominated in a Designated Currency, such amount or portion in such Designated Currency and (b) if such amount (or portion thereof) is denominated in a currency other than such Designated Currency, the Designated Currency Equivalent of such amount or portion, in each case as at such date of determination;

“Designated Currency Equivalent” means, in relation to an amount denominated or expressed in any currency other than the relevant Designated Currency, the equivalent thereof in such Designated Currency calculated at the Agent’s Spot Rate of Exchange as at the relevant date of determination;

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Senior Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Senior Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Senior Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

“Dual Tranche Lender” means any Lender under one Tranche (x) which is also a Lender under the other Tranche (the “Second Tranche”); or (y) where any Affiliate or branch of that Lender is a Lender under the Second Tranche and “Dual Tranche Lender Group” means in the case of (x), such Lender and, in the case of (y), such Lender together with any such Affiliate or branch;

“Dutch FleetCo” means FinCar Fleet B.V.;

“Dutch Parallel Debt Agreement” means the parallel debt agreement between, among others, the Security Agent and each of the Obligors dated on or about the date of the Borrower Accession Notice in respect of Dutch FleetCo;

“Eligible Asset” means, at any time and in relation to any Ultimate Borrower, the Eligible Vehicles and Eligible Receivables of such Ultimate Borrower;

“Eligible Italian Borrower” means an entity incorporated in Italy and which is not acting for the purposes of this Agreement through a permanent establishment (stabile organizzazione) outside Italy;

“Eligible Receivables” means, at any time and in relation to any Ultimate Borrower:

(a)	its Vehicle Manufacturer Receivables (other than its Excluded Vehicle Manufacturer Receivables);

(b)	its Vehicle Dealer Receivables to the extent the Ultimate Borrower has the benefit of retention of title provisions relating to the relevant Vehicles at the relevant time; and

(c)	its VAT Receivables,

provided that such receivables listed in paragraphs (a) and (b) above:

(i)	are not more than 90 days overdue and are evidenced by invoices in electronic or paper form;

(ii)	if owed by a legal entity or by an individual that is organised or resident in a country other than a European Union member country or the country in which such Ultimate Borrower or its Related Opco (as the case may be) is organised, then the Facility Agent has been provided with legal opinions satisfactory to it (acting reasonably) confirming that, subject to customary reservations and assumptions, such receivables are enforceable against the entity or individual that owes them;

(iii)	arise in the usual course of business of such Ultimate Borrower;

(iv)	are not owed by a sovereign debtor to the extent that the nature of such debtor materially and adversely prejudices the ability to obtain an effective legal assignment of such receivables;

(v)	are not owed by a debtor known by any Obligor to be subject to bankruptcy or insolvency proceedings; and

(vi)	can be freely and validly transferred (subject to any limitation or third party consent provided in the underlying contracts) (or are the subject of a security interest granted under the Security Documents in any jurisdiction), and provided further that this definition excludes any and all receivables owed by an Obligor to another Obligor;

“Eligible Receivables Amount” means, in relation to any Ultimate Borrower, the aggregate amount of its Eligible Receivables;

“Eligible SPV” means any SPV (a) which is the owner of a Vehicle Fleet, (b) which benefits directly from all Vehicle Manufacturer Purchase Agreements, Vehicle Dealer Purchase Agreements, Vehicle Manufacturer Buy-Back Agreements, Vehicle Dealer Buy-Back Agreements and/or insurance policies relating to such Vehicle Manufacturer Buy-Back Agreements and Vehicle Dealer Buy-Back Agreements, and all Vehicle Manufacturer Guarantees (if any), in each case in respect of its Vehicle Fleet, (c) which has entered into leasing and other related operational agreements with its Related Opco upon terms reasonably satisfactory to the Facility Agent and (d) in respect of which the Co-ordinator has confirmed that satisfactory due diligence has been completed;

“Eligible Vehicle” means a Vehicle (a) that is subject to a Vehicle Manufacturer Purchase Agreement or Vehicle Dealer Purchase Agreement, (b) if the Vehicle is subject to a Vehicle Manufacturer Buy-Back Agreement or a Vehicle Dealer Buy-Back Agreement, such Vehicle satisfies the conditions set forth in such Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement for such Vehicle to benefit from the buy-back commitment of such Vehicle Manufacturer or Vehicle Dealer (including in respect of age and maximum mileage limitations), (c) the certificate of title and/or registration (as applicable) for which is in the name of an Ultimate Borrower and (d) that is owned by an

Ultimate Borrower free and clear of all liens (other than a retention of title in favour of the corresponding Vehicle Manufacturer or Vehicle Dealer (as applicable)), provided that where a Vehicle is leased by an Opco to Affiliates, licensees or sub-licensees in accordance with its normal practice, the total number of such Vehicles leased to Affiliates, licensees or sub-licensees does not exceed 15 per cent. of the total number of Eligible Vehicles;

“Encumbrance” means:

(d)	a mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(e)	any arrangement under which money or the credit balance or other rights in respect of a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any person; or

(f)	any other type of agreement or arrangement (including title transfer and retention arrangements) having a similar effect;

“Engagement Letter” means the letter entitled “Securitisation Mandate Letter”, dated 4 October 2011 from the Mandated Lead Arranger to the Parent;

“Environment” means humans, animals, plants and all other living organisms, including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water);

“Environmental Claim” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating to any Environmental Law or Environmental Licence;

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste;

“Environmental Licence” means any Authorisations required at any time under Environmental Law;

“EU Insolvency Regulation” means Council Regulation (EC) No. 1346/2000 of 29 May 2000;

“EURIBOR” means, in relation to any Advance:

(a)	the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Co-ordinator and the Lenders; and

(b)	if no such rate is available for the Term of that Advance, the arithmetic mean (rounded upwards to four decimal places) of the rates as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the European interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in that currency and for that period, as of 11.00 a.m. (Brussels time) on the Quotation Day for Euro and for a period comparable to the Term of that Advance, and if any such rate is below zero, EURIBOR will be deemed to be zero;

“Euro Equivalent” means, in relation to an amount denominated or expressed in any currency other than Euro, the equivalent thereof in Euro calculated at the Agent’s Spot Rate of Exchange as at the relevant date of determination;

“Euro Lender” means a Lender whose Commitments under the Euro Tranche are greater than zero;

“Euro Tranche” has the meaning given to it in paragraph (a) of Clause 2.1 (Grant of the Facility);

“Event of Default” means any of the events or circumstances specified as such in Clause 20 (Events of Default);

“Excluded Vehicle Manufacturer Receivables” means, at any time and in relation to any Ultimate Borrower, any Vehicle Manufacturer Receivables in respect of which a Vehicle Manufacturer Event of Default has occurred;

“Existing Lender” has the meaning set out in Clause 30.1 (Assignments and Transfers by the Lenders);

“Extraordinary Depreciation Amount” means, with respect to all Vehicles in a given Vehicle Fleet which have been damaged (other than as a result of ordinary wear and tear), any additional extraordinary depreciation related to such damage corresponding to the reasonably expected loss in value of such Vehicles and, with respect to all Vehicles in such Vehicle Fleet which have been lost or stolen, any additional extraordinary depreciation equal to the Net Book Value of such Vehicles;

“Facility” means the revolving credit facility made available under this Agreement as described in Clause 2.1 (Grant of the Facility);

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement;

“Fee Available Commitment” means:

(a)	in respect of any Lender which is not a Dual Tranche Lender, the Available Commitment of such Lender;

(b)	in respect of any Italian Lender which is a Dual Tranche Lender, zero; and

in respect of any Euro Lender which is a Dual Tranche Lender, (i) an amount equal to the relevant Dual Tranche Lender Group’s Fixed Commitment Proportion of the aggregate Commitment which the Euro Lenders would have if no Advances were made on the Italian Tranche (regardless of whether any Advances have been made under the Euro Tranche); minus (ii) the aggregate participation of the Lenders comprising its Dual Tranche Lender Group in any Advances under the Facility;

“Fee Letter” means the letter from the Mandated Lead Arranger to the Parent dated on or around the date of this Agreement, as amended from time to time;

“Final Maturity Date” means the Settlement Date immediately after the date that is 24 months after the Acquisition Date;

“Finance Parties” means the Facility Agent, the Mandated Lead Arranger, the Security Agent and the Lenders;

“Financial Indebtedness” means (without double counting) any indebtedness in relation to or arising under or in connection with:

(a)	any money borrowed (including any overdraft);

(b)	any amount raised pursuant to any note purchase facility or the issue of debenture, bond, note or loan stock or any similar instrument;

(c)	any amount raised by acceptance under any acceptance credit facility or any dematerialised equivalent;

(d)	any receivable sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(e)	the purchase price of any asset or service to the extent payable by an Obligor after the time of sale or delivery to an Obligor, where the deferred payment is arranged as a method of raising finance (other than any deferred payment or grace period granted by a Vehicle Manufacturer or Vehicle Dealer in relation to the acquisition of the Eligible Vehicles);

(f)	the sale price of any asset or service to the extent paid to an Obligor before the time of sale or delivery by the Obligor liable to effect that sale or delivery, where the advance payment is primarily arranged as a method of raising finance;

(g)	any lease, hire purchase agreement, credit sale or conditional sale agreement in each case which would be treated as financial liabilities in accordance with Applicable Accounting Principles;

(h)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any currency, rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(i)	shares which are expressed to be redeemable;

(j)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(k)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(l)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (k) above;

“Finco” means Avis Finance Company Limited;

“Finco On-Loans” means each of the loans advanced by Finco to Spanish Opco and German Opco from time to time using the proceeds of an Advance, which loans shall be subject to an intercompany loan agreement in a form approved by the Facility Agent, acting reasonably;

“Finco Security Agreement” means the security agreement in respect of the Finco Subordinated Loan Agreement;

“Finco Subordinated Loan Agreement” means the subordinated loan agreement between, among others, Finco, Italian FleetCo and Dutch FleetCo;

“Fixed Commitment Proportion” means, in relation to any Dual Tranche Lender Group or, if a Lender is not a Dual Tranche Lender, such Lender, the proportions, expressed as a percentage, set out next to the name of such Dual Tranche Lender Group or, as the case may be, Lender in the Fixed Commitment Table, as amended by the Facility Agent in accordance with Clause 2A (Determining the Fixed Commitment Proportion) from time to time;

“Fixed Commitment Table” has the meaning given to it in Clause 2A (Determining the Fixed Commitment Proportion);

“Fleet Payables Amount” means, in relation to any Ultimate Borrower, an amount equal to the aggregate amount of any debt due by such Ultimate Borrower to Vehicle Manufacturers and/or Vehicle Dealers (excluding any amount in respect of VAT related thereto) and remaining outstanding at the relevant Calculation Date;

“Fraudulent Transfer Law” means any applicable US Bankruptcy Law or any applicable US state fraudulent transfer or conveyance law;

“Funds Flow Memorandum” means the funds flow memorandum referred to in paragraph 5 of Part 1 of Schedule 6 (Conditions Precedent);

“GAAP” means:

(a)	in relation to the Parent or any financial statement of the Parent, generally accepted accounting principles in the United States as in effect from time to time (“US GAAP”);

(b)	in relation to Avis Europe or any financial statement of Avis Europe, on a stand-alone basis, generally accepted accounting principles in the United Kingdom as in effect from time to time, but as a consolidated entity, US GAAP; and

(c)	in relation to any other Obligor or the SPV Borrowers or any financial statement of any other member of the Avis Europe Group, generally accepted accounting principles, standards and practices in the jurisdiction of incorporation of that entity;

“German Obligor” means an Obligor incorporated in Germany;

“German Opco” means Avis Budget Autovermietung GmbH & Co. KG;

“German Qualifying Lender” means, with respect to an Advance to a Borrower incorporated in Germany, a Lender which is beneficially entitled to the interest payable to that Lender under the Senior Finance Documents and:

(a)	is:

(i)	a company resident in Germany for Tax purposes;

(ii)	a partnership each member of which is:

(1)	a company resident in Germany for Tax purposes; or

(2)	a company not so resident in Germany which carries on a trade in Germany through a permanent establishment and with which that company’s interest in the partnership is effectively connected; or

(iii)	a company not so resident in Germany which carries on a trade in Germany through a permanent establishment with which its participation in the relevant Advance is effectively connected; or

(b)	is a German Treaty Lender;

“German Security” means any Security governed by German law;

“German Security Document” means each Security Document in relation to German Security;

“German Treaty Lender” means, with respect to an Advance to a Borrower incorporated in Germany, a Lender that:

(a)	is treated as a resident of a jurisdiction having a double taxation agreement with Germany which makes provision for full exemption from tax on payments of interest imposed by Germany, for the purposes of the relevant double taxation agreement;

(b)	does not carry on a business in Germany through a permanent establishment with which that Lender’s participation in the Advance is effectively connected; and

(c)	fulfils any other conditions that must be fulfilled under such treaty in order to qualify for the exemption referred to in paragraph (a) above, subject to the completion of any necessary procedural formalities;

“Group Business” means the acquisition, disposal, hiring, rent, financing of all types of vehicles, fleet management, licensing, franchising of any Intellectual Property Rights related to the activities of the Avis Europe Group and any other activity accessory or related to the main activities of the Avis Europe Group;

“Group Structure Chart” means the group structure chart or charts set out in Schedule 8 (Group Structure Chart);

“Guarantee” means, in respect of each Guarantor, the guarantee granted by such Guarantor pursuant to Clause 23.1 (Guarantee and Indemnity);

“Guarantors” means the Original Obligors and each Acceding Borrower until such time as such entity ceases to be a Guarantor in accordance with the terms of the Senior Finance Documents, and “Guarantor” means any one of them, as the context requires;

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

“IFRS” means international financial reporting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements;

“Increased Cost” means:

(a)	a reduction in the rate of return from the Facility or on a Finance Party’s (or an Affiliate’s) overall capital;

(b)	any additional or increased cost; or

(c)	any reduction of any amount due and payable under any Senior Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Senior Finance Document;

“Information Date” means the Specified Business Day falling three Specified Business Days before each Settlement Date;

“Initial Security Documents” means the documents listed in Part 2 of Schedule 6 (Conditions Precedent);

“Intellectual Property Rights” means any patent, trade mark, service mark, registered design, trade name or copyright or any licence to use any of the same;

“Interest Period” means, with respect to any Term, the period from and including the Utilisation Date to but excluding the next Settlement Date following such Utilisation Date;

“Invoices to be Received” means the aggregate amount of all Capitalised Costs related to each Vehicle Fleet accounted for but for which the corresponding invoice has not yet been received;

“ITA” means the Income Tax Act 2007;

“Italian Civil Code” means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.

“Italian FleetCo” means Avis Autonoleggio S.p.A. FleetCo S.A.p.A.;

“Italian Income Tax Consolidation Agreement” means the income tax consolidation agreement to be entered into between Italian Opco and Italian FleetCo;

“Italian Lender” means a Lender whose Commitment under the Italian Tranche is greater than zero;

“Italian Obligor” means Italian Opco and each other Borrower that is an Eligible Italian Borrower;

“Italian Opco” means Avis Budget Italia S.p.A.;

“Italian Qualifying Lender” means, in relation to an Advance to a Borrower incorporated in Italy:

(a)	a Lender that is a resident of Italy for Italian tax purposes and acts through a Facility Office located in Italy; or

(b)	a Lender acting through a Facility Office which is a permanent establishment (stabile organizzazione) in Italy for which any payment under the Advance is a business income (reddito d’impresa) pursuant to articles 81 and 152 of Italian Presidential Decree No. 917 of 22 December 1986; or

(c)	an Italian Treaty Lender;

“Italian Security” means any Security governed by Italian law;

“Italian Security Documents” means each Security Document in relation to Italian Security;

“Italian Usury Laws” means Law No. 108 of 7 March 1996 as amended and the ensuing decrees of the Ministry of Treasury of Italy;

“Italian Treaty Lender” means, in relation to an Advance to a Borrower incorporated in Italy, a Lender that:

(a)	is treated as a resident of a jurisdiction having a double taxation agreement with Italy which makes provision for full exemption from tax on payments of interest imposed by Italy for the purposes of the relevant double taxation agreement;

(b)	does not carry on a business in Italy through a permanent establishment with which that Lender’s participation in a Senior Finance Document is effectively connected; and

(c)	fulfils any other conditions which must be fulfilled under the relevant double taxation agreement for such residents to obtain full exemption from taxation on interest imposed by Italy, subject to the completion of any necessary procedural formalities.

“Italian VAT Sharing Agreement” means the VAT sharing agreement between Italian Opco and Italian Fleetco dated 18 May 2012;

“Joint Venture” means a joint venture entity with limited liability, whether a company, unincorporated entity, undertaking, joint venture, association, partnership or other entity, in which any Obligor has an interest from time to time not exceeding 50 per cent. of the issued share capital and/or voting rights;

“Law” means:

(a)	any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any relevant jurisdiction; and

(b)	any present or future directive, regulation, practice, concession or requirement which has the force of law and which is issued by any governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self-regulatory or other authority or agency;

“Lender” means any entity (whether or not such entity is a registered bank):

(a)	named in Schedule 1 (Lenders and their Commitments); or

(b)	which has become a Party hereto in accordance with Clause 30.1 (Assignments and Transfers by the Lenders),

and which has not ceased to be a Party hereto in accordance with the terms hereof;

“LMA” means the Loan Market Association;

“Majority Lenders” means at least two Lenders (and, for this purpose, a Dual Tranche Lender Group shall be regarded as a single Lender) whose Fixed Commitment Proportions aggregate more than 66 2/3 per cent.;

“Mandatory Cancellation Event” means any of the following events:

(a)	the Closing Date has not occurred by 30 October 2011; or

(b)	a Mandatory Prepayment Event occurs;

“Mandatory Cost Rate” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 2 (Mandatory Cost Formulae);

“Mandatory Prepayment Event” means any of the following events:

(a)	an Avis Europe Change of Control, an ABG Change of Control or Opco Change of Control occurs;

(b)	a Sale occurs; or

(c)	there are any Outstandings or accrued but unpaid interest outstanding at the Final Maturity Date;

“Master Definitions Schedule” means the master defintions schedule entered into by, among others, each Borrower SPV on the date on which the master lease agreement and the servicing agreement have been entered into by such Borrower SPV with among others the relevant Opco;

“Material Adverse Effect” means any effect, event or circumstance which is or would be reasonably materially adverse to:

(a)	(in respect of any Obligor other than the Parent) the financial condition, assets, operations, prospects or business of any such Obligor or the consolidated financial condition, assets, operations, prospects or business of such Obligors taken as a whole;

(b)	(in respect of the Parent) the financial condition, assets, operations or business of the Parent and its subsidiaries taken as a whole (it being understood that a bankruptcy filing by, or change in the actual or perceived credit quality of, or work stoppage affecting any of Ford, General Motors or Chrysler shall not by themselves constitute a Material Adverse Effect provided that such vehicle manufacturer has not failed to perform its material obligations to the Parent);

(c)	the ability of any Obligor to perform its payment obligations under the Senior Finance Documents; or

(d)	the validity, legality or enforceability of any Senior Finance Document;

“Measurement Month” with respect to any date and any Country Group means, collectively, each of the three periods most closely preceding such date, each of which periods shall consist of one calendar month or the smallest number of consecutive calendar months, in which (a) at least 250 Eligible Vehicles owned by the Obligors comprising the relevant Country Group which were At Risk Assets were sold at auction or otherwise or (b) at least one twelfth of the aggregate Net Book Value of such Eligible Vehicles owned by such Obligors as of the last day of each such period was sold at auction or otherwise; provided, however, that no calendar month included in any Measurement Month shall be included in any other Measurement Month;

“Measurement Month Average” means the lesser of (a) with respect to any Measurement Month and any Country Group, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of the VAT-exclusive amount of the proceeds of sale of all Eligible Vehicles owned by the Obligors comprising such Country Group which were At Risk Assets sold at auction or otherwise during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Eligible Vehicles on the dates of their respective sales and (b) 100 per cent.;

“Monthly Target Corporate Profit Amount” has the meaning given to it in the Master Definitions Schedule;

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating business;

“Necessary Authorisations” means all Authorisations (including any competition and other clearances necessary in relation to the Acquisition) of any person including any government or other regulatory authority required by applicable Law to enable any Obligor to carry on its business from time to time;

“Net Book Value” means, on a Calculation Date, with respect to each Vehicle, such Vehicle’s Capitalised Cost, minus the aggregate Depreciation Charges accrued from the date of registration of such Vehicle to such Calculation Date;

“New Lender” has the meaning set out in Clause 30.1 (Assignments and Transfers by the Lenders);

“New Vehicles” means, in relation to any Ultimate Borrower, any Vehicle acquired by such Ultimate Borrower after the date of this Agreement;

“Non Eligible Programme Asset” means each Eligible Asset which is the subject of a Vehicle Manufacturer Programme with a Vehicle Manufacturer in respect of which a Vehicle Manufacturer Event of Default has occurred;

“Non Programme Asset” means each Eligible Asset which is not the subject of a Vehicle Manufacturer Programme;

“Notification” means (a) in respect of any Revolving Advance, a duly completed notification in the form set out in Part 1 of Schedule 7 (Form of Notification) and (b) in respect of any Swingline Advance, a duly completed notification in the form set out in Part 2 of Schedule 7 (Form of Notification);

“Notification Date” means. in relation to a Swingline Advance, the Specified Business Day on which the Facility Agent receives a duly completed Utilisation Request for such Swingline Advance.

“Obligors” means the Parent, Avis Europe, the Borrowers and the other Guarantors;

“Opco” means each of the Italian Opco, the Spanish Opco and the German Opco;

“Opco Change of Control” means:

(a)

the Avis Europe Group ceasing to (x) own directly or indirectly at least 100 per cent. of the share capital of Finco or any Opco, or (y) have the right or ability to cast at least 100 per cent. of the votes capable of being cast in shareholders’ general meetings of Finco or any Opco or (z) have the right or ability to appoint or remove all directors (or equivalent officers) of the board of directors (or equivalent body) of Finco or any Opco or to give directions with respect to the operating and financial policies of any Opco with which the directors or other equivalent officers of Finco or such Opco (as applicable) are obliged to comply; or

(b)	the sale or other disposal of all or substantially all of the assets of Finco or any Opco (to the extent such disposal is not made to an Eligible SPV in relation to a Permitted Take-Out Financing);

“Original Borrower” means each of Finco and the Italian Opco;

“Original Euro Lender” means each person which is named in Schedule 1 (Lenders and their Commitments) whose Commitment under the Euro Tranche is greater than zero.

“Original Financial Statements” means:

(a)	in relation to Avis Europe, its audited consolidated financial statements for its financial year ended 31 December 2010;

(b)	in relation to each Original Obligor (other than German Opco and Italian Opco), its audited financial statements for its financial year ended 31 December 2010;

(c)	in relation to the German Opco the consolidated financial statements of AVIS Automervietung Beteiligungsgesellschaft mbH Oberursel for its financial year ended 31 December 2010;

(d)	in relation to the Italian Opco, its audited financial statements for its financial year ended 16 June 2010; and

(e)	in relation to any Acceding Borrower, its most recent audited financial statements (if any have yet been prepared for such Acceding Borrower) as of the date on which it becomes a Borrower in accordance with Clause 21 (Acceding Borrowers);

“Original Guarantors” means the Parent, Avis Europe, the Spanish Opco, the German Opco and the Original Borrowers;

“Original Italian Lender” means each person which is named in Schedule 1 (Lenders and their Commitments) whose Commitment under the Italian Tranche Commitment is greater than zero;

“Original Lender” means a person which is named in Schedule 1 (Lenders and their Commitments);

“Original Obligors” means the Co-ordinator, the Original Borrowers and the Original Guarantors;

“Outstandings” means all amounts outstanding from time to time under the Facility;

“Parent” means Avis Budget Car Rental, LLC, a Delaware limited liability company;

“Participating Member State” means any member of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union;

“Party” means a party to this Agreement;

“Permitted Avis Europe/Finco Guarantees” means any guarantee provided by Avis Europe or Finco as guarantor:

(a)	in respect of any Permitted Avis Europe/Finco Financial Indebtedness; or

(b)	arising in the ordinary course of Group Business (excluding financing other than as expressly included in this paragraph (b)), including in respect of:

(i) ordinary course rental and office facility lease obligations; and

(ii) hedging arrangements for fixing of interest rate risk and foreign exchange risk,

in either case, not involving any counter-indemnity obligation of either Avis Europe or Finco (other than any Permitted Counter-Indemnities, as defined in Clause 19.3 (Loans and Financial Indebtedness)).

“Permitted Take-Out Financing” means, at any time in relation to any Borrower SPV, any transaction or series of related transactions providing for the securitisation of any Vehicle Fleet, Eligible Receivables or other assets of such Borrower, provided however, that such securitisation shall relate to the entire Vehicle Fleet of such Borrower SPV and shall be (a) on terms acceptable to the Mandated Lead Arranger and (b) substantially in line with the terms of the Engagement Letter, and provided that in each case the Vehicle Fleet which is the subject of the securitisation complies with the Vehicle Fleet Concentration Limits;

“Permitted Take-Out Financing Amount” means, with respect to a Take-Out Borrower, the aggregate principal amount of the indebtedness incurred with respect to a Permitted Take-Out Financing applicable to such Take-Out Borrower and applied, if there are any proceeds received by a Take-Out Borrower in relation to a Permitted Take-Out Financing, to the repayment of the Outstandings of such Take-Out Borrower to the extent required by Clause 11.3 (Mandatory Prepayment in Full);

“Permitted Take-Out Financing Document” means any agreement entered into by an Obligor that documents one or more aspects of a Permitted Take-Out Financing;

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Senior Finance Documents;

(b)	any transaction required in order to effect a Permitted Take-Out Financing; or

(c)	transactions (other than the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

“Potential Event of Default” means any event which (with the expiry of a grace period, the giving of notice or the making of any determination under the Senior Finance Documents or any combination of any of the foregoing) would constitute an Event of Default;

“Prepayment Account” means an interest bearing account in the name of the applicable Borrower with the Security Agent (bearing interest at the market rate applicable at such time to any such interest bearing accounts held with such bank) in relation to a Permitted Take-Out Financing Amount which is pledged, charged or assigned to the Finance Parties represented by the Security Agent or to the Security Agent pursuant to the Security Documents from which the only withdrawals which may be made by the applicable Take-Out Borrower are provided in Clause 11.6 (Prepayment Accounts);

“Programme Asset” means each Eligible Asset which is the subject of a Vehicle Manufacturer Programme;

“Proportion” in relation to a Lender, means:

(a)	in relation to an Advance to be made under this Agreement, the proportion borne by such Lender’s Available Commitment in respect of the relevant Tranche to the aggregate Available Commitment in relation to such Tranche;

(b)	in relation to an Advance or Advances outstanding under this Agreement, the proportion borne by such Lender’s share of the amount of such Advance or Advances to the total amount thereof;

(c)	if paragraph (a) above does not apply and there are no Outstandings, the proportion borne by the aggregate of such Lender’s Available Commitment to the Available Facility (or, if the Available Facility is then zero, by its Available Commitment to the Available Facility immediately prior to its reduction to zero); and

(d)	if paragraph (b) above does not apply and there are any Outstandings, the proportion borne by such Lender’s share of the amount of the Outstandings to the amount of all the Outstandings for the time being, in each case, as adjusted pursuant to Clause 2B (Rebalancing Lender Proportions) and provided that nothing in this definition shall require any Lender to advance more than its Commitment from time to time;

“Protected Party” means a Finance Party which is or will be subject to any tax liability in relation to any amount payable under or in relation to a Senior Finance Document;

“Qualifying Lender” means an Italian Qualifying Lender, a German Qualifying Lender, a Spanish Qualifying Lender and/or a United Kingdom Qualifying Lender, as the case may be;

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, at 11.00 a.m. (Brussels time) two TARGET Days before the first day of that period, provided that if market practice differs in the Relevant Interbank Market for a currency, the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days);

“Rebalancing Date” means an Advance Rebalancing Date, a Cancellation Rebalancing Date, a Transfer Rebalancing Date or a Repayment Rebalancing Date (as applicable);

“Receivables Charge” means a first ranking security assignment (or equivalent first ranking security interest) in respect of receivables in the agreed form executed or to be executed in favour of the Finance Parties represented by the Security Agent, as security for all the actual, contingent, present and/or future obligations and liabilities of the relevant Obligor under or pursuant to the Senior Finance Documents;

“Reference Banks” means, in relation to EURIBOR and Mandatory Cost Rate, the principal offices in Paris of Crédit Agricole Corporate and Investment Bank, BNP Paribas and The Royal Bank of Scotland or such other bank or banks as may be appointed as such by the Facility Agent after consultation with the Co-ordinator;

“Related Fund” means, in relation to a fund (the “first fund”), any other fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, any other fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

“Related Opco” means, in relation to an SPV, the Opcos to which such SPV leases Vehicles;

“Relevant Interbank Market” means the European interbank market;

“Relevant Jurisdiction” means, in relation to an Obligor, its jurisdiction of incorporation;

“Repayment Date” means, in relation to any Advance, the last day of its Term being a Settlement Date;

“Repeating Representations” means each of the representations and warranties set out in Clause 16 (Representations) other than those set out in:

(a)	Clause 16.6 (No Filing or Stamp Taxes);

(b)	Clause 16.11 (Original Financial Statements);

(c)	Clause 16.16 (Structure);

(d)	Clause 16.17 (Environmental Matters);

(e)	Clause 16.21 (Pension Plans); and

(f)	Clause 16.25 (Centre of Main Interests);

“Reporting Date” means the Specified Business Day falling two Specified Business Days before each Information Date;

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws affecting the rights of creditors generally and by general equitable principles, the time-barring of claims under applicable statutes of limitation, rules against penalties and similar principles and any other reservations or qualifications of law contained in any legal opinion delivered to the Facility Agent pursuant to the Senior Finance Documents;

“S&P” means Standard & Poor’s Ratings Services (a division of The McGraw-Hill Companies, Inc.) or any successor to its rating business;

“Sale” means the sale or other disposal of all or substantially all of the assets of Avis Europe, or all or substantially all of the business of Avis Europe, other than to any SPVs as contemplated hereunder;

“Secured Finance Party” means any Finance Party;

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Security Documents” means:

(a)	each of the Initial Security Documents;

(b)	any other document (executed at any time) conferring or evidencing any Encumbrance, guarantee or other assurance against financial loss for, or in respect of, any of the obligations of the Obligors under this Agreement and designated as a Security Document by the Facility Agent and the Co-ordinator in writing; and

(c)	any other document executed at any time pursuant to any covenant in any of the Security Documents referred to in paragraph (a) or (b) above;

“Security Principles” means the principles listed on Schedule 9 (Security Principles);

“Senior Finance Documents” means this Agreement, any Borrower Accession Notice, the Security Documents, the Subordination Agreement, the ABCR Subordination Agreement, the Fee Letter, the Engagement Letter, the Dutch Parallel Debt Agreement and any other document designated in writing as a “Senior Finance Document” by the Facility Agent and the Co-ordinator;

“Settlement Date” means:

(a)	17 October 2011 or such other date as the Co-ordinator and the Facility Agent may agree; and

(b)	thereafter to and including the Final Maturity Date, the 20th day of each calendar month and, if this day is not a Specified Business Day, the next Specified Business Day;

“Spanish Civil Procedural Law” means Law 1/2000 of 7 January (Ley de Enjuiciamiento Civil);

“Spanish Group Member” means a member of the Avis Europe Group incorporated in Spain;

“Spanish Guarantor” means a Guarantor incorporated in Spain;

“Spanish Obligor” means an Obligor incorporated in Spain;

“Spanish Opco” means Avis Alquile un Coche S.A.;

“Spanish Public Document” means a documento público, being an escritura pública, póliza or efecto intervenido por fedatario público;

“Spanish Qualifying Lender” means, in relation to an Advance to a Borrower incorporated in Spain, a Lender which is beneficially entitled to the interest payable to that Lender under the Senior Finance Documents and:

(a)	is a Spanish credit entity or financial credit establishment registered with the Bank of Spain to which the provisions set out in the first paragraph of section (c) of Article 59 of Spanish Royal Decree 1777/2004 of 30 July 2004 apply;

(b)	is a Spanish permanent establishment of a non-Spanish financial institution to which the provision set out in the second paragraph of Article 8.1 of Spanish Royal Decree 1776/2004 of 30 July 2004 apply, and provided that the income derived from the interest paid by the Spanish Borrower is effectively connected to such Spanish permanent establishment;

(c)	is a resident for tax purposes in a member state of the European Union (other than Spain) not acting for the purposes of this contract through a permanent establishment in Spain or being a permanent establishment of such European Union resident located in another member state of the European Union (other than Spain), provided that they are not acting through a territory considered a tax haven (as defined in the Spanish tax regulations) and provided that the income derived from the interest paid by the Spanish Obligor is effectively connected to such European Union resident or European Union permanent establishment; or

(d)	is a Spanish Treaty Lender;

“Spanish Treaty Lender” means, in relation to an Advance to a Borrower incorporated in Spain, a Lender that (a) is treated as a resident of a jurisdiction having a double taxation agreement with Spain which makes provision for full exemption from tax on payment of interest imposed by Spain, for the purposes of the relevant double taxation agreement, and (b) does not carry on a business in Spain through a permanent establishment with which that Lender’s participation in a Senior Finance Document is effectively connected;

“Specified Business Day” means a day (other than a Saturday or a Sunday) on which banks generally are open for business in London, New York, Paris, Frankfurt am Main, Madrid and Milan;

“SPV” means any person that:

(a)	is organised as a special purpose company, partnership or other legal person and satisfies the “bankruptcy remote” criteria of each Lender;

(b)	is formed principally for the purpose of (i) leasing Vehicles to an Opco in relation to the Facility, (ii) purchasing and selling (conditionally or otherwise) Vehicles and/or (iii) becoming an Eligible SPV; and

(c)	is organised in (i) a Core Country in relation to the Facility or (ii) any other jurisdiction satisfactory to the Facility Agent (acting reasonably);

“SPV Operating Document” means any operating document to which a Borrower SPV is a party (including, without limitation, any master operating lease agreement, servicing agreement, the Master Definitions Schedule, the VAT Loan Agreement, any shareholders’ agreement and the Borrower SPV’s constitutional documents) entered into from time to time with the prior written approval of the Majority Lenders;

“SPV Security Document” means any Security Document to which a Borrower SPV is a party;

“Subordination Agreement” means the subordination agreement dated 5 December 2011 entered into between, among others, Avis Europe, the Original Borrowers, the Original Guarantors, the Mandated Lead Arranger, the Facility Agent, the Security Agent and the Lenders;

“Subsidiary” means, in relation to any company, corporation or legal entity (a “holding company”), any company, corporation or legal entity:

(a)	which is controlled, directly or indirectly, by the holding company;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(c)	which is a subsidiary of another subsidiary of the holding company,

and, for these purposes, a company, corporation or legal entity shall be treated as being controlled by another if that other company, corporation or legal entity is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

“Swingline Rate” means, in respect of any Swingline Advance to the extent that there is no EURIBOR available for the exact period of such Swingline Advance, the linear interpolation of (a) the EURIBOR available for the period the duration of which is closest to the period of such Swingline Advance without exceeding it and (b) the EURIBOR available for the period the duration of which exceeds the period of such Swingline Advance by the fewest days possible;

“Take-Out Borrower” means a Borrower SPV which is itself subject to a Permitted Take-Out Financing;

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007;

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro;

“Tax” and “tax” means any tax, levy, impost, duty or other charge or withholdings of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying the same);

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Senior Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company;

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax;

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment made or to be made under a Senior Finance Document;

“Tax Payment” means either the increase in any payment made by an Obligor to a Finance Party under paragraph (c) of Clause 12.1 (Tax Gross-up) or any amount payable under Clause 12.2 (Tax Indemnity);

“Term” means, save as otherwise provided herein, in relation to an Advance, a period beginning on the Utilisation Date for such Advance and ending on:

(a)	in the case of a Revolving Advance, the first Settlement Date to occur following the Utilisation Date relating to such Revolving Advance; and

(b)	in the case of a Swingline Advance, the first Settlement Date to occur following the Utilisation Date relating to such Swingline Advance;

“Total Asset Value” means, as at any Calculation Date, the aggregate of the Borrower Asset Value of all the Ultimate Borrowers at such Calculation Date, provided that the Eligible Vehicles which are in excess of the Concentration Limits on any given Calculation Date shall not be taken into account in determining the Total Asset Value;

“Total Borrowing Base” means, as at any Calculation Date, the Advance Rate multiplied by the Total Asset Value as at such Calculation Date;

“Total Commitments” means €350,000,000 less any Commitments cancelled or reduced in respect of the Euro Tranche under this Agreement from time to time;

“Tranches” means the Italian Tranche and the Euro Tranche and “Tranche” means any one or more of them, as the context requires;

“Transaction Documents” means the Senior Finance Documents;

“Transfer Certificate” means a duly completed transfer certificate substantially in the form set out in Schedule 10 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Co-ordinator;

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate;

“Transition Date” means, in respect of each SPV and its Related Opco, the date on which each Eligible SPV accedes to the Agreement as a Borrower pursuant to Clause 21 (Acceding Borrowers);

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate, price or index;

“Treaty Lender” means a UK Treaty Lender, a German Treaty Lender, an Italian Treaty Lender or a Spanish Treaty Lender, as the case may be;

“UK Non-Bank Lender” means, where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Assignment Agreement or Transfer Certificate which it executes on becoming a Party;

“UK Obligor” means an Obligor incorporated in the United Kingdom;

“UK Treaty Lender” means a Lender which:

(a)	is treated as a resident of a UK Treaty State for the purposes of the UK Treaty;

(b)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)	fulfils any other conditions which must be fulfilled under the Treaty by residents of that UK Treaty State for such residents to obtain full exemption from taxation on interest imposed by the United Kingdom, subject to the completion of any necessary procedural formalities;

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest;

“Ultimate Borrower” means each of the German Opco and the Spanish Opco (in each case whilst it is a borrower under any Finco On-Loan), the Italian Opco (whilst it is a Borrower) and each Borrower SPV;

“UNCITRAL Regulations” means the Cross-Border Insolvency Regulations 2006, SI2006/1030;

“United Kingdom Qualifying Lender” means, in relation to an Advance to a Borrower incorporated in the United Kingdom:

(a)	a Lender (other than a Lender within paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an Advance under a Senior Finance Document and is:

(i)	a Lender:

(1)	which is a bank (as defined for the purpose of section 879 of the ITA) making an Advance under a Senior Finance Document; or

(2)	in respect of an Advance made under a Senior Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that Advance was made,

and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that Advance; or

(ii)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that Advance that falls to it by reason of Part 17 of the CTA;

(3)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that Advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(b)	a UK Treaty Lender; or

(c)	a building society (as defined for the purpose of section 880 of the ITA) making an Advance under a Senior Finance Document;

“Unpaid Sum” means any sum due and payable by an Obligor under any Senior Finance Document but unpaid;

“US” and “United States” means the United States of America, its territories and possessions;

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other United States federal or state bankruptcy, insolvency or similar law;

“US Guarantor” means a Guarantor that is organized, incorporated or formed under the laws of the United States or any State thereof (including the District of Columbia);

“Utilisation” means a utilisation of the Facility under this Agreement;

“Utilisation Date” means:

(a)	the date on which a Revolving Advance is to be made, which shall be a Settlement Date; and

(b)	the date on which a Swingline Advance is to be made (or is required to be made), which shall be the Specified Business Day falling three Specified Business Days after the Notification Date;

“Utilisation Request” means, in the case of all Advances, a duly completed notice substantially in the form set out in Schedule 12 (Utilisation Request);

“Value Added Tax Group” means any Obligors which form part of a VAT group permitted under Article 11 of Council Directive 2006/112/EC;

“VAT” means:

(a)	any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and supplemental legislation and regulations); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above or elsewhere;

“VAT Loan Agreement” means the loan agreement entered into between Finco as lender and Italian FleetCo as borrower pursuant to which loans may be advanced to enable Italian FleetCo to fund the VAT payable in connection with the purchase of Vehicles;

“VAT Payables” means, at any time and in relation to any Ultimate Borrower, the aggregate of all VAT payments owed by such Ultimate Borrower to the relevant taxation authority at such time;

“VAT Payables Amount” means, in relation to any Obligor, the aggregate amount of its VAT Payables;

“VAT Receivables” means, in relation to any Ultimate Borrower, and at any time as long as the Borrower Vehicle Fleet NBV taken into account for the calculation of the Borrower Asset Value of such Ultimate Borrower is positive, the aggregate of all VAT repayments owed by the relevant taxation authority to such Ultimate Borrower at such time and in respect of which evidence satisfactory to the Facility Agent (acting reasonably) has been received that such VAT repayment is owed to the relevant Ultimate Borrower, but excluding any VAT repayment in respect of which security in form and substance acceptable to the Security Agent has not been provided to the Security Agent in accordance with the Security Documents;

“Vehicle” means each passenger automobile or truck owned by the Ultimate Borrowers (including all redesignations, substitutions, replacements and exchanges with respect to such vehicles), together, in each case, with any replacement parts and repairs thereto;

“Vehicle Dealer” means, in relation to any Vehicle, the dealership (being an entity which is in the business of buying and selling cars and which is not a member of any Vehicle Manufacturer Group) which sells or buys such Vehicle to or from the relevant Ultimate Borrower;

“Vehicle Dealer Buy-Back Agreement” means, in relation to any Ultimate Borrower:

(a)	any agreement between such Ultimate Borrower and a Vehicle Dealer entered into prior to the date hereof with respect to the purchase by the Ultimate Borrower (from a Vehicle Dealer or Vehicle Manufacturer), and purchase by a Vehicle Dealer (from the Ultimate Borrower), of any Vehicle in accordance with the terms thereof; and

(b)	any agreement between such Ultimate Borrower and a Vehicle Dealer entered into on or after the date hereof with respect to the purchase by such Ultimate Borrower (from a Vehicle Dealer or Vehicle Manufacturer), and purchase from such Vehicle Dealer (from the Ultimate Borrower), of Vehicles, provided that such agreement is consistent with the Vehicle Dealer Buy-Back Agreement existing on the Closing Date with such Vehicle Dealer (if any) taking into consideration any change in the relevant Vehicle Dealer’s policy, or in the absence of such Vehicle Dealer Buy-Back Agreement, is in form and substance satisfactory to the Facility Agent (acting reasonably) and is consistent, in particular with respect to minimum holding periods, reconditioning and other costs incurred upon resale of Vehicles, with other Vehicle Dealer Buy-Back Agreements of such Ultimate Borrower;

“Vehicle Dealer Purchase Agreement” means, in relation to any Ultimate Borrower:

(a)	any purchase agreement between such Ultimate Borrower and a Vehicle Dealer entered into prior to the date hereof with respect to any Vehicle; and

(b)	any purchase agreement between such Ultimate Borrower and a Vehicle Dealer entered into on or after the date hereof with respect to any Vehicle, provided that such agreement is consistent with the Vehicle Dealer Purchase Agreement existing on the Closing Date with such Vehicle Dealer (if any) taking into consideration any change in the relevant Vehicle Dealer’s policy or, in the absence of such Vehicle Dealer Purchase Agreement, is in form and substance satisfactory to the Facility Agent (acting reasonably) and is consistent with other Vehicle Dealer Purchase Agreements of such Borrower;

“Vehicle Dealer Receivables” means, at any time and in relation to any Ultimate Borrower, the aggregate of the unpaid portion of all amounts (excluding amounts in respect of VAT) owed by any Vehicle Dealer to such Ultimate Borrower at such time pursuant to the disposition by such Borrower of any Vehicle under any Vehicle Dealer Buy-Back Agreement;

“Vehicle Fleet” means, at any Calculation Date and in relation to any Eligible SPV or Opco, all Eligible Vehicles that have been delivered to such Eligible SPV or Opco (as the case may be) in a Core Country, provided that in relation to a Borrower that is an Eligible SPV, any Eligible Vehicle which is leased by such SPV to its Related Opco pursuant to a finance or capital lease will be deemed to comply with the delivery requirement in this definition if such Eligible Vehicle is legally and beneficially owned by such SPV free and clear of all liens (other than a retention of title in favour of the corresponding Vehicle Manufacturer or Vehicle Dealer (as applicable));

“Vehicle Manufacturer” means, in relation to any Vehicle, any member of a Vehicle Manufacturer Group who is party to a Vehicle Manufacturer Purchase Agreement in respect of such Vehicle with any Ultimate Borrower;

“Vehicle Manufacturer Buy-Back Agreement” means, in relation to any Ultimate Borrower:

(a)	any agreement between such Ultimate Borrower and a Vehicle Manufacturer entered into prior to the date hereof with respect to the purchase by such Ultimate Borrower, and the buy-back by such Vehicle Manufacturer, of any Vehicle in accordance with the terms thereof; and

(b)	any agreement between such Ultimate Borrower and a Vehicle Manufacturer entered into on or after the date hereof with respect to the purchase by such Ultimate Borrower, and the buy-back by such Vehicle Manufacturer, of any Vehicle, provided that such agreement is consistent with the Vehicle Manufacturer Buy-Back Agreements existing on the Closing Date with such Vehicle Manufacturer (if any) taking into consideration any change in the relevant Vehicle Manufacturer’s policy or, in the absence of such Vehicle Manufacturer Buy-Back Agreement, is in form and substance satisfactory to the Facility Agent (acting reasonably) and is consistent, in particular with respect to minimum holding periods, reconditioning and other costs incurred upon resale of Vehicles, with other Vehicle Manufacturer Buy-Back Agreements of such Ultimate Borrower;

“Vehicle Manufacturer Event of Default” means, with respect to any Vehicle Manufacturer, either of the following circumstances:

(a)	the relevant Vehicle Manufacturer has failed to pay when due pursuant to the terms of the relevant Vehicle Manufacturer Programmes and:

(i)	such failure continues unremedied for a period of 30 calendar days or more, the Euro Equivalent of €30,000,000 at such time;

(ii)	such amounts are not being contested in good faith by such Vehicle Manufacturer as evidenced in writing questioning the accuracy of amounts paid or payable with respect to certain Vehicles subject to Vehicle Manufacturer Programmes entered into by such Vehicle Manufacturer, (but excluding amounts arising pursuant to a general repudiation by such Vehicle Manufacturer of all of its obligations under all of its Vehicle Manufacturer Programmes with such Ultimate Borrowers); and

(iii)	such Ultimate Borrowers have not established an adequate reserve (as determined by such Ultimate Borrowers, acting reasonably) in respect of such amounts; or

(b)	any of the events described in Clause 20.6 (Insolvency), Clause 20.7 (Insolvency Proceedings), or Clause 20.9 (Execution or Distress) occur in respect of such Vehicle Manufacturer and/or the Vehicle Manufacturer Group Head Entity of the Vehicle Manufacturer Group of which such Vehicle Manufacturer is a member;

“Vehicle Manufacturer Group” means each vehicle manufacturer group identified as such in Schedule 13 (Vehicle Manufacturer Group Table) as such Schedule may be amended from time to time as provided for therein, it being provided that each such Vehicle Manufacturer Group shall include (a) the relevant Vehicle Manufacturer Group Head Entity set out in the relevant column in the above-mentioned table opposite that group, (b) the relevant Vehicle Manufacturer Group Rating Entity set out in the relevant column in the above-mentioned table opposite that Group (if any) and (c) any Subsidiary of such Vehicle Manufacturer Group Head Entity, (and each such entity shall be a “member” of such Vehicle Manufacturer Group);

“Vehicle Manufacturer Group Head Entity” has the meaning ascribed to it in the table set out in Schedule 13 (Vehicle Manufacturer Group Table) with respect to the relevant Vehicle Manufacturer Group;

“Vehicle Manufacturer Group Rating Entity” has the meaning ascribed to it in the table set out in Schedule 13 (Vehicle Manufacturer Group Table) with respect to the relevant Vehicle Manufacturer Group;

“Vehicle Manufacturer Guarantee” means, in relation to any Vehicle Dealer and any Vehicle Dealer Buy-Back Agreement, any guarantee granted by a Vehicle Manufacturer benefiting any Ultimate Borrower with respect to the obligations of such Vehicle Dealer under such Vehicle Dealer Buy-Back Agreement, which guarantee, if entered into after the date hereof, shall be in form and substance satisfactory to the Facility Agent (acting reasonably);

“Vehicle Manufacturer Programme” means, in relation to any Ultimate Borrower and any Vehicle Manufacturer, any Vehicle Manufacturer Buy-Back Agreement to which such Vehicle Manufacturer and such Ultimate Borrower are parties and any Vehicle Manufacturer Guarantee from which such Ultimate Borrower benefits;

“Vehicle Manufacturer Purchase Agreement” means, in relation to any Ultimate Borrower:

(a)	any purchase agreement between such Ultimate Borrower and a Vehicle Manufacturer entered into prior to the date hereof with respect to any Vehicle; and

(b)	any purchase agreement between such Ultimate Borrower and a Vehicle Manufacturer entered into on or after the date hereof with respect to any Vehicle, provided that such agreement is consistent with the Vehicle Manufacturer Purchase Agreement and Vehicle Manufacturer Buy-Back Agreement existing on the Closing Date with such Vehicle Manufacturer (if any) taking into consideration any change in the relevant Vehicle Manufacturer’s policy or, in the absence of such Vehicle Manufacturer Purchase Agreement, is in form and substance satisfactory to the Facility Agent (acting reasonably) and is consistent with other Vehicle Manufacturer Purchase Agreements of such Ultimate Borrower; and

“Vehicle Manufacturer Receivables” means, at any time and in relation to any Ultimate Borrower, the aggregate of all amounts (excluding amounts in respect of VAT and volume bonuses) owed by any Vehicle Manufacturer to such Ultimate Borrower at such time pursuant to the disposition by such Ultimate Borrower of any Vehicle under any Vehicle Manufacturer Buy-Back Agreement and to any Vehicle Manufacturer Guarantee.

1.2	Accounting Expressions

All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with Applicable Accounting Principles.

1.3	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

the “Facility Agent”, a “Mandated Lead Arranger”, the “Security Agent”, any “Finance Party”, any “Obligor”, a “Lender” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

“agreed form” means, in relation to any document, the form agreed by the Mandated Lead Arranger and Avis Europe prior to the date of this Agreement;

“assets” includes present and future properties, revenues and rights of every description;

“determines” or “determined” means, unless otherwise specified, a determination made in the discretion (absent manifest error) of the person making the determination;

the “equivalent” on any given date in one currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the second currency at the Agent’s Spot Rate of Exchange for the purchase of the first currency with the second currency;

“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day or Specified Business Day where the context so requires, it shall end on the next succeeding Business Day or Specified Business Day where the context so requires, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day or Specified Business Day where the context so requires, provided that, if a period starts on the last Business Day or Specified Business Day where the context so requires in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day or Specified Business Day where the context so requires in that later month (and references to “months” shall be construed accordingly);

a “person” shall be construed as a reference to any person, individual, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

a “security interest” includes any type of security and transfer by way of security;

“trustee”, “fiduciary” and “fiduciary duty” has in each case the meaning given to such term under any applicable laws;

“week” is a reference to a period starting on a Monday and ending on the following Sunday;

a “wholly-owned Subsidiary” of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company’s or corporation’s wholly-owned Subsidiaries or nominees for that other company or corporation or its wholly-owned Subsidiaries save for those minimum number of shares to be held by several shareholders or the members of the board of directors; and

the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the Law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business, including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors.

(b)	In this Agreement, where it relates to a Dutch entity, a reference to:

(i)	a necessary action to authorise, where applicable, includes without limitation:

(a)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(b)	obtaining unconditional positive advice (advies) from each competent works council;

(ii)	a winding-up, administration or dissolution includes a Dutch entity being:

(c)	declared bankrupt (failliet verklaard); or

(d)	dissolved (ontbonden);

(iii)	a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(iv)	a trustee in bankruptcy includes a curator;

(v)	an administrator includes a bewindvoerder;

(vi)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(vii)	an attachment includes a beslag.

(c)	Unless a contrary indication appears, a term used in any other Senior Finance Document or in any notice given under or in connection with any Senior Finance Document has the same meaning in that Senior Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.4	Currency Symbols

“£” and “Sterling” denote the lawful currency of the United Kingdom, and “€” and “Euro” mean the single currency unit of Participating Member States.

1.5	Statutes

Any reference in this Agreement to a statute or a statutory provision shall, save where a contrary intention is specified, be construed as a reference to such statute or statutory provision as the same shall have been, or may be, amended or re-enacted.

1.6	Time

Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time. Any act required to be taken on a day which is not a Specified Business Day shall be taken on the next succeeding Specified Business Day unless otherwise specifically provided in this Agreement.

1.7	References to Agreements

Unless otherwise stated, any reference in this Agreement to any agreement or document (including any reference to this Agreement) shall be construed as a reference to:

(a)	such agreement or document as amended, varied, novated or supplemented from time to time;

(b)	any other agreement or document whereby such agreement or document is so amended, varied, supplemented or novated; and

(c)	any other agreement or document entered into pursuant to or in accordance with any such agreement or document.

1.8	Headings

Clause and Schedule headings are for ease of reference only.

1.9	Singular and Plural

Any reference in this Agreement to words importing the plural shall include the singular and vice versa.

1.10	Calculations

Save as otherwise indicated herein, if any amount under this Agreement is required to be determined in relation to any Obligor at any time, such amount shall be determined in Euro; provided that, if any portion of such amount includes an amount denominated or expressed in any currency other than the relevant Designated Currency indicated above, such portion shall be equal to its Designated Currency Equivalent at such time.

1.11	Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.12	Security

For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, none of the Obligors shall be deemed to, or be interpreted to, have granted a security interest or an Encumbrance, or have agreed to grant a security interest or an Encumbrance, in favour of any Finance Party whatsoever, until and unless a relevant Security Document to which such Obligor is a party shall have been executed and delivered by such Obligor, and this Agreement is not a Security Document.

2	The Facility

2.1	Grant of the Facility

The Lenders grant to the Borrowers, upon the terms and subject to the conditions hereof, a revolving credit facility as follows:

(a)	in the case of the Euro Lenders, a tranche in a maximum aggregate amount of the Total Commitments less the aggregate principal amount outstanding of the Italian Tranche (the “Euro Tranche”) to be available in Euro; and

(b)	in the case of the Italian Lenders, a tranche in a maximum aggregate amount of the Italian Amount less an amount (subject to a minimum of zero) equal to:

(i)	the aggregate principal amount outstanding of the Euro Tranche; minus

(ii)	an amount equal to the Total Commitments less the Italian Amount,

(the “Italian Tranche”) to be available in Euro.

For the purposes of this Clause, the “Italian Amount” means €157,500,000 less any Commitments cancelled or reduced in respect of the Italian Tranche from time to time.

2.2	Purpose

(a)	The proceeds of each Revolving Advance made on the first Utilisation Date will be applied in or towards refinancing existing indebtedness of the Avis Europe Group (including any loans made by the Parent to the Obligors).

(b)	The proceeds of each Revolving Advance made after the first Utilisation Date and of each Swingline Advance will be applied in or towards:

(i)	financing a portion of the Capitalised Costs and any part of the purchase price of the Vehicles which are the subject matter of such Capitalised Costs which represent VAT, of the relevant Ultimate Borrower’s New Vehicles;

(ii)	financing the VAT Payables Amount;

(iii)	financing on-going working capital requirements and other general corporate expenditure of the Avis Europe Group;

(iv)	in the case of Finco only, financing Finco On-Loans, the proceeds of which must be applied by German Opco or Spanish Opco for one or more of the purposes set out in paragraphs (i) to (iii) above in respect of the relevant Opco; and

(v)	refinancing of any Revolving Advance or Swingline Advance by way of a Rollover Advance.

2.3	Finance Parties’ Rights and Obligations

(a)	The obligations of each Finance Party under the Senior Finance Documents are several and the failure by a Finance Party to perform any of its obligations under the Senior Finance Documents shall not affect the obligations of any other party under the Senior Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Senior Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Senior Finance Documents are separate and independent and any debt arising under the Senior Finance Documents at any time from an Obligor to any Finance Party shall be a separate and independent debt.

(c)	Each Finance Party may, except as otherwise stated in the Senior Finance Documents, separately enforce its rights under this Agreement.

2.4	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed under this Agreement.

2A	Determining the Fixed Commitment Proportion

(a)	The Facility Agent shall maintain a copy of the table set out in Schedule 1A (Lenders’ Fixed Commitment Proportion) (the “Fixed Commitment Table”) and shall be responsible for maintaining the Fixed Commitment Table in accordance with this Clause.

(b)	On each Transfer Date, the Facility Agent shall amend the Fixed Commitment Table such that:

(i)	each Lender (including each New Lender which becomes a Lender on the relevant Transfer Date) is listed in the column headed “Lender”;

(ii)	each Dual Tranche Lender is identified as such in an annotation to that Lender’s name and is combined, for the purposes of the proportions set out in the column headed “Fixed Commitment Proportion”, with each other Lender in its Dual Tranche Lender Group;

(iii)	each Lender which is not a Dual Tranche Lender is identified as such in an annotation to that Lender’s name; and

(iv)	the column headed “Fixed Commitment Proportion” includes a percentage for each Dual Tranche Lender Group as a whole and each Lender which is not a Dual Tranche Lender reflecting the proportion borne by:

(e)	in the case of any Dual Tranche Lenders, the maximum aggregate amount which the relevant Dual Tranche Lender Group would be obliged to advance pursuant to this Agreement; or

(f)	in the case of any Lender which is not a Dual Tranche Lender, the Commitment of such Lender,

(in each case in respect of the Tranches (in aggregate)) to the Total Commitments.

(c)	Promptly following each Transfer Date the Facility Agent shall provide each Lender and the Co-ordinator with a copy of the Fixed Commitment Table.

(d)	The Fixed Commitment Proportions set out in the Fixed Commitment Table from time to time shall (absent manifest error) be conclusive and binding on all Parties.

2B	Rebalancing Lender Proportions

2B.1	Rebalancing

(a)	This Clause sets out the circumstances in which the participation of the Lenders in Advances will be adjusted so that each Lender’s respective Proportion of the aggregate of all Advances made under this Agreement is equal to, so far as possible given such Lender’s respective participation in the Euro Tranche and the Italian Tranche, the Fixed Commitment Proportion of the respective Lender provided that for the purposes of this Clause, the Lenders within the same Dual Tranche Lender Group shall be considered as a single Lender.

(b)	This Clause sets out an arrangement between the Lenders which shall not (i) affect the total amount of any Advance made or Commitment available to any Borrower; or (ii) require a Borrower to make any payment or prepayment which is not otherwise required pursuant to this Agreement.

2B.2	Rebalancing on the Date of an Advance

In relation to an Advance to be made under this Agreement, if on the date of such Advance (the “Advance Rebalancing Date”):

(a)	any Lender is not a Dual Tranche Lender; and

(b)	taking into account any other Advances to be made on the Advance Rebalancing Date in accordance with each Lender’s respective Proportion, the Proportion of the participation of each Lender or Dual Tranche Lender Group in all the outstanding Advances would not be equal to its Fixed Commitment Proportion immediately following the Advance Rebalancing Date but for the operation of this Clause, then the Proportion of each Lender’s participation in Advances made prior to the Advance Rebalancing Date shall be rebalanced in accordance with Clause 2B.5 (Rebalancing Process).

2B.3	Rebalancing on the Date of a Prepayment or Repayment

If, on any date on which a prepayment or repayment occurs under this Agreement (the “Repayment Rebalancing Date”):

(a)	any Lender is not a Dual Tranche Lender; and

(b)	taking into account any Advances to be made on the Repayment Rebalancing Date in accordance with each Lender’s respective Proportion, the Proportion of the participation of each Lender or Dual Tranche Lender Group in all the outstanding Advances would not be equal to its Fixed Commitment Proportion immediately following the Repayment Rebalancing Date but for the operation of this Clause, then the Proportion of each Lender’s participation in Advances made prior to the Repayment Rebalancing Date which are not repaid on the Repayment Rebalancing Date shall be rebalanced in accordance with Clause 2B.5 (Rebalancing Process).

2B.4	Rebalancing on a Transfer Date

If on any Transfer Date (the “Transfer Rebalancing Date”):

(a)	any Lender is not a Dual Tranche Lender immediately before or after the Transfer Rebalancing Date; and

(b)	taking into account any assignment, transfer or change effected on the Transfer Rebalancing Date by a Transfer Agreement or an Assignment Agreement, the Proportion of the participation of each Lender or Dual Tranche Lender Group in all the outstanding Advances would not be equal to its Fixed Commitment Proportion (amended in accordance with Clause 2A (Determining the Fixed Commitment Proportion)) immediately following the Transfer Rebalancing Date but for the operation of this Clause, then the Proportion of each Lender’s participation in Advances made prior to the Transfer Rebalancing Date shall be rebalanced in accordance with Clause 2B.5 (Rebalancing Process).

2B.5 Rebalancing Process

If this Clause applies pursuant to Clause 2B.2, 2B.3, 2B.4 or 11.5(a)(ii), then:

(a)	where any Lender’s Proportion of the outstanding Advances following the Rebalancing Date would (but for this Clause 2B.5) be less than such Lender’s (or, if applicable, such Dual Tranche Lender Group’s) Fixed Commitment Proportion (each such Lender an “Increase Lender”), such Lender’s participation in such Advances shall be increased to the lowest of (x) an amount such that the Lender or Dual Tranche Lender Group’s (as applicable) Proportion of such outstanding Advances is equal to the Fixed Commitment Proportion; (y) the Commitment of that Lender in respect of the relevant Tranche; and (z) 100 per cent. of all Advances made under the relevant Tranche;

(b)	if the participation in the outstanding Advances of any Lender is not increased in accordance with paragraph (a) (each such Lender, a “Decrease Lender”), the participation in the outstanding Advances of such Decrease Lender shall be reduced to (subject to a minimum of zero) an amount such that the Lender or Dual Tranche Lender Group’s (as applicable) Proportion of such outstanding Advances is equal to the Fixed Commitment Proportion;

(c)	if, in relation to any Advance to be made under this Agreement, it would be impossible for the proportion borne by any Dual Tranche Lender Group in respect of the aggregate Advances under this Agreement not to exceed its Fixed Commitment Proportion, each Dual Tranche Lender which is a member of such Dual Tranche Lender Group shall not participate in such Advance (and shall only participate once there is no such excess);

(d)	the Facility Agent shall calculate each increase or decrease required in accordance with paragraphs (a) and (b) respectively and shall (no later than 10 a.m. on (i) in the case of any rebalancing pursuant to Clause 2B.2 (Rebalancing on the Date of an Advance), the day falling two Business Days prior to the Advance Rebalancing Date; or (ii) otherwise, the relevant Rebalancing Date) provide a report (the “Rebalancing Report”) to the Lenders setting out (i) the amount of such increase or decrease; (ii) the payments which shall be made by each Increase Lender to each Decrease Lender to reflect the rebalancing of participations; and (iii) the payment details of the Decrease Lenders for the purposes of such payments (which shall be the payment details for such Decrease Lenders notified to the Facility Agent from time to time for the purposes of this Agreement). Such report shall (absent manifest error) be conclusive and binding on all Parties; and

(e)	the payments required pursuant to paragraph (c) shall be made by the relevant Increase Lender to the relevant Decrease Lender within 3 Business Days of such Lender receiving a Rebalancing Report.

3	Initial Conditions Precedent

No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part 1 of Schedule 6 (Conditions Precedent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Co-ordinator and the Lenders promptly upon being so satisfied.

4	Utilisation of the Facility through Revolving Advances

4.1	Utilisation Conditions

Save as otherwise provided herein, a Revolving Advance will be made by the Lenders to a Borrower at the request of such Borrower, if:

(a)	the Closing Date has occurred;

(b)	not later than 10 a.m. on the day falling three Business Days prior to the proposed Utilisation Date, the Facility Agent has received a completed Utilisation Request from the Co-ordinator;

(c)	not later than 2 p.m. on the relevant Reporting Date, the Facility Agent has received the relevant Asset Report relating to such Borrower from the Co-ordinator;

(d)	the Borrower is:

(i)	in the case of a Revolving Advance to be made under the Italian Tranche, an Eligible Italian Borrower; or

(ii)	in the case of a Revolving Advance to be made under the Euro Tranche, Finco or a Borrower SPV other than an Eligible Italian Borrower;

(e)	the proposed Utilisation Date:

(i)	in the case of any Revolving Advance to be made for any purpose set forth in paragraph (a) of Clause 2.2 (Purpose), is the first Utilisation Date; and

(ii)	in the case of any Revolving Advance to be made for the purpose set forth in paragraph (b) of Clause 2.2 (Purpose), is a Specified Business Day after the first Utilisation Date within the Availability Period provided that Revolving Advances will only be made on the Settlement Date, unless the Majority Lenders otherwise agree;

(f)	the proposed amount of such Revolving Advance is:

(i)	an amount equal to at least €1,000,000, provided that the aggregate amount of all Revolving Advances on such Utilisation Date shall be equal to at least €3,000,000; or

(ii)	if less, equal to the Available Facility;

(g)	the aggregate amount of all outstanding Advances to the relevant Borrower, together with the proposed amount of such Revolving Advance, does not exceed the Borrowing Base of such Borrower;

(h)	the aggregate amount of all outstanding Advances to all Borrowers together with the proposed amount of such Revolving Advance does not exceed the Total Borrowing Base;

(i)	(in respect of a Revolving Advance other than a Rollover Advance) the interest rate applicable to such Revolving Advance during its Term would not fall to be determined pursuant to Clause 8.2 (Market Disruption);

(j)	on and as of the proposed Utilisation Date (i) in the case of a Rollover Advance, no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Advance, no Default is continuing or would result from the proposed Advance and (ii) the Repeating Representations are true in all material respects, provided that the Facility Agent may assume that this condition has been satisfied unless it has received any notification to the contrary from the Co-ordinator prior to the Utilisation Date;

(k)	on and as of the proposed Utilisation Date in relation to a Rollover Advance, no declaration of acceleration of any Advance, nor cancellation of any Commitment shall have been made pursuant to Clause 11 (Cancellation and Prepayment);

(l)	immediately following the making of such Revolving Advance:

(i)	the aggregate outstanding amount of all Advances under each Tranche would not exceed the aggregate amount of each Lender’s Commitment in relation to such Tranche; and

(ii)	the amount of the Outstandings would not exceed the amount of the Total Commitments at such time; and

(m)	following the Settlement Date in December 2012, each Related Opco shall only have the right to request Advances as provided in paragraph (e) of Clause 18.14 (SPVs).

4.2	Each Lender’s Participation in Revolving Advances

(a)	Each Lender will, not later than 10 a.m. on the Specified Business Day immediately preceding the Utilisation Date, provide the Facility Agent with a confirmation either by e-mail or by fax that the payment of its respective Proportion of the Revolving Advance in favour of the Facility Agent has been ordered for value on the Utilisation Date.

(b)	Save as otherwise provided herein, each Lender will participate through its relevant Facility Office in each Revolving Advance made pursuant to this Clause 4.2 in its respective Proportion.

4.3	Reduction of Available Commitment

If a Lender’s Commitment is reduced pursuant to Clause 11 (Cancellation and Prepayment) or Clause 14 (Illegality) after the Facility Agent has received the Utilisation Request pursuant to this Clause 4 and such reduction was not taken into account in calculating the relevant Available Facility, then the amount of the relevant Revolving Advance shall be reduced accordingly.

5	Utilisation of the Facility through Swingline Advances

5.1	Utilisation Conditions

Save as otherwise provided herein, a Swingline Advance will be made by the Lenders to a Borrower at the request of such Borrower, if:

(a)	the Closing Date has occurred;

(b)	not later than 10 a.m. on the relevant Notification Date, the Facility Agent has received a completed Utilisation Request from the Co-ordinator;

(c)	the proposed Utilisation Date:

(i)	is the first Specified Business Day of a calendar week; and

(ii)	does not fall in the period commencing on (and including) each Information Date to (and including) the Settlement Date following such Information Date;

(d)	the Borrower is:

(i)	in the case of a Swingline Advance to be made under the Italian Tranche, an Eligible Italian Borrower; or

(ii)	in the case of a Swingline Advance to be made under the Euro Tranche, Finco or a Borrower SPV other than an Eligible Italian Borrower;

(e)	the proposed amount of such Swingline Advance is:

(i)	an amount equal to at least €1,000,000, provided that the aggregate of the Euro amount of all Swingline Advances on such Utilisation Date shall be equal to at least €3,000,000; or

(ii)	if less, equal to the Available Facility;

(f)	the aggregate amount of all outstanding Advances to the relevant Borrower, together with the proposed amount of such Swingline Advance, does not exceed the Borrowing Base of such Borrower;

(g)	the aggregate amount of all outstanding Advances to all Borrowers together with the proposed amount of such Swingline Advance does not exceed the Total Borrowing Base;

(h)	on and as of the proposed Utilisation Date (i) no Default is continuing or would result from the proposed Advance and (ii) the Repeating Representations are true in all material respects, provided that the Facility Agent may assume that this condition has been satisfied unless it has received any notification to the contrary from the Co-ordinator prior to the Utilisation Date;

(i)	immediately following the making of such Swingline Advance:

(i)	the aggregate outstanding amount of all Advances under each Tranche would not exceed the aggregate amount of each Lender’s Commitment in relation to such Tranche; and

(ii)	the amount of the Outstandings would not exceed the amount of the Total Commitments at such time;

(j)	following the Settlement Date in December 2012, each Related Opco shall only have the right to request Advances as provided in paragraph (e) of Clause 18.14 (SPVs); and

(k)	no Borrower may request more than one Swingline Advance per week.

5.2	Delivery of a Utilisation Request for Swingline Advances

A Borrower may utilise the Facility by delivery (through the Co-ordinator) to the Facility Agent of a duly completed Utilisation Request not later than 10 a.m. on the relevant Notification Date.

5.3	Each Lender’s Participation in Swingline Advances

(a)	Each Lender will, not later than 10 a.m. on the Specified Business Day immediately preceding the Utilisation Date, provide the Facility Agent with a confirmation either by e-mail or by fax that the payment of its respective Proportion of the Swingline Advance in favour of the Facility Agent has been ordered for value on the Utilisation Date.

(b)	If the conditions set out in this Agreement have been met, each Lender shall participate through its relevant Facility Office in each Swingline Advance made available pursuant to this Clause 5 in its respective Proportion.

6	Co-ordinator

(a)	Each Original Obligor hereby irrevocably appoints the Co-ordinator to act as its agent for the purposes of the Senior Finance Documents, including, without limitation, the delivery of Utilisation Requests and the execution of any amendments or waivers contemplated under the terms of Clause 39 (Amendments). Each Acceding Borrower shall appoint the Co-ordinator as its agent for the purposes of the Senior Finance Documents by the execution of a Borrower Accession Notice. The Finance Parties may rely on a document signed by the Co-ordinator as if the Co-ordinator and each other Obligor had signed it.

(b)	The Co-ordinator shall be responsible for collecting and providing all information required to be delivered, in each case, by any Obligor to any Finance Party under this Agreement, including the relevant Asset Report on each Reporting Date.

(c)	The Co-ordinator may give a good receipt for any amount payable by a Finance Party to any Obligor. Any communication delivered to the Co-ordinator shall be deemed for the purposes of any Senior Finance Document to have been delivered to each other Obligor. Any communication made by the Co-ordinator to any Finance Party shall be deemed to have been made with the consent of each other Obligor.

(d)	Notwithstanding the above provisions of this Clause or any other provision of this Agreement, in the event that a Borrower SPV notifies the Co-ordinator and the Facility Agent of its decision to revoke the appointment of the Co-ordinator as its agent under this Agreement (and the Facility Agent consents to such revocation), such revocation will have for immediate effect that any provision of this Agreement which calls for, or relies upon, the notification by or to, or the approval or consent of, the Co-ordinator shall be deemed to be modified to require, in addition to the notification by or to, or the approval or consent of (as the case may be), the Co-ordinator, the notification by or to, or the approval or consent of, each SPV in respect of such SPV when such notification, approval or consent concerns such SPV.

7	Payment and Calculation of Interest

7.1	Payment of Interest

With respect to any Advance, the relevant Borrower shall pay accrued interest on that Advance on the Repayment Date relating to such Advance.

7.2	Calculation of Interest

The rate of interest on each Advance for each Interest Period shall be the rate per annum calculated to the nearest two decimal places, which is the sum of:

(a)	the Applicable Margin;

(b)	the Mandatory Cost Rate; and

(c)	either:

(i)	in relation to any Swingline Advance, the relevant Swingline Rate; or

(ii)	in relation to any Revolving Advance, EURIBOR.

7.3	Notification of Rates

The Facility Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

7.4	Italian Law Interest Cap

(a)	Notwithstanding any other provision of this Agreement, if at any time the TEG (as defined below) applicable to an Advance under the Italian Tranche exceeds the maximum amount set out by Italian Usury Laws at that time and that would constitute a breach of Italian Usury Laws, then the rate of interest payable by any Borrower which is an Eligible Italian Borrower in respect of that Advance shall be capped, for the shortest possible period, at an amount such that the TEG applicable to that Advance is equal to the maximum amount permitted under the Italian Usury Laws.

(b)	For the purposes of this Clause 7.4, “TEG” means the tasso effettivo globale calculated as set out in the instructions published by the Bank of Italy named “Istruzioni per la rilevazione dei tassi effettivi globali medi ai sensi della legge sull’usura” dated August 2009 and as from time to time amended or supplemented.

8	Changes to the Calculation of Interest

8.1	Absence of Quotations

Subject to Clause 8.2 (Market Disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11 a.m. (Brussels time) on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

8.2	Market Disruption

(a)	If a Market Disruption Event occurs in relation to an Advance for any Term, then the rate of interest on each Lender’s share of that Advance for the Term shall be the percentage rate per annum which is the sum of:

(i)	the Applicable Margin;

(ii)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event by close of business on the date falling two Specified Business Days after the Quotation Day (or, if earlier, on the date falling three Specified Business Days prior to the date on which interest is due to be paid in respect of that Term), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Advance from whatever source it may reasonably select; and

(iii)	the Mandatory Cost Rate, if any, applicable to that Lender’s participation in the Advance.

(b)	In this Agreement, “Market Disruption Event” means:

(i)	EURIBOR is to be determined by reference to the Reference Banks and at or about noon on the Quotation Day for the relevant Term and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR for the relevant Term; or

(ii)	before close of business in London on the Quotation Day for the relevant Term, the Facility Agent receives notification from a Lender or Lenders (whose participations in an Advance exceed 35 per cent. of that Advance) that the cost to it of funding its participation in that Advance from whatever source it may reasonably select would be in excess of EURIBOR.

8.3	Alternative Basis of Interest or Funding

(a)	If a Market Disruption Event occurs and the Facility Agent or the Co-ordinator so requires, the Facility Agent and the Co-ordinator shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Co-ordinator, be binding on all Parties to this Agreement.

8.4	Break Costs

(a)	Each Borrower shall, within three Specified Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by that Borrower on a day other than the last day of the Term for that Advance or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount and showing (in reasonable detail) the calculation of its Break Costs for any Term in which they accrue.

9	Fees

9.1	Commitment Fee

(a)	The Co-ordinator shall pay (to the extent not already paid) to the Facility Agent for the account of each Lender a commitment fee on the amount of such Lender’s Fee Available Commitment in relation to the Facility from day to day commencing on the date of this Agreement and ending on the Final Maturity Date, such commitment fee to be calculated at the rate of 1.25 per cent. per annum.

(b)	The accrued commitment fee is payable quarterly on Settlement Dates, each being the last day of each successive period, with a first payment on the Settlement Date falling in December 2011 and thereafter each subsequent payment date being the Settlement Date falling in March, June, September and December in each year.

9.2	Other Fees

The Co-ordinator shall pay (to the extent not already paid) to the Facility Agent for its own account and/or for the account of the Lenders or the Security Agent (as applicable) each of the fees specified in the Fee Letter at the times, and in the amounts, specified in such letter.

10	Notification

10.1	Advances

No later than (a) in the case of a Revolving Advance, 2 p.m. on the relevant Information Date and (b) in the case of any Swingline Advance, 2 p.m. on the relevant Notification Date, the Facility Agent shall, in respect of any Advance made or to be made under this Facility, deliver a Notification, together (in the case of a Revolving Advance) with a copy of any Asset Report required to be delivered in relation to such Revolving Advance.

10.2	Repayment of Advances

(a)	Each Borrower which has drawn a Revolving Advance shall repay that Advance on the Repayment Date relating to that Advance.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if a Revolving Advance is to be made available to a Borrower:

(i)	on the same day that a maturing Revolving Advance is due to be repaid by that Borrower; and

(ii)	for the purpose of refinancing the maturing Revolving Advance,

the aggregate amount of the new Revolving Advance shall be treated as if applied in or towards repayment of the maturing Revolving Advance so that:

A.	if the amount of the maturing Revolving Advance exceeds the aggregate amount of the new Revolving Advances:

(a)	the relevant Borrower will only be required to pay an amount in cash in the relevant currency equal to that excess; and

(b)	each Lender’s participation (if any) in the new Revolving Advances shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation (if any) in the maturing Revolving Advances and that Lender will not be required to make its participation in the new Revolving Advances available in cash; and

B.	if the amount of the maturing Revolving Advance is equal to or less than the aggregate amount of the new Revolving Advances:

(a)	the relevant Borrower will not be required to make any payment in cash;

(b)	each Lender will be required to make its participation in the new Revolving Advances available in cash only to the extent that its participation (if any) in the new Revolving Advances exceeds that Lender’s participation (if any) in the maturing Revolving Advance and the remainder of that Lender’s participation in the new Revolving Advances shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Revolving Advance; and

(c)	all amounts outstanding under the Facility shall be repaid on the Final Maturity Date.

11	Cancellation and Prepayment

11.1	Voluntary Cancellation

The Co-ordinator may, by giving to the Facility Agent prior notice on a Reporting Date to that effect, cancel the whole or any part (being in a minimum amount of €5,000,000 (or its Euro Equivalent) and an integral multiple of €1,000,000 (or its Euro Equivalent)) of any Available Facility on the Settlement Date relating to such Reporting Date. Any such cancellation shall reduce permanently the Commitment of each Lender in relation to the Facility or such Tranche (as the case may be) rateably.

11.2	Automatic Cancellation

(a)	If a Mandatory Cancellation Event occurs, the Commitments shall be immediately cancelled and reduced to zero.

(b)	At the end of the Availability Period, any undrawn Commitment shall be cancelled and no further amount shall be capable of being drawn under the Facility.

11.3	Mandatory Prepayment in Full

(a)	Immediately upon receipt by any Borrower SPV of the proceeds of any Permitted Take-Out Financing, such proceeds shall be applied to pay 100 per cent. of the Advances made to such Borrower SPV, in each case, including any interest accruing thereon and any Break Costs related thereto. On the immediately succeeding Settlement Date, the Total Commitments shall be permanently reduced in accordance with Clause 11.5 (Reduction of the Total Commitment).

(b)	If a Mandatory Prepayment Event occurs:

(i)	the Co-ordinator shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)	a Lender shall not be obliged to fund a Utilisation; and

(iii)	if a Lender so requires and notifies the Facility Agent within five Business Days of the Co-ordinator notifying the Facility Agent of the event, the Facility Agent shall, by not less than two Business Days’ notice to the Co-ordinator, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Advances, together with accrued interest, and all other amounts accrued under the Senior Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

11.3A	Release of Borrower SPVs following Permitted Take-Out Financing

On or promptly after the Settlement Date immediately succeeding repayment of 100 per cent. of the Advances made to a Borrower SPV including any interest thereon and any Break Costs related thereto pursuant to paragraph (a) of Clause 11.3 (Mandatory Redemption in Full), the Security Agent and the Facility Agent shall (and each is irrevocably authorised without any further consent, sanction, authority or further confirmation from any Finance Party or Obligor to) unconditionally and irrevocably release:

(a)	that Borrower SPV from all of its obligations under the Senior Finance Documents;

(i)	any Security granted by that Borrower SPV over any of its assets pursuant to the Senior Finance Documents;

(ii)	any other claim of a Finance Party or another Obligor against that Borrower SPV or over that Borrower SPV’s assets; and

(iii)	any Security or guarantee granted in respect of Financial Indebtedness advanced to that Borrower SPV pursuant to Clause 19.3A (Loans to SPV Borrowers),

on behalf of the relevant Finance Party and Obligors. The relevant Borrower SPV shall cease to have any obligations under the Senior Finance Documents and shall cease to be an Obligor, Borrower or Guarantor for the purposes of the Senior Finance Documents.

(b)	If, pursuant to or for the purpose of a Permitted Take-Out Financing, after the Settlement Date referred to in paragraph (a) above, the Security Agent requires any release of any guarantee or Security granted by any Borrower SPV, each Party shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require.

(c)	The Co-ordinator (acting on behalf of each Obligor) agrees that any Financial Indebtedness owed by the relevant Borrower SPV to any Obligor shall be treated as being discharged on the Settlement Date referred to in paragraph (a) above.

11.4	Opco Change of Control or Exceeding Borrowing Base

(a)	If an Opco Change of Control occurs in respect of any Opco:

(i)	in the case of the Italian Opco, the Italian Opco shall immediately prepay all Advances drawn by it; and

(ii)	in the case of any other Opco, such Opco shall immediately prepay all advances made to it by Finco under any Finco On-Loan and Finco shall immediately prepay all Advances drawn by Finco to finance a Finco On-Loan advanced to such Opco.

(b)	If the aggregate outstanding amount of all Advances to:

(i)	the Italian Opco or any SPV Borrower exceeds the Borrowing Base of such Borrower, such Borrower will immediately prepay any Advances drawn by it (only to the extent that the aggregate outstanding amount of such Advances exceeds the Borrowing Base of such Borrower); and

(ii)	Finco which are drawn by Finco to finance a Finco On-Loan to an Opco exceeds the Borrowing Base of such Opco, (A) the relevant Opco shall immediately prepay all advances made to it by Finco under any Finco On-Loan and (B) Finco shall immediately prepay all Advances drawn by Finco to finance a Finco On-Loan advanced to such Opco, in each case to the extent that the aggregate outstanding amount of such advances exceeds the Borrowing Base of such Opco.

11.5	Reduction of the Total Commitment

(a)	Upon any prepayment pursuant to Clause 11.3 (Mandatory Prepayment in Full):

(i)	if each Borrower SPV is or has been subject to such Clause, the Total Commitments (and the Commitments of each Lender under each Tranche) at such time shall each be cancelled in full; and

(ii)	if a Borrower SPV under either the Euro Tranche or the Italian Tranche (the “Relevant Tranche”) (but not the Borrower SPV under the other Tranche) has been subject to such Clause, the Commitments of each Lender under such Tranche at such time shall be cancelled in full. For the avoidance of doubt, to the extent that (a) the Italian Tranche is fully prepaid by a Borrower SPV under Clause 11.3 (Mandatory Prepayment in Full) and (b) the Euro Tranche is not prepaid by a Borrower SPV under Clause 11.3 (Mandatory Prepayment in Full), the Total Commitments shall not be reduced and Clause 2B.5 (Rebalancing Process) shall apply on the date of the prepayment (the “Cancellation Rebalancing Date”).

(b)	Upon any prepayment pursuant to paragraph (a) of Clause 11.4, (i) the Commitments at such time under the Tranche in respect of which the relevant Obligor is a Borrower shall be cancelled in an aggregate amount equal to the amount of such Commitments multiplied by a percentage equal to (x) the Borrower Vehicle Fleet NBV (as at the immediately preceding Calculation Date) of such Obligor divided by (y) the aggregate of the Borrower Vehicle Fleet NBV of all Ultimate Borrowers as at the same Calculation Date, (ii) the Commitments of each Lender under such Tranche shall accordingly be cancelled pro rata and (iii) such Obligor shall no longer be entitled to request Advances under the Facility.

11.6	Prepayment Accounts

(a)	The Facility Agent shall allow any amount credited to any Prepayment Account to be transferred out of such Prepayment Account to permit each Obligor to fulfil its obligations under paragraph (a) of Clause 18.15 (Permitted Take-Out Financing) upon presentation of evidence reasonably satisfactory to it that such amounts will be used for such purpose as soon as legally feasible following the date on which the funds were transferred out of such Prepayment Account.

(b)	Any amount credited to any Prepayment Account shall be freely transferable from such account starting on the first Business Day following the Settlement Date on which no sum due and payable by any Obligor pursuant to this Agreement remains outstanding.

11.7	Notice of Cancellation or Prepayment

Any notice of cancellation or prepayment given by the Co-ordinator pursuant to this Clause 11 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment.

11.8	Right of Replacement or Repayment and Cancellation in Relation to a Single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased pursuant to Clause 12.1 (Tax Gross-up);

(ii)	any Lender claims indemnification from a Borrower under Clause 12.2 (Tax Indemnity) or Clause 13.1 (Increased Costs); or

(iii)	an Additional Costs Rate is required in respect of such Lender,

the Co-ordinator may, whilst such circumstance continues, give the Facility Agent notice of cancellation of the Commitment of such Lender and its intention to procure the repayment of that Lender’s participation in the Advances or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Term which ends after the Co-ordinator has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Co-ordinator in that notice), each Borrower to which an Advance is outstanding shall repay that Lender’s participation in that Advance.

(d)	The Co-ordinator may, in the circumstances set out in paragraph (a) above, within 10 Business Days’ prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 30 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Co-ordinator which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 30 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Advances and all accrued interest, Break Costs and other amounts payable in relation thereto under the Senior Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Co-ordinator shall have no right to replace the Facility Agent;

(ii)	neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender; and

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Senior Finance Documents.

11.9	No Other Repayments or Cancellation

The Borrowers shall not repay or cancel all or any part of the Outstandings except at the times and in the manner expressly provided for in this Agreement.

11.10	Other Restrictions

(a)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(b)	Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

(c)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(d)	If the Facility Agent receives a notice under this Clause 11, it shall promptly forward a copy of that notice to either the Co-ordinator or the affected Lender, as appropriate.

(e)	If all or part of an Advance is repaid or prepaid and is not available for redrawing, an amount of the Commitments (equal to the Designated Currency Amount of the amount of the Advance which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph (e) shall reduce the Commitments of the Lenders rateably.

12	Taxes

12.1	Tax Gross-up

(a)	Each Obligor shall make all payments to be made by it under the Senior Finance Documents without any Tax Deduction, unless a Tax Deduction is required by Law.

(b)	Avis Europe shall ensure that the Co-ordinator or the relevant Obligor shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Facility Agent accordingly. Each Lender, upon becoming aware that it is not or has ceased to be a Qualifying Lender, shall promptly notify the Facility Agent accordingly and, upon receiving any such notification, the Facility Agent shall promptly notify the Co-ordinator and that Obligor of the same.

(c)	If a Tax Deduction is required by Law to be made by an Obligor (or, as the case may be, by the Facility Agent or the Security Agent) on any payment due to a Lender under the Senior Finance Documents, the amount of the payment due from that Obligor shall (subject to paragraphs (d), (e), (f) and (g) of this Clause 12 and except where expressly provided otherwise in the relevant Senior Finance Documents) be increased by an amount (the “Additional Amount”) which (after making the required Tax Deduction) leaves the Lender with an aggregate net payment equal to the full payment which would have been received by it if no such Tax Deduction had been required.

(d)	A UK Obligor will not be required to pay an Additional Amount in accordance with paragraph (c) above on account of Tax imposed by the United Kingdom if, on the date on which the payment falls due:

(i)	the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (j)(i) below;

(ii)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a United Kingdom Qualifying Lender, but on that date that Lender is not or has ceased to be a United Kingdom Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double tax treaty or any published practice or published concession of any relevant taxing authority;

(iii)	the relevant Lender is a United Kingdom Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of “United Kingdom Qualifying Lender” and:

A.	an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from Avis Europe a certified copy of that Direction; and

B.	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iv)	the relevant Lender is a United Kingdom Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “United Kingdom Qualifying Lender” and:

A.	the relevant Lender has not given a Tax Confirmation to the relevant Obligor or Avis Europe; and

B.	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the relevant Obligor or Avis Europe, on the basis that the Tax Confirmation would have enabled the relevant Obligor to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA.

(e)	An Italian Obligor will not be required to make an increased payment in accordance with paragraph (c) above in respect of tax imposed by Italy in respect of any Advance under the Italian Tranche if:

(i)	the relevant Lender is an Italian Treaty Lender and the Italian Obligor is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (j) below; or

(ii)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been an Italian Qualifying Lender, but on that date that Lender is not or has ceased to be an Italian Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double tax treaty or any published practice or concession of any relevant taxing authority.

(f)	A Spanish Obligor shall not be required to pay an Additional Amount to a Lender under paragraph (c) above in respect of an Advance to a Borrower incorporated in Spain for a Tax Deduction in respect of tax imposed by Spain, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Spanish Qualifying Lender, but on that date that Lender is not or has ceased to be a Spanish Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double tax treaty or any published practice or concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Spanish Qualifying Lender and the Spanish Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations under paragraph (o) below;

(g)	A German Obligor will not be required to pay an Additional Amount in accordance with paragraph (c) above in respect of an Advance to a Borrower incorporated in Germany on account of Tax imposed by Germany if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if it was a German Qualifying Lender, but on that date that Lender is not or has ceased to be a German Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or concession of any relevant taxing authority; or

(ii)	the relevant Lender is a German Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction had that Lender complied with its obligations under paragraph (j)(i) below.

(h)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction to the relevant taxing authority within the time allowed and in the minimum amount required by Law.

(i)	Within 45 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or other payment shall deliver to the Facility Agent for the Finance Party entitled to the payment certified copies of tax receipts evidencing such payment or, if the practice of the relevant taxing authority is not to supply such receipt, a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction or (as applicable) other payment has been made to the relevant tax authority.

(j)

(i)	Subject to paragraph (ii) below, a Treaty Lender (other than a Spanish Treaty Lender) and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)	Nothing in paragraph (i) above shall require a UK Treaty Lender to:

(A)	register under the HMRC DT Treaty Passport scheme;

(B)	apply the HMRC DT Treaty Passport scheme to any Utilisation if it has so registered; or

(C)	file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (l) below or paragraph (a) of Clause 12.5 (HMRC DT Treaty Passport scheme confirmation) and the Obligor making that payment has not complied with its obligations under paragraph (m) below or paragraph (b) of Clause 12.5 (HMRC DT Treaty Passport scheme confirmation).

(k)	A UK Non-Bank Lender shall promptly notify Avis Europe and the Facility Agent if there is any change in the position from that set out in the Tax Confirmation.

(l)	A UK Treaty Lender which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect, for the benefit of the Facility Agent, and without liability to any Obligor, by including its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1 (Lenders and their Commitments).

(m)	Where a Lender includes the indication described in paragraph (l) above in Schedule 1 (Lenders and their Commitments):

(i)	Finco shall, to the extent that that Lender is a Lender under a Facility made available to Finco pursuant to Clause 2 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 working days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing;

(ii)	each Acceding Borrower incorporated in the United Kingdom shall, to the extent that that Lender is a Lender under a Facility made available to that Acceding Borrower pursuant to Clause 2 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 working days of becoming an Acceding Borrower and shall promptly provide the Lender with a copy of that filing.

(n)	If a Lender has not included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (l) above or paragraph (a) of Clause 12.5 (HMRC DT Treaty Passport scheme confirmation), no Obligor shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation.

(o)	In relation to an Advance to a Borrower incorporated in Spain, on or before the first day upon which that Borrower is to make a payment of interest, the Lender shall provide the Borrower with a tax residence certificate duly issued by the tax authorities of its jurisdiction of residence certifying that the Lender is resident for tax purposes in such jurisdiction or, if a Spanish Treaty Lender, with a tax residence certificate certifying that the Lender is resident for tax purposes in such jurisdiction for the purposes of the applicable treaty, or with the corresponding form required under such treaty, if any. Each such Lender shall also deliver to the Spanish Borrower on a yearly basis a certificate of tax residence duly authorised by the competent tax authorities of its country of residence evidencing that such Lender is resident for tax purposes in that country for the purposes of the double tax treaty with Spain in the year when income is received.

12.2	Tax Indemnity

(a)	Subject to paragraph (b) of this Clause 12.2 and Clause 15.1 (Mitigation), Avis Europe shall (within 10 Business Days of demand by the Facility Agent) pay (or procure that the relevant Obligor pays) to a Protected Party an amount equal to the loss or liability which that Protected Party determines will be or has been suffered (directly or indirectly) for or on account of Tax by that Protected Party in respect of a Senior Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax of a Protected Party which is Tax on Overall Net Income of that Protected Party;

(ii)	with respect to any loss or liability which is compensated for by an increased payment under paragraph (c) of Clause 12.1 (Tax Gross-up) or would have been so compensated but was not so compensated because one of the exclusions in paragraph (d), (e), (f) or (g) of Clause 12.1 (Tax Gross-up) applied;

(iii)	to the extent of any loss or liability which is attributable to the wilful breach or gross negligence of that Protected Party.

(c)	A Protected Party making, or intending to make, a claim pursuant to paragraph (a) of this Clause 12.2 shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Co-ordinator.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.2, notify the Facility Agent.

(e)	In this Clause 12.2:

For the purpose of paragraph (a), any question of whether or not any relief, allowance, deduction, credit or right to repayment of tax has been lost or set off in relation to any person, and if so, the date on which that loss or set-off took place, shall be determined in good faith by that person.

“Tax on Overall Net Income” means any tax assessed on a Protected Party under the laws of the jurisdiction in which:

(a)	that Protected Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Protected Party is treated as resident for tax purposes; or

(b)	that Protected Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if, in either such case, that tax is imposed or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Protected Party or that Protected Party’s Facility Office (as the case may be).

12.3	Tax Credit

(a)	If an Obligor makes a Tax Payment and the relevant Finance Party reasonably determines acting in good faith that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	that Finance Party has obtained, utilised and retained that Tax Credit in whole or in part,

the Finance Party shall pay to the Obligor such amount which that Finance Party determines, in good faith, will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

(b)	No Finance Party shall be obliged to make any payment under this Clause 12.3 if, by doing so, it would contravene the terms of any applicable Law or any notice, direction or requirement of any governmental or regulatory authority.

(c)	No provision of this Clause 12 or any requirement of a Finance Party hereunder shall oblige any Finance Party to disclose any information regarding its business, tax affairs or tax computations (including its tax returns).

12.4	Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Assignment Agreement which it executes on becoming a Party (for the benefit of the Facility Agent and without liability to any Obligor) (in each case, in relation to an Advance to a Borrower incorporated in each of the UK, Italy, Germany and Spain), which of the following categories it falls in:

(a)	not a Qualifying Lender;

(b)	a Qualifying Lender (other than a Treaty Lender); or

(c)	a Treaty Lender.

If a New Lender fails to indicate its status in accordance with this Clause 12.4, then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor incorporated in the Relevant Jurisdiction) as if it is not a Qualifying Lender in relation to an Advance to a Borrower incorporated in the Relevant Jurisdiction until such time as it notifies the Facility Agent which category applies (and the Facility Agent, upon receipt of such notification, shall inform Avis Europe). For the avoidance of doubt, a Transfer Certificate or Assignment Agreement shall not be invalidated by any failure of a Lender to comply with this Clause 12.4.

12.5	HMRC DT Treaty Passport scheme confirmation

(a)	A New Lender that is a UK Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect (for the benefit of the Facility Agent and without liability to any Obligor) in the Transfer Certificate or Assignment Agreement which it executes by including its scheme reference number and its jurisdiction of tax residence in that Transfer Certificate or Assignment Agreement.

(b)	Where a New Lender includes the indication described in paragraph (a) above in the relevant Transfer Certificate or Assignment Agreement:

(i)	Finco shall, to the extent that that New Lender becomes a Lender under a Facility which is made available to Finco pursuant to Clause 2 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 working days of that Transfer Date and shall promptly provide the Lender with a copy of that filing; and

(ii)	each Acceding Borrower incorporated in the United Kingdom which becomes an Acceding Borrower after the relevant Transfer Date shall, to the extent that that New Lender is a Lender under a Facility which is made available to that Acceding Borrower pursuant to Clause 2 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 working days of becoming an Acceding Borrower and shall promptly provide the Lender with a copy of that filing.

13	Increased Costs

13.1	Increased Costs

Subject to Clause 13.3 (Exceptions), the relevant Borrower shall (and Avis Europe shall procure that each relevant Borrower that is a member of the Avis Europe Group shall), within 10 Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or compliance with any law or regulation made after the date of this Agreement.

13.2	Increased Costs Claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Co-ordinator.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	compensated for by Clause 12.2 (Tax Indemnity) (or would have been compensated for under Clause 12.2 (Tax Indemnity) but was not so compensated solely because any exclusions in paragraph (b) of Clause 12.2 (Tax Indemnity) applied);

(c)	compensated for by the payment of the Mandatory Cost Rate;

(d)	attributable to the wilful breach by the relevant Finance Party or any of its Affiliates of any law or regulation; or

(e)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision (“BCBS”) in June 2004 in the form existing on the date of this Agreement (but excluding any amendment taking account of or incorporating any measure contained in any of (A) “Basel III: A global regulatory framework for more resilient banks and banking systems”, (B) “Basel III: international framework for liquidity risk measurement, standards and monitoring”, (C) “Guidance for national authorities operating the countercyclical capital buffer”, in the case of (A), (B) and (C) published by the BCBS on 16 December 2010 each as amended, supplemented or restated or (D) any further papers, guidance or standards in relation to the “Basel 3 framework” published or to be published by the BCBS ((A)-(D) being “Basel III”)) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

13.4	Other Indemnities

The relevant Borrower shall (and Avis Europe shall procure that each relevant Borrower that is a member of the Avis Europe Group shall), within 10 Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Senior Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in an Advance requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Co-ordinator.

13.5	Indemnity to the Facility Agent and the Security Agent

The relevant Borrower shall (and Avis Europe shall procure that each relevant Borrower that is a member of the Avis Europe Group shall) indemnify the Facility Agent and the Security Agent against any cost, loss or liability incurred by the Facility Agent or the Security Agent (each acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14	Illegality

If at any time it becomes unlawful in any relevant jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event; and

(b)	upon the Facility Agent notifying the Co-ordinator, the Available Commitments of that Lender will immediately be cancelled and its Commitments reduced to zero and such Lender shall not thereafter be obliged to participate in any Advance, and each Borrower shall repay that Lender’s participation in the Advances made to that Borrower on the last day of the current Term for each Advance occurring after the Facility Agent has notified the Co-ordinator or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

15	Mitigation

15.1	Mitigation

(a)	Each Finance Party shall, if requested by and in consultation with the Co-ordinator, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or pursuant to, or cancelled pursuant to, any of Clause 12 (Taxes), Clause 13 (Increased Costs) or Clause 14 (Illegality) or Schedule 2 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Senior Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Senior Finance Documents.

15.2	Limitation of Liability

(a)	Avis Europe shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. If reasonably requested by the Co-ordinator, a Finance Party shall give details in writing as to its opinion (subject to any applicable Law or confidentiality obligation).

16	Representations

(a)	Subject to paragraphs (b), (c) and (d) below, (i) each of the Original Obligors makes the representations and warranties set out in this Clause 16 to each Finance Party on the date of this Agreement and (ii) each Obligor other than the Original Obligors makes the representations and warranties set out in this Clause 16 to each Finance Party on the date of its accession as an Obligor hereto and in each case thereafter in accordance with Clause 16.26 (Repetition).

(b)	Notwithstanding paragraph (a) above, the following representations and warranties shall not be made by the Parent and shall not apply to the Parent:

(i)	Clause 16.10 (No Material Proceedings);

(ii)	Clause 16.13 (Asset Reports);

(iii)	Clause 16.14 (Indebtedness, Encumbrances and Loans); and

(iv)	Clauses 16.16 (Structure) to Clause 16.25 (Centre of Main Interests) inclusive.

(c)	Notwithstanding paragraph (a) above, the following representations and warranties shall not be made by any Borrower SPV, and shall not apply to any Borrower SPV:

(i)	Clause 16.6 (No Filing or Stamp Duties);

(ii)	Clause 16.8 (No Winding-up – No Insolvency Proceedings);

(iii)	Clause 16.11(a) (Original Financial Statements);

(iv)	Clause 16.16 (Structure – Group Structure Chart);

(v)	Clause 16.19(a) (Ownership of Assets);

(vi)	Clause 16.21 (Pension Plans);

(vii)	Clause 16.24 (Labour Relations);

(d)	Notwithstanding paragraph (a) above, Clause 16.27 only applies to Borrower SPVs.

16.1	Status, Power and Authority

(a)	It is a limited liability company, corporation or partnership, as the case may be, duly organised and validly existing under the laws of its jurisdiction of incorporation.

(b)	It is duly qualified and is authorised to do business and, in jurisdictions having a concept of good standing, is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications.

(c)	It has the power and capacity to own its assets and carry on its business as it is being conducted.

(d)	It has the power and capacity to enter into, deliver and perform, and has taken all necessary action (including, where required under applicable law, consulting with, or obtaining the approval of, works councils or similar bodies) to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

16.2	Claims Pari Passu

Its payment obligations under the Senior Finance Documents to which it is party rank and will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally and subject to the provisions of the Subordination Agreement.

16.3	Governing Law and Judgments

In any legal proceedings taken in its Relevant Jurisdiction in relation to any of the Transaction Documents to which it is a party, the choice of law expressed in such documents to be the governing law of it and any judgment obtained in such jurisdiction will be recognised and enforced in accordance with the terms thereof, subject to the Reservations.

16.4	Compliance with Applicable Laws

Subject to the provisions of Clause 18.8 (Environmental Matters), it is in compliance with all applicable laws, regulations and directives to which it is subject, except where the failure to do so would not have a Material Adverse Effect.

16.5	All Actions Taken

All acts, conditions and things required to be done, fulfilled and performed in order:

(a)	to enable it to lawfully enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Transaction Documents to which it is a party; and

(b)	where applicable, to make the Transaction Documents to which it is party admissible in evidence in its Relevant Jurisdiction other than those filings which are necessary to perfect the Encumbrances created pursuant to the Security Documents, have (in the case of paragraph (b) above, subject to the Reservations) been done, fulfilled and performed and are in full force and effect.

16.6	No Filing or Stamp Taxes

Under the laws of its Relevant Jurisdictions and subject to the Reservations, it is not necessary that any of the Transaction Documents to which it is a party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any of them other than those filings which are necessary to perfect the Encumbrances created pursuant to, or in relation to, the Senior Finance Documents.

16.7	Binding Obligations

The obligations expressed to be assumed by it in the Transaction Documents to which it is a party, are legal, valid and binding and, subject to the Reservations, enforceable against it in accordance with the terms thereof.

16.8	No Winding-up – No Insolvency Proceedings

(a)	Other than with respect to the Parent, it has not taken any corporate action, nor have any other legal steps been taken by it or any third party or legal proceedings been started or (to the best of its knowledge and belief) threatened against it, for (i) its winding-up, dissolution, administration or other similar proceedings (other than any proceeding expressly permitted by this Agreement or approved by the Majority Lenders) or (ii) a suspension of payment or moratorium of any of its indebtedness with all of its creditors generally or (iii) the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

(b)	With respect to the Parent, it has not taken any corporate action, nor have any other legal steps been taken by it or (to the best of its knowledge and belief) any third party or legal proceedings been started, for (i) its winding-up, dissolution, administration or other similar proceedings with respect to its debt (other than any proceeding expressly permitted by this Agreement or approved by the Majority Lenders) or (ii) a suspension of payment or moratorium of all or substantially all of its indebtedness with all of its creditors generally or (iii) the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of all or substantially all of its assets.

(c)	With respect to an Obligor incorporated in Germany, neither:

(i)	a petition for insolvency proceedings in respect of its assets (Eröffnungsantrag) has been filed or any event has occurred which constitutes a cause for the initiation of insolvency proceedings (Eröffnungsantrag) as set out in sections 17 et seq. of the German Insolvency Code (Insolvenzordnung); nor

(ii)	has any action been taken pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) by a competent court.

(d)	With respect to an Obligor incorporated in Italy, neither bankruptcy proceedings (faillimento) nor other insolvency proceedings (procedura concorsuale) provided under Italian Royal Decree 16 March 1942, No. 267, including any arrangement with creditors prior to bankruptcy (accordo di ristrutturazione di debiti and/or piano di risanamento attestato and/or concordato preventive and/or transazione fiscale) have been filed or initiated.

16.9	No Default

(a)	No Default is continuing or is reasonably likely to result from the making of a Utilisation, or the entering into, the performance of, or any transaction contemplated by any Transaction Document, the SPV Operating Documents or the grant of the Security Documents.

(b)	No other event or circumstance is outstanding or has occurred which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any of the foregoing, would constitute) a default (howsoever described) under any agreement or instrument which is binding on it or to which its assets are subject which has a Material Adverse Effect.

16.10	No Material Proceedings

No litigation, arbitration, regulatory or administrative proceeding of or before any court, arbitral body, or agency which is reasonably likely to be adversely determined and if so, would have a Material Adverse Effect:

(a)	has been started or is pending against it; or

(b)	has been threatened in writing against it.

16.11	Original Financial Statements

(a)

(i)	The Original Financial Statements with respect to the Avis Europe Group were (in the case of the Parent, to the best of its knowledge and belief) prepared in accordance with IFRS, consistently applied, and present a true and fair view of the financial position of the companies to which they relate at the date as of which they were delivered to the Facility Agent; and

(ii)	to the best of its knowledge the factual information (excluding, for the avoidance of doubt, any matters of opinion) contained in the Original Financial Statements with respect to the Avis Europe Group was, at the date of delivery to the Mandated Lead Arranger, true, accurate and complete in all material respects and not misleading in any material respect.

(b)	Its most recent financial statements (or, in the case of German Opco, those of AVIS Automervietung Beteiligungsgesellschaft mbH Oberursel) delivered pursuant to Clause 17.1 (Financial Statements) were prepared in accordance with the Applicable Accounting Principles, consistently applied, and present a true and fair view of the financial position of the companies to which they relate (consolidated in the case of Avis Europe) at the date as of which they were delivered to the Facility Agent.

(c)

(i)	In respect of all Obligors, other than the Borrower SPVs: As at the date as of which its Original Financial Statements were prepared, neither it nor, as the case may be (in the case of the Parent, to the best of its knowledge and belief), any other Obligor had any liabilities, including off balance sheet commitments (required to be disclosed or reserved pursuant to IFRS (contingent or otherwise)), which were not disclosed thereby (or by the notes thereto) or reserved against therein and, to the best of its knowledge, the Avis Europe Group had no unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against.

(ii)	In respect of the Borrower SPVs: As at the date as of which its Original Financial Statements were prepared, each Borrower SPV (and in the case of the Parent, to the best of its knowledge and belief), had no liabilities, including off balance sheet commitments (required to be disclosed or reserved pursuant to IFRS (contingent or otherwise)), which were not disclosed thereby (or by the notes thereto) or reserved against therein.

16.12	No Material Adverse Effect

Since the publication of its Original Financial Statements, no event or series of events has occurred, in each case which has a Material Adverse Effect (in the case of the Parent, to the best of its knowledge and belief).

16.13	Asset Reports

Each Asset Report delivered to the Facility Agent is true, accurate and complete in all material respects as at its respective date.

16.14	Indebtedness, Encumbrances and Loans

(a)	Save as permitted under Clause 19.3 (Loans and Financial Indebtedness) and Clause 19.5 (Guarantees), no Obligor other than the Parent has (i) incurred any Financial Indebtedness or (ii) given or incurred any guarantee or off-balance sheet liabilities.

(b)	Save as permitted under Clause 19.1 (Negative Pledge), no Encumbrance exists over all or any of the present or future revenues or assets of any Obligor other than the Parent.

(c)	Save as permitted under Clause 19.3 (Loans and Financial Indebtedness), no Obligor other than the Parent is the creditor in respect of any Financial Indebtedness.

16.15	No Conflict

Its execution of the Transaction Documents to which it is a party and its exercise of its rights and performance of its obligations thereunder do not and will not:

(a)	conflict in any material respect with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any agreement, mortgage, bond or other instrument or treaty which is binding upon it or any of its assets; or

(b)	conflict with or violate any provision of its constitutional documents, certificate of incorporation, by-laws or partnership agreement (or equivalent constitutional documents), as the case may be; or

(c)	conflict with any material applicable Law to the extent that such conflict has a Material Adverse Effect.

16.16	Structure

(a)	The Group Structure Chart is in all material respects an accurate representation of the structure of the Parent and the Avis Europe Group as at the date of this Agreement (including a true and accurate list of all the Subsidiaries of Avis Europe).

(b)	With the exception of the SPVs and the Parent, each Obligor is a Subsidiary whose share capital is held directly or indirectly by the Parent in an amount of at least 100 per cent. of issued share capital.

(c)

(i)	In respect of the Obligors, other than the Borrower SPVs: No Obligor other than the Parent owns any capital stock, participation or interest in any person in respect of which such Obligor’s liability is not limited to the amount contributed by such Obligor in accordance with such capital stock, participation or interest other than any such capital stock, participation or interest held by an Obligor in an Obligor.

(ii)	In respect of the Borrower SPVs: No Borrower SPV owns any capital stock, participation or interest in any person in respect of which such Borrower SPV’s liability is not limited to the amount contributed by such Borrower SPV in accordance with such capital stock, participation or interest other than any such capital stock, participation or interest.

16.17	Environmental Matters

(a)	It is in compliance with all material Environmental Laws applicable to it where non-compliance would have a Material Adverse Effect and there are to its knowledge no circumstances that would be reasonably likely to prevent or materially interfere with such compliance in the future.

(b)	It has obtained all material Environmental Licences required or desirable in connection with its business, assets and properties where failure to obtain such material Environmental Licences would have a Material Adverse Effect and there are to its knowledge no circumstances that would be reasonably likely to prevent or materially interfere with such compliance in the future.

(c)	It has complied in all material respects with the terms of all such Environmental Licences where non-compliance would have a Material Adverse Effect and there are to its knowledge no circumstances that would be reasonably likely to prevent or materially interfere with such compliance in the future.

(d)	No Environmental Claim has been commenced or (to the best of its knowledge (having made due and careful enquiry)) is threatened against it where that claim has or is reasonably likely, if determined against it, to have a Material Adverse Effect.

16.18	Intellectual Property

(a)	The Intellectual Property Rights owned by or licensed to it are all the material Intellectual Property Rights required in order to carry out, maintain and operate its business.

(b)	To the best of its knowledge, it has taken all formal and procedural actions (including payment of all fees) required to maintain any registered Intellectual Property Rights owned by it, which are required by it in order for it to carry on its business in all material respects in full force and effect.

16.19	Ownership of Assets

(a)	Save to the extent disposed of without breaching the terms of any of the Senior Finance Documents, it has good title to or valid leases or licences of or is otherwise entitled to use all material assets necessary to conduct the Group Business taken as a whole as it is conducted from time to time.

(b)	Each Obligor owns, directly or indirectly the Eligible Receivables.

16.20	Payment of Taxes

It:

(a)	is not overdue in the payment of any material amount in respect of Tax;

(b)	is not overdue in the filing of any material tax returns or other material notices or documents required to be filed with the competent Tax authorities; and

(c)	has no material claims being asserted, and to the best of its knowledge there are no potential material claims that are reasonably likely to be asserted, against it with respect to taxes which have been or are reasonably likely to be adversely determined, save to the extent it (or the Co-ordinator) can demonstrate to the reasonable satisfaction of the Facility Agent that the same are being contested in good faith and adequate reserves have been made on the basis of appropriate professional advice.

16.21	Pension Plans

(a)	Save where failure to do so would not have a Material Adverse Effect, any pension plan operated by it for the benefit of any member of the Avis Europe Group or the group comprising the Parent and its Subsidiaries and/or any of their respective employees is funded in accordance with applicable laws.

(b)	Save where failure to do so would not have a Material Adverse Effect, it is in compliance with all applicable laws and contracts relating to any pension plan operated by it or in which it participates.

16.22	Encumbrances

(a)	It is or will be, when granting the relevant Encumbrances, the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective Encumbrances having the ranking expressed in those Security Documents, subject to the Reservations.

(b)	Each security interest which is expressed to be created pursuant to the Security Documents to which it is a party does or, when entered into, will create legal, valid and binding obligations of each grantor of such security interest enforceable in accordance with their terms, subject to the Reservations.

16.23	Insurance

It is insured for the purposes of its business with reputable underwriters or insurance companies or is under a self-insurance mechanism (acceptable to the Facility Agent acting reasonably) against such risks and to such extent as is usual for companies carrying on such a business and no event is continuing which would entitle any insurer to reduce its liability under such insurance policies, except to the extent that such reduction would not have a Material Adverse Effect.

16.24	Labour Relations

No labour disputes are current or, to the best of its knowledge, threatened against it which are reasonably likely to be adversely determined and, if so determined, would have a Material Adverse Effect.

16.25	Centre of Main Interests

Its Centre of Main Interests is located in its jurisdiction of incorporation.

16.26	Repetition

Subject to Clause 16(b), each Repeating Representation is deemed to be made by each applicable Obligor making such Repeating Representation on the date of this Agreement in relation to itself and by Avis Europe in relation to itself and the other Obligors that are members of the Avis Europe Group, by reference to the facts and circumstances then existing on:

(a)	each date of a Utilisation Request and on the first day of each Term; and

(b)	in the case of any Acceding Borrower, on the day the same becomes (or if earlier, is required to have become) an Acceding Borrower.

16.27	Representations and Warranties in respect of Borrower SPVs

Each of the Borrower SPVs makes the following representations and warranties set out in this clause 16.27 to each Finance Party on (i) the date that each such Borrower SPV accedes to this Agreement under the terms hereof; (ii) each date of a Utilisation Request and (iii) on the first day of each Term;

(a)	Management and Administration: its management and the place at which meetings of its board of directors are held are all situated in the Netherlands and Italy, as applicable;

(b)	No Establishment: it has no “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation and in the UNCITRAL Regulations, or branch office in any jurisdiction other than: (i) in respect of Dutch FleetCo, The Netherlands and Spain (to the extent such “establishment” is required and permitted under and in accordance with the Borrower SPV Transaction Documents to which Dutch FleetCo is party) and (ii) in respect of Italian FleetCo, Italy;

(c)	Taxes: it is, and has been since the date of its incorporation, resident for Tax purposes solely in the Netherlands and Italy, as applicable;

(d)	No Subsidiaries, Employees or Premises: it has no subsidiaries, employees or (save as expressly agreed in writing by the Security Agent) premises;

(e)	Capitalisation:

(i)	in respect of Dutch FleetCo, its authorised share capital is €18,000, consisting of 9 class A shares of €1,000 each, fully paid, and 9 class B shares of €1,000 each, all paid up;

(ii)	in respect of Italian FleetCo, its authorised share capital is €120,000.00, consisting of 120 shares of €1,000.00 each, representing 100 per cent. of the share capital and validly issued and subscribed to, and fully paid-up;

(f)	Ownership: (in respect of Dutch FleetCo) its entire issued and outstanding share capital is beneficially owned by Stichting Holding 1 FinCar Fleet and Stichting Holding 2 FinCar Fleet and (in respect of Italian FleetCo), 75% of its entire issued and outstanding share capital is beneficially owned by Avis Budget Italia S.p.A. and 25% of its entire issued and outstanding share capital is beneficially owned by CarFin Finance Holdings Limited.

(g)	Activities: it has not engaged in any activities since the date of its incorporation, other than (i) those incidental to its registration under the relevant legislation; (ii) various changes to its directors, secretary, registered office and memorandum and articles of association; (iii) increases in authorised and issued share capital; (iv) changes to its name; (v) other appropriate corporate steps (including, in the case of Dutch FleetCo, the establishment of its Spanish branch); (vi) the authorisation of the entry into the Borrower SPV Transaction Documents or any other documents to which it is expressed to be a party and the relevant corporate services agreement;

(h)	No Distributions: it has not, since the date of its incorporation, paid any dividends or made any distributions, save that in respect of each Borrower SPV any dividend permitted by Clause 19.17(e) (Dividends or Distributions);

(i)	Financial Statements: in respect of Dutch FleetCo, it has not, since the date of its incorporation, prepared any financial statements; and in respect of Italian FleetCo, (i) the most recent financial statements were prepared in accordance with the Applicable Accounting Principles, consistently applied, and present a true and fair view of the financial position of the company at the date as of which they are delivered to the Facility Agent and (ii) as at the date of which its most recent financial statements were prepared, it did not have any liabilities, including off balance sheet commitments (required to be disclosed or reserved pursuant to IFRS (contingent or otherwise)), which were not disclosed thereby (or by the notes thereto) or reserved against therein;

(j)	Solvency: (in respect of Dutch FleetCo) it has not taken any corporate action, legal proceedings or other procedure and no step has been taken by it or a third party for its dissolution (ontbinding), suspension of payments (surseance van betaling), bankruptcy (faillissement), or emergency regulations (noodregeling) within the meaning of section 3.5.5 of the Dutch Financial Markets Supervision Act (wet op het financieel toezicht) nor have its assets been placed under administration (onder bewind gesteld); and (in respect of Italian FleetCo) neither bankruptcy proceedings (faillimento) nor other insolvency proceedings (procedura concorsuale) provided under Italian Royal Decree 16 March 1942, No. 267, including any arrangement with creditors prior to bankruptcy (accordo di ristrutturazione di debiti and/or piano di risanamento attestato and/or concordato preventive and/or transazione fiscale) have been filed or initiated;

(k)	No Adverse Change: since the date of its incorporation, there has been no material adverse change to its condition (financial or other), prospects, results, operations or general affairs;

(l)	Cross Default: it is not in breach of or default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets;

(m)	Corporate Benefit: the objects clause in the its articles of association allows the entering into, execution and delivery of the Borrower SPV Transaction Documents and the other documents to which it is expressed to be a party and the performance of the transactions contemplated under the Borrower SPV Transaction Documents and the other documents to which it is expressed to be a party, and it deems the entering into, execution and delivery of the Borrower SPV Transaction Documents, and the performance of the transactions thereunder to be (i) in its best corporate interest, as it will, directly or indirectly, derive benefits from performing the transactions contemplated thereunder; (ii) conducive to the realisation of and useful in connection with its corporate objects; and (iii) not prejudicial to the interests of its (present and future) creditors;

(n)	Filings: save for any registration of the relevant SPV Security Document, (i) it is not necessary that any of the Borrower SPV Transaction Documents or any other documents to which it is expressed to be a party be filed, recorded or enrolled with any court or other authority in the Netherlands or Italy (as applicable); and (ii) there are no registration, filing or similar formalities imposed in the Netherlands or Italy (as applicable) upon it in connection with its execution and delivery of the Borrower SPV Transaction Documents or any other documents to which it is expressed to be a party, the performance of its obligations under the Borrower SPV Transaction Documents or any other documents to which it is expressed to be a party and the compliance by it with their terms;

(o)	Consents: it does not require the consent of any other party or the consent, licence, approval or authorisation of any governmental authority in the Netherlands or Italy (as applicable) in connection with its execution and delivery of the Borrower SPV Transaction Documents or any other documents to which it is expressed to be a party, the performance of its obligations under the Borrower SPV Transaction Documents or any other documents to which it is expressed to be a party and the compliance by it with their terms, except for those which have been, or will prior to the date of accession be, obtained and are, or will on the date of accession be, in full force and effect;

(p)	No Filing or Stamp Taxes: it is not necessary that any of the Borrower SPV Transaction Documents or any other documents to which it is a party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to any of them other than those filings which are necessary to perfect the Encumbrances created pursuant to, or in relation to, the SPV Security Documents; and

(q)	Italian FleetCo Tax: Italian FleetCo is not subject to the special rules provided for in Article 30, paragraph 1 of Law 23 December 1994, No. 724 concerning the so-called “società di comodo” (“dummy” companies) under the legislation applicable thereof.

17	Financial Information

17.1	Financial Statements

Avis Europe shall procure that the Co-ordinator shall provide to the Facility Agent (with one hard copy and an electronic copy):

(a)

(i)	as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognised standing; and

(ii)	as soon as the same become available, but in any event within 150 days after the end of each of Avis Europe and each other relevant Obligor’s financial years, the audited statutory accounts of each of Avis Europe and each Obligor (other than the Parent and German Opco) for such financial year prepared for inclusion in the ABG Group consolidated accounts; and

(iii)	as soon as the same become available, but in any event within 150 days after the end of each of its financial years, the audited consolidated financial statements of AVIS Automervietung Beteiligungsgesellschaft mbH Oberursel which financial statements shall include substantially the same items of financial information relating to German Opco as that contained in the Original Financial Statements in relation to German Opco delivered in accordance with Clause 16.11 (Original Financial Statements), in each case audited by an internationally recognised firm of independent auditors licensed to practice in its jurisdiction of incorporation and accompanied by the related auditor’s report; and

(b)	as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated balance sheet of the Parent and its consolidated subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by an officer of Parent as being fairly stated in all material respects (subject to normal year-end audit adjustments).

17.2	Budget

Avis Europe shall procure that the Co-ordinator shall as soon as reasonably practicable, and in any event not later than 45 days after the beginning of each financial year of the Avis Europe Group (commencing with the financial year ending on 31 December 2011), deliver to the Facility Agent (with one hard copy and an electronic copy) the annual operating Budget, including profit and loss account, balance sheet and cashflow statement.

17.3	Reports

The Co-ordinator shall on each Reporting Date provide to the Facility Agent (with a copy to the Security Agent) the relevant Asset Report for the Borrowers providing the information required therein as at the immediately preceding Calculation Date, accompanied by (i) a copy of any VAT refund request filed with the relevant tax authorities since the previous Reporting Date (or, in the case of the first Reporting Date, since the date of this Agreement), (ii) the address of each of the debtors, the receivables against which have been assigned pursuant to the Receivables Charges referred to in (iii) below and (iii) if and to the extent necessary, an original copy of such other relevant document(s) required (if any) by the Receivables Charges, in respect of the Eligible Receivables of such Borrowers, it being agreed that in accordance with applicable laws and the terms of the relevant Receivables Charge, any required identification or specification of the receivables and Eligible Receivables which are the subject of the Receivables Charge (as well as any ancillary documents pertaining thereto) may be made by way of any appropriate computerised data processing or storage systems as described in the Receivables Charge and, if such delivery is made, no Borrower shall be required to draw up any paper-based list of those receivables in connection with the delivery of any Asset Report.

17.4	Other Information

(a)	Avis Europe shall procure that the Co-ordinator and each of the Obligors (in respect of information related to it) shall from time to time, on the written request of the Facility Agent, provide the Facility Agent with such information about the Group Business, the financial condition of the Avis Europe Group and the SPVs or any Obligor and any other financial information, in each case as the Facility Agent may reasonably request.

(b)	If requested to do so by the Facility Agent, the Co-ordinator shall hold a meeting with the Lenders (to whom reasonable notice of such meeting has been given by the Co-ordinator and who then choose to attend such meeting) to review the performance and financial condition of the Obligors and to discuss the financial information delivered regarding the Obligors. The Facility Agent can only require one such meeting pursuant to this Clause 17.4 in each financial year.

(c)	The Co-ordinator shall, on each Reporting Date falling in March, June, September and December of each year, notify in writing to the Facility Agent:

(i)	the aggregate Financial Indebtedness incurred in respect of Permitted Avis Europe/Finco Financial Indebtedness since the last Reporting Date (or, in relation to the first Reporting Date, the aggregate Financial Indebtedness in respect of Permitted Avis Europe/Finco Financial Indebtedness); and

(ii)	any uncommitted and unsecured overdraft facilities referred to in paragraph (c) of the definition of “Permitted Opco Financial Indebtedness” in Clause 19.3 (Loans and Financial Indebtedness).

17.5	Compliance Certificates

Avis Europe shall ensure that each set of financial statements delivered pursuant to paragraphs (a) and (b) of Clause 17.1 (Financial Statements) is accompanied by a Compliance Certificate signed by two directors on behalf of the Co-ordinator confirming to its best knowledge and belief (having made due and careful enquiry) the absence of any Default as at the end of such financial year or financial quarter to which such financial statements relate or, if there is an outstanding Default, providing details of the same and of any actual and proposed remedial action.

17.6	Change in Accounting Practices

Each of the Obligors (other than the Parent) shall ensure that each set of financial statements delivered to the Facility Agent pursuant to this Clause 17 is prepared using Applicable Accounting Principles (save as required by law) unless, in relation to any such set of financial statements:

(a)	Avis Europe promptly notifies the Facility Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period;

(b)	if amendments satisfactory to Avis Europe are agreed by the Facility Agent (acting on the instructions of the Majority Lenders) within 30 days of the notification provided under paragraph (a) above, those amendments shall take effect immediately upon the Majority Lenders approving such amendments; and

(c)	if amendments satisfactory to Avis Europe are not agreed by the Facility Agent (acting on the instructions of the Majority Lenders) within 30 days of such notification, then within 15 days following the end of such 30-day period, the Co-ordinator shall either:

(i)	use best endeavours to procure that its auditors for the time being provide a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to reflect the accounting policies, practices, procedures and reference period upon which the Original Financial Statements for Avis Europe were prepared and sufficient information, in such detail and format as may be reasonably required by the Facility Agent, to enable the Lenders to make an accurate comparison between the financial positions indicated by those financial statements and by the Original Financial Statements for Avis Europe, and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements for Avis Europe were prepared, provided that, if such a description is not provided by the auditors, the Co-ordinator will describe and quantify the effect to the reasonable satisfaction of the Facility Agent (acting on the instructions of the Majority Lenders) or the Co-ordinator must comply with paragraph (ii) below; or

(ii)	ensure that the relevant financial statements are prepared in accordance with the Applicable Accounting Principles as at the date of signing of this Agreement.

17.7	Notifications

Avis Europe shall procure that there shall be furnished to the Facility Agent (with one hard copy and an electronic copy) to the extent permitted by law:

(a)	as soon as the same are instituted or, to its knowledge, threatened, reasonable details of any litigation, arbitration, administrative or regulatory proceedings involving any Obligor which, if adversely determined, would be reasonably likely to have a Material Adverse Effect (where, for the purposes of this paragraph (a) only, references to the Obligors in the definition of “Material Adverse Effect” shall be deemed to be references to the ABG Group);

(b)	written details of any Default promptly upon becoming aware of the same, and of all remedial steps being taken and proposed to be taken in respect of that Default;

(c)	upon receipt of a written request by the Facility Agent, a certificate signed by a director or its chief financial officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy the same).

17.8	Access to Records

(a)	Upon reasonable justification, each Obligor shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall), at reasonable times during normal business hours, without disrupting the operations of the Obligor, and on reasonable prior notice subject only to the provision of any Confidentiality Undertaking required by such Obligor (acting reasonably), afford the Facility Agent or any Finance Party, any professional adviser to the Facility Agent or such Finance Party, or representative of the Facility Agent or such Finance Party (an “Inspecting Party”) access to, and permit such Inspecting Party to inspect or observe, such part of its business or the Group Business as is owned or operated by such Obligor, but without causing such Obligor or Avis Europe Group member to breach any obligation of confidentiality to which it may be subject.

(b)	The right of access afforded under paragraph (a) above may not be exercised more than once in any one year, unless a Default has occurred and is continuing.

17.9	“Know Your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Facility Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall, promptly upon the written request of the Facility Agent or any Lender, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Senior Finance Documents.

(b)	Each Lender shall, promptly upon the written request of the Facility Agent, supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Senior Finance Documents.

18	Positive Undertakings

The following positive undertakings shall not be made by any Borrower SPV and shall not apply to any Borrower SPV:

(a)	Clause 18.3(a) (Insurance) and Clause 18.3(b) (Insurance);

(b)	Clause 18.4 (Intellectual Property); and

(c)	Clause 18.11 (Centre of Main Interests).

18.1	Necessary Authorisations

Each Obligor other than the Parent shall obtain, comply with and do all that is necessary to maintain in full force and effect in all material respects the Necessary Authorisations required for the entering into and the performance of its obligations under the Transaction Documents.

18.2	Compliance with Applicable Laws

Subject to the provisions of Clause 16.17 (Environmental Matters), each Obligor other than the Parent will (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall) comply with all applicable laws, regulations and directives to which it may be subject to the extent that failure to comply would have a Material Adverse Effect.

18.3	Insurance

(a)	Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group will) effect and maintain insurance at their own expense in relation to all insurable assets and risks with reputable underwriters or insurance companies or under a self-insurance mechanism (acceptable to the Facility Agent acting reasonably) against such risks and to such extent as is usual and appropriate for companies carrying on a business of the same size and the same nature as that carried on by such Obligor and shall prevent any material policies of insurance becoming void or voidable.

(b)	Avis Europe shall or shall ensure that the Co-ordinator shall (i) (if so reasonably requested by the Facility Agent) supply the Facility Agent with copies of all such insurance policies or certificates of insurance in respect thereof or (in the absence of the same) such other evidence of the existence of such policies as may be reasonably acceptable to the Facility Agent and (ii) promptly notify the Facility Agent of any claim against an Obligor other than the Parent which is for or reasonably likely to result in a claim which would have a Material Adverse Effect.

18.4	Intellectual Property

Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall):

(a)	take all necessary action to safeguard and maintain its rights, present and future, in or relating to any of the present or future Intellectual Property Rights material to the conduct of its business (the “Material Intellectual Property Rights”) owned, used or exploited by it to the extent that failure to do so would have a Material Adverse Effect (in each case including, without limitation, paying all applicable renewal fees, licence fees and other outgoings and complying with all applicable laws and regulations related thereto);

(b)	not enter into any licence or other agreement or arrangement in respect of Material Intellectual Property Rights other than in the ordinary course of business on normal arm’s length commercial terms and comply with all licences to it of any Material Intellectual Property Rights to the extent that failure to comply with the foregoing would have a Material Adverse Effect; and

(c)	ensure that it legally and beneficially owns or has all necessary consents to use all the Material Intellectual Property Rights where failure to do so would have a Material Adverse Effect.

18.5	Ranking of Claims

Each Obligor other than the Parent shall (subject to the Reservations) ensure that at all times the claims of the Finance Parties against it rank at least pari passu with the claims of all its unsecured creditors save those whose claims are preferred by law and subject to the provisions of the Subordination Agreement.

18.6	Pay Taxes and Social Security Contributions

Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall), file all material tax and social security returns on time and pay and discharge all material social security contributions (or any equivalent contribution in any jurisdiction), taxes and governmental charges payable by or assessed upon it on or prior to the date on which the same become overdue (and without causing any Encumbrance to be created (taking into account any applicable grace period)), so that no claims are asserted, save to the extent that the same are being contested in good faith and adequate reserves have been provided.

18.7	Pension Plans

Avis Europe shall ensure that all pension plans maintained by or for the benefit of any member of the Avis Europe Group (save for the Borrower SPVs) and/or any of its employees:

(a)	comply in all material respects in accordance with all applicable laws and contracts applying to such pension plans from time to time; and

(b)	are funded in accordance with all laws applicable thereto,

in each case where failure to so maintain, comply or fund would have a Material Adverse Effect.

18.7A	Dutch FleetCo Pensions

Dutch FleetCo shall not have any liability in respect of any pension scheme (including, without limitation, any pension scheme of any other Obligor) and there are no circumstances which would give rise to such a liability.

18.8	Environmental Matters

(a)	Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall):

(i)	comply with all Environmental Laws to which it may be subject;

(ii)	obtain all Environmental Licences required in connection with the business it carries; and

(iii)	comply with the terms of all such Environmental Licences,

in each case where failure to do so would have a Material Adverse Effect.

(b)	Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group will), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(i)	any Environmental Claim against any Obligor which is current, pending or threatened; and

(ii)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Obligor,

where the claim, if determined against that Obligor, would have a Material Adverse Effect.

18.9	Further Assurance

Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall comply with its obligations under the Security Documents to which it is a party.

18.10	Authorisation of Transaction Documents

Each Obligor other than the Parent shall obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any applicable law or regulation:

(a)	to enable it to perform its material obligations under the Transaction Documents; and

(b)	to ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document subject to the provisions of Clause 20.3 (Invalidity, Repudiation, Unenforceability or Unlawfulness of the Transaction Documents) with respect to the ability of any Obligor to replace any Security Document ceasing to be valid, lawful or enforceable.

18.11	Centre of Main Interests

No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group will), without the prior written consent of the Majority Lenders, cause or allow its Centre of Main Interests to change should such a change reasonably be expected to be materially prejudicial to the interests of the Finance Parties.

18.12	SPV Operating Documents

Each Obligor (other than the Parent) which is party to an SPV Operating Document shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group and is party to an SPV Operating Document shall) timely perform its material obligations under each SPV Operating Document.

18.13	VAT Group

No Obligor other than the Parent may be a member of a Value Added Tax Group except Obligors that are members of the Avis Europe Group with other members of the Avis Europe Group.

18.14	SPVs

(a)	Avis Europe shall use (and the Parent shall procure that Avis Europe shall use) all reasonable efforts (save to the extent the same would produce (A) any violation of applicable law, (B) liability of any of the officers, directors, shareholders of such member or any of its holding companies or subsidiaries, (C) violation of the provisions of any Joint Venture governing or binding on such person or its subsidiaries or holding companies or (D) material adverse effects on the tax position (including, without limitation, the imposition of any material withholding tax or the loss of any material tax deduction) of the worldwide Avis group, including the Avis Europe Group) to:

(i)	within nine months of the date of this Agreement, establish or cause to be established an SPV in Italy and The Netherlands and/or in any other jurisdiction satisfactory to the Facility Agent; and

(ii)	ensure that each SPV becomes an Eligible SPV as soon as reasonably practicable after the date of this Agreement.

(b)	Each SPV shall (and Avis Europe shall procure that each SPV shall) take all necessary measures to ensure that it benefits directly from all Vehicle Dealer Purchase Agreements, Vehicle Dealer Buy-Back Agreements, Vehicle Manufacturer Purchase Agreements, Vehicle Manufacturer Buy-Back Agreements and/or insurance policies relating to such Vehicle Dealer Buy-Back Agreements, Vehicle Manufacturer Buy-Back Agreements, and all Vehicle Manufacturer Guarantees (if any), in each case, with respect to the Vehicle Fleet of such SPV and to the extent available on commercially reasonable terms, such measures to include, without limitation, renegotiating, amending or otherwise obtaining all necessary consents under such Vehicle Dealer Purchase Agreements, Vehicle Dealer Buy-Back Agreements, Vehicle Manufacturer Purchase Agreements, Vehicle Manufacturer Buy-Back Agreements, insurance policies, Vehicle Manufacturer Guarantees and other agreements, as the Mandated Lead Arranger may reasonably require in connection with the Permitted Take-Out Financing.

(c)	Avis Europe shall procure that, as soon as reasonably possible following the date on which an SPV benefits from any Vehicle Manufacturer Purchase Agreement, Vehicle Dealer Purchase Agreement, Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement, Avis Europe shall ensure that the Facility Agent is notified thereof.

(d)	As soon as reasonably possible following the date on which each SPV becomes an Eligible SPV (i) Avis Europe shall procure that the Facility Agent shall be notified thereof and (ii) each Eligible SPV will accede to this Agreement as a Borrower SPV pursuant to Clause 21 (Acceding Borrowers).

(e)	From each Transition Date relating to an SPV and its Related Opco, and, at the latest, by the Settlement Date falling in December 2012 each Related Opco shall cease to have the right to request Advances pursuant to the Facility other than Rollover Advances.

18.15	Permitted Take-Out Financing

(a)	Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall) use its best efforts to undertake and complete the Permitted Take-Out Financing for the purpose of refinancing the Facility to the extent required by and in accordance with the provisions of the Engagement Letter (including, without limitation, the timing set out therein), provided that no Obligor shall be required to undertake and complete the Permitted Take-Out Financing if Avis Europe considers (in its opinion) that, taking account of the prevailing market circumstances and any costs and expenses (including tax-related costs and expenses which may be incurred), it is not commercially reasonable to do so.

(b)	Avis Europe shall ensure that the Facility Agent is notified at least 30 days prior to any Permitted Take-Out Financing of Avis Europe’s intention to proceed with such a Permitted Take-Out Financing. Upon reasonable request of the Facility Agent to the Co-ordinator, Avis Europe shall ensure that the Facility Agent is informed in reasonable detail of the advancement of any step taken with respect to a possible Permitted Take-Out Financing.

(c)	Any Take-Out Borrower which is the subject of a Permitted Take-Out Financing in respect of all its assets that would otherwise have formed part of its Borrower Asset Value shall, upon closing of such Permitted Take-Out Financing, cease to be entitled to request any Advances.

18.16	Concentration Limits

Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall):

(a)	not take any action which might reasonably be expected to cause any of the Concentration Limits to be exceeded;

(b)	to the extent any of the Concentration Limits is exceeded at any time, take all reasonable actions to ensure that such Concentration Limit ceases to be exceeded as soon as practically feasible or that the Vehicles which result in the Concentration Limits being exceeded are financed by alternative sources, provided that such financing is permitted under the terms of the Senior Finance Documents; and

(c)	immediately send a notification to the Facility Agent of such excess and of the remedial steps contemplated by Avis Europe in order that such Concentration Limit ceases to be exceeded.

18.17	Depreciation

Each Ultimate Borrower shall (and Avis Europe shall procure that each Ultimate Borrower that is a member of the Avis Europe Group shall) ensure that it depreciates the Vehicles in its Vehicle Fleet in accordance with GAAP consistently applied.

18.18	Sale of Vehicles

Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall) make the selection of the Vehicles that it resells on the market in accordance with market practice.

18.19	Renewal of Vehicle Manufacturers Programmes

Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall) (i) use its best efforts to renew up to and including the Final Maturity Date the Vehicle Dealer Purchase Agreements as provided in paragraph (b) of the definition of “Vehicle Dealer Purchase Agreement”, the Vehicle Dealer Buy-Back Agreements as provided in paragraph (b) of the definition of “Vehicle Dealer Buy-Back Agreement”, the Vehicle Manufacturer Purchase Agreements as provided in paragraph (b) of the definition of “Vehicle Manufacturer Purchase Agreement” and the Vehicle Manufacturer Buy-Back Agreements as provided in paragraph (b) of the definition of “Vehicle Manufacturer Buy-Back Agreement”, and (ii) consult with the Facility Agent in the event of any change in a Vehicle Dealer’s or Vehicle Manufacturer’s policy which could be materially adverse to the setting up of the Permitted Take-Out Financing (including as a result of a change in the proportion of At Risk Assets comprising trucks) with a view to renewing such Vehicle Dealer Purchase Agreements, Vehicle Dealer Buy-Back Agreements, Vehicle Manufacturer Purchase Agreements and Vehicle Manufacturer Agreements to the maximum extent possible as provided in paragraph (b) of each of the definitions of “Vehicle Dealer Purchase Agreement”, “Vehicle Dealer Buy-Back Agreement”, “Vehicle Manufacturer Purchase Agreement” and “Vehicle Manufacturer Buy-Back Agreement” respectively.

18.20	Treasury Transactions

No Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall not) enter into a Treasury Transaction for speculation purposes.

18.21	Vehicle Manufacturer Guarantees/Insurance Policies

Each Obligor other than the Parent shall (and Avis Europe shall procure that each Obligor that is a member of the Avis Europe Group shall) procure that, to the extent such Obligor is party to or benefits from a Vehicle Dealer Buy-Back Agreement the credit risk of which is covered by a Vehicle Manufacturer Guarantee or insurance policy, the Secured Finance Parties benefit from such Vehicle Manufacturer Guarantee or insurance policy in connection with the receivables under the Vehicle Dealer Buy-Back Agreement assigned for the benefit of the Secured Finance Parties under the Security Documents.

18.22	Transferability of Receivables

In the event that any Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement contains one or more provisions requiring consent of any party (other than that of the Obligor benefiting from such agreement) in order for the Obligor to be able to transfer its receivables thereunder, each of Avis Europe and such Obligor shall (and Avis Europe shall procure that such Obligor, if it is a member of the Avis Europe Group, shall) use its best efforts to renegotiate such agreement (including at the time of its renewal) in order that such provision(s) be removed and each Obligor shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall) use its best efforts to procure that any new Vehicle Manufacturer Buy-Back Agreement or Vehicle Dealer Buy-Back Agreement entered into by it or from which it benefits does not contain any provision restricting its ability to freely and validly transfer its receivables or other rights thereunder.

18.23	Subordination of Intercompany Debt

The Parent and Avis Europe shall ensure that:

(a)	(save where such Financial Indebtedness constitutes Permitted Finco/Avis Europe Intragroup Financial Indebtedness or Permitted Finco Insurance Financial Indebtedness) each of the Parent and its Subsidiaries which is or becomes a borrower or a creditor in respect of Financial Indebtedness of any of the Obligors accedes to the Subordination Agreement as an Intercompany Borrower (as defined in the Subordination Agreement) or, as the case may be, an Intercompany Lender (as defined in the Subordination Agreement), in accordance with the Subordination Agreement; and

(b)	the Parent, AB Canada Holdings II Partnership and Avis Budget International Financing S.a r.l. accede to the ABCR Subordination Agreement before the first Utilisation Date.

18.24	Security over Italian VAT Receivables

Italian Opco shall:

(a)	if it intends to grant security over the relevant VAT requested for refund, request, as soon as possible and in any event no later than 30 September of each calendar year, the refund of its recoverable VAT pursuant to articles 30 and 38-bis of Presidential Decree No. 633 of 26 October 1972;

(b)	if it assigns by way of security (such assignment only to be enforceable following an Event of Default) in favour of the Finance Parties the VAT requested for refund pursuant to paragraph (a) above, enter into a deed of assignment, in the form agreed between the Facility Agent and the Co-ordinator, within 10 Business Days of submitting the relevant VAT refund request to the Italian tax authorities, provided that notice of such assignment shall be given to the Italian tax authorities only in accordance with the provisions of such deed of assignment; and

(c)	procure the issuance of a parent company, bank or insurance guarantee for the purposes of any VAT refund as soon as practicable within the time period permitted by applicable law or any different time upon request by the Italian tax authorities.

18.25	Licensee/Lessee Bankruptcy

In the event of a bankruptcy of a licensee or, as the case may be, lessee the Ultimate Borrower which is licensor or lessor (and party to the licence or, as applicable, sublease with such licensee or, as the case may be, lessee) will immediately use best efforts to recover any Vehicles the subject of such sublease or licence in accordance with Avis Europe Group management processes.

18.26	Positive Covenants in respect of the Borrower SPVs

Notwithstanding anything to the contrary in this Agreement, each Borrower SPV covenants and undertakes with the Security Agent (on behalf of the Finance Parties) that it shall:

(a)	Conduct: at all times carry on and conduct its affairs in a proper and efficient manner and in accordance with its constitutive documents and all laws and regulations applicable to it;

(b)	Books of Account: keep proper books of account and, at any time after a Default has occurred or if the Security Agent reasonably believes that such an event has occurred, so far as permitted by applicable law, allow the Security Agent and anyone appointed by it access to its books of account at all reasonable times during normal business hours;

(c)	Centre of Main Interests: conduct its business and affairs such that, at all times:

(i)	its “centre of main interests”, as that term is used in Article 3(1) of the EU Insolvency Regulation, is in:

(ii)	in respect of Dutch FleetCo, The Netherlands; and

(iii)	in respect of Italian FleetCo, Italy; and

(iv)	it has no “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation, or branch office other than:

(a)	in respect of Dutch FleetCo, The Netherlands and Spain (to the extent such “establishment” is required and permitted under and in accordance with the Borrower SPV Transaction Documents to which Dutch FleetCo is party); and

(b)	in respect of Italian FleetCo, Italy;

(d)	Independent Director: (in respect of Dutch FleetCo only) at all times retain one independent director;

(e)	Separateness Covenants: hold itself out as a separate entity and shall:

(i)	maintain its corporate books and records separately from any other person or entity;

(ii)	maintain its accounts separate from those of any other person or entity;

(iii)	not commingle assets with those of any other entity;

(iv)	conduct its own business in its own name;

(v)	maintain separate financial statements;

(vi)	other than as envisaged in the Borrower SPV Transaction Documents, pay its own liabilities out of its own funds;

(vii)	observe all corporate, partnership, or other formalities required by its constituting documents;

(viii)	not guarantee or become obligated for the debts of any other entity or to hold out its credit as being available to satisfy the obligations of others, except as permitted under the Borrower SPV Transaction Documents;

(ix)	not acquire obligations or securities of shareholders, except as permitted in the Borrower SPV Transaction Documents;

(x)	use separate stationery, invoices, and cheques;

(xi)	correct any known misunderstanding regarding its separate identity;

(xii)	not reduce its share capital;

(xiii)	conduct its affairs in accordance with its constitutive documents; and

(xiv)	not amend, supplement or otherwise modify its constitutive documents.

(f)	Security Agent’s directions: it shall obtain the prior written consent of the Security Agent before exercising any discretion it may have relating to amending, modifying, granting waivers or consents or any other rights it may have under the Borrower SPV Transaction Documents;

(g)	Borrower SPVs Bank Accounts: it shall deposit or transfer all amounts received by it into: (i) in respect of Italian FleetCo, the bank accounts in the name of Italian FleetCo in Italy; and (ii) in respect of Dutch FleetCo, the bank accounts in the name of Dutch FleetCo in Spain.

(h)	(in respect of Dutch FleetCo only) Priority of Payments in respect of its bank account in Spain: it shall instruct its account bank in Spain to apply its available funds on each Settlement Date (or, in the case of amounts expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision for application of available funds on such date) as follows, in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:

(a)	firstly, in payment or satisfaction of amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party;

(b)	secondly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the fees, costs, charges, expenses and liabilities due and payable to the Security Agent under the relevant Security Document to which it is a party; and

(ii)	the fees, costs, charges, expenses and liabilities due and payable to the Facility Agent under this Agreement;

(c)	thirdly, in payment or satisfaction of any Tax for which Dutch FleetCo is primarily liable to the appropriate Tax authorities (other than any corporate income tax payable out of the Monthly Target Corporate Profit Amount);

(d)	fourthly, to retain the Monthly Target Corporate Profit Amount in respect of Dutch FleetCo;

(e)	fifthly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the fees, costs, charges, expenses and liabilities due and payable to its auditors and legal advisors; and

(ii)	the fees, costs, charges, expenses and liabilities due and payable to its account bank under the relevant account bank agreement to which it is a party;

(f)	sixthly, pari passu and pro rata, in payment or satisfaction of interest due and payable in respect of this Agreement;

(g)	seventhly, pari passu and pro rata, in payment or satisfaction of principal due and payable in respect of this Agreement;

(h)	eighthly, any amounts due and payable (including amounts due and payable on previous Settlement Dates but not yet paid and any payments owing under this Agreement) to the Secured Finance Parties under the Transaction Documents other than amounts paid in accordance with any paragraph above;

(i)	ninthly, payment or satisfaction, pari passu and pro rata, of the fees, costs, charges, expenses and liabilities due and payable to Spanish Opco under the Servicing Agreement to which it is a party; and

(j)	tenthly, payment or satisfaction, of the principal or interest under the Finco Subordinated Loan Agreement, provided that such payment or satisfaction;

(k)	eleventhly, payment or satisfaction, of any amounts due and payable (including amounts due and payable on previous Settlement Date or any other date but not yet paid and any payments owing by Dutch FleetCo) to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above;

(i)	(in respect of Italian FleetCo only) Priority of Payments in respect of its bank account in Italy: it shall instruct its account bank in Italy to apply its available funds on each Settlement Date (or, in the case of amounts expected to become due and payable on any date after the relevant Settlement Date but before the next following Settlement Date, make provision for application of available funds on such date) as follows, in each case only if and to the extent that the items of a higher priority have been paid or satisfied in full:

(a)	firstly, in payment or satisfaction of amounts due and payable in respect of any Vehicle Purchasing Agreement to which it is a party or any supplemental agreement in respect of a Vehicle Purchasing Agreement to which it is party;

(b)	secondly, in payment or satisfaction, pari passu and pro rata, of:

(i)	the fees, costs, charges, expenses and liabilities due and payable to the Security Agent under the relevant Security Document to which it is a party; and

(ii)	the fees, costs, charges, expenses and liabilities due and payable to the Facility Agent under this Agreement;

(c)	thirdly, in payment or satisfaction, pari passu and pro rata, of any Tax for which Italian FleetCo is primarily liable to the appropriate Tax authorities (other than any corporate income tax and any regional productive activities tax payable by the Italian Fleetco out of the Italian FleetCo Monthly Target Corporate Profit Amount);

(d)	fourthly, in payment or satisfaction, pari passu and pro rata, of:

(i)	costs, charges, expenses and liabilities due and payable by CarFin Finance Holdings Limited, provided that the aggregate of such fees, costs, charges, expenses and liabiltites shall not exceed €60,000 in any financial year of Italian FleetCo;

(ii)	the fees, costs, charges, expenses and liabilities due and payable to its auditors and legal advisors; and

(iii)	the fees, costs, charges, expenses and liabilities due and payable to its account bank under the relevant account bank agreement to which it is a party;

(e)	fifthly, pari passu and pro rata, in payment or satisfaction of interest due and payable in respect of this Agreement;

(f)	sixthly, pari passu and pro rata, in payment or satisfaction of principal due and payable in respect of this Agreement;

(g)	seventhly, any amounts due and payable (including amounts due and payable on previous Settlement Dates but not yet paid and any payments owing under this Agreement) to the Secured Finance Parties under the Transaction Documents other than amounts paid in accordance with any paragraph above;

(h)	eighthly, to retain the FleetCo Monthly Target Corporate Profit Amount in respect of Italian FleetCo;

(i)	ninethly, payment or satisfaction, pari passu and pro rata, of the fees, costs, charges, expenses and liabilities due and payable to Italian Opco under the Servicing Agreement to which it is a party; and

(j)	tenthly, payment or satisfaction of any interest or principal due and payable under the VAT Loan Agreement;

(k)	eleventhly, payment or satisfaction of the principal or interest due and payable under the Finco Subordinated Loan Agreement;

(l)	twelfthly, payment or satisfaction, of any amounts due and payable (including amounts due and payable on previous Settlement Date or any other date but not yet paid and any payments owing by Italian FleetCo) to any other parties (including, without limitation, any unsecured third party other than amounts paid in accordance with any paragraph above;

18.27	Borrower SPVs Bank Accounts

(a)	The Spanish Opco shall deposit or transfer all amounts received by or on behalf of each Borrower SPV (or otherwise procure or cause such amounts to be deposited or transferred) into the bank accounts in the name of Dutch FleetCo or Italian FleetCo, as applicable.

(b)	The Italian Opco shall deposit or transfer all amounts received by or on behalf of each Borrower SPV (or otherwise procure or cause such amounts to be deposited or transferred) into the bank accounts in the name of Dutch FleetCo or Italian FleetCo, as applicable.

18.28	Purchase of Vehicles by Italian FleetCo

In respect of each Vehicle to be purchased by Italian FleetCo using proceeds from Advances drawn by Italian FleetCo under this Agreement, Finco shall fund an amount equal to the VAT applicable to such Vehicle prior to the date of such purchase by Italian FleetCo, pursuant to the VAT Loan Agreement.

19	Negative Undertakings

The following negative undertakings shall not be made by any Borrower SPV and shall not apply to any Borrower SPV:

(i)	Clause 19.1 (Negative Pledge);

(ii)	Clause 19.3 (Loans and Financial Indebtedness);

(iii)	Clause 19.5 (Guarantees);

(iv)	Clause 19.9 (Mergers);

(v)	Clause 19.14 (Clear Market and Syndication); and

(vi)	Clause 19.6 (Dividends and Distributions).

19.1	Negative Pledge

In this Clause 19.1, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	No Obligor other than the Parent shall (and Avis Europe shall ensure that no Obligor shall) create or permit to subsist any Security over any of its assets.

(b)	No Obligor other than the Parent shall (and Avis Europe shall ensure that no Obligor that is a member of the Avis Europe Group shall):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Avis Europe Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security, or (as the case may be) Quasi-Security, listed below:

(i)	any Security or Quasi-Security listed in Schedule 14 (Existing Security/Quasi-Security) except to the extent the principal amount secured by that Security or Quasi-Security exceeds the amount stated in that Schedule;

(ii)	any netting or set-off arrangement entered into by any Obligor in the banking arrangements it has entered into in the ordinary course of its business for the purpose of netting debit and credit balances;

(iii)	any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by an Obligor for the purpose of:

A.	hedging any risk to which any Obligor is exposed in its ordinary course of trading; or

B.	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iv)	any lien arising by operation of law and in the ordinary course of trading;

(v)	any Security or Quasi-Security created pursuant to any Senior Finance Document;

(vi)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to an Obligor in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Obligor; or

(vii)	any lease by an Opco to an Affiliate in accordance with its normal practice.

19.2	Shares

The Parent and Avis Europe shall procure that (i) no person shall create or permit to subsist any Security over any share in any Obligor (other than the Parent) and (ii) no warrants or options are issued in respect of the share capital of any Obligor (other than the Parent).

19.3	Loans and Financial Indebtedness

(a)	Except for Advances under this Facility and as permitted under paragraph (b) below, no Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall) be a creditor or debtor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to any:

(i)	Permitted Loan;

(ii)	Permitted Transaction;

(iii)	Permitted Opco Financial Indebtedness;

(iv)	Permitted Avis Europe/Finco Financial Indebtedness;

(v)	Permitted Intragroup Financial Indebtedness;

(vi)	Permitted Counter-Indemnity;

(vii)	Permitted Avis Europe/Finco Guarantee;

(viii)	Permitted Finco/Avis Europe Intragroup Financial Indebtedness; or

(ix)	Permitted Finco Insurance Financial Indebtedness,

provided that no Obligor (other than the Parent) may be a creditor or debtor of any further Financial Indebtedness in respect of paragraphs (i) to (vii) (inclusive) above which is incurred after a Default has occurred (which is continuing) (other than pursuant to paragraph (b) of “Permitted Intragroup Financial Indebtedness” and any related Permitted Loan by an Obligor to another Obligor), where:

“Bonds” means any debenture, bond, note or loan stock or any similar instrument;

“Credit Facilities” means any agreement pursuant to which:

(a)	Avis Europe or Finco is a debtor in respect of any Financial Indebtedness; and

(b)	any bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets is a creditor in respect of such Financial Indebtedness;

“Non-Target Opcos” means any company which conducts any of the Group Business (other than financing), except any Ultimate Borrower;

“Permitted Avis Europe/Finco Financial Indebtedness” means any Financial Indebtedness of Avis Europe or Finco:

(a)	in respect of:

(i)	Credit Facilities or Bonds which is incurred for the purpose of financing, or is applied to finance:

A.	the rental fleet;

B.	airport locations or concessions; and/or

C.	Working Capital Expenditure,

in each case, of one or more Non-Target Opcos; and

(ii)	any hedging arrangement for the fixing of interest rate risk or foreign exchange risk,

the aggregate amount of which does not exceed €150,000,000 (or its Euro Equivalent) (without double-counting any guarantee falling within paragraph (a) of the definition of “Permitted Avis Europe/Finco Guarantees”) at such time (the aggregate amount of all such hedging arrangements being deemed to be the aggregate out-of-the-money mark-to-market exposure of the relevant Non-Target Opco pursuant to such hedging arrangements at the relevant time), provided that this limit does not apply to any such Financial Indebtedness incurred for the purpose of financing, or applied to finance, the rental fleet and/or Working Capital Expenditure of any Non-Target Opco which only conducts Group Business in France or the United Kingdom; or

(b)	which falls within paragraph (b) of the definition of “Permitted Intragroup Financial Indebtedness”;

“Permitted Counter-Indemnities” means any counter-indemnity obligation of Avis Europe or Finco (i) which is entered into in the ordinary course of business in respect of any Credit Facility or guarantee; and (ii) which does not fall within the definition of “Permitted Avis Europe/Finco Financial Indebtedness”, provided that the aggregate of the contingent or actual exposures of Avis Europe and Finco under all such counter-indemnity obligations which do not fall within the definition of “Permitted Avis Europe/Finco Financial Indebtedness” does not exceed €10,000,000;

“Permitted Finco Insurance Financial Indebtedness” means any Financial Indebtedness in respect of which Finco is the debtor and either Avis Europe International Reinsurance Limited or Aegis Motor Insurance Limited is the creditor (such creditor being at the relevant time a member of the Avis Europe Group authorised to carry out insurance business in the Isle of Man) provided that:

(a)	the funds advanced to Finco in respect of such Financial Indebtedness are not attributable to sums borrowed by the relevant creditor from an entity which is not a member of the Avis Europe Group; and

(b)	Finco hereby agrees that, if a Default has occurred and is continuing:

(i)	repayments of principal in respect of such Financial Indebtedness shall not be made unless such repayments are required to be made to the relevant creditor to satisfy its regulatory capital and reporting requirements (and Finco shall ensure that such limitation does not cause a breach of its contractual obligations relating to such Financial Indebtedness); and

(ii)	before making such prepayment (or irrevocably committing to make such prepayment) Finco delivers to the Facility Agent a certificate in form and substance satisfactory to the Facility Agent signed by two directors of Finco certifying that the conditions and restrictions set out in this definition in respect of the incurrence of the Financial Indebtedness and the proposed repayment are complied with.

“Permitted Finco/Avis Europe Intragroup Financial Indebtedness” means any Financial Indebtedness, other than Permitted Finco Insurance Financial Indebtedness, in respect of which Finco or Avis Europe is the debtor and a member of the Avis Europe Group (other than an Obligor) is the creditor, provided that:

(a)	the proceeds of such Financial Indebtedness shall be applied by Finco or Avis Europe (as applicable) to its ordinary course activities;

(b)	Finco or Avis Europe (as applicable) hereby agrees that, if a Default has occurred and is continuing:

(i)	Finco or Avis Europe (as applicable) shall not make any repayments of principal in respect of any such Financial Indebtedness which exceed €40,000,000 in aggregate during the period for which such Default is continuing (and Finco or Avis Europe (as applicable) shall ensure that such limitation does not cause a breach of its contractual obligations relating to such Financial Indebtedness);

(ii)	no such Financial Indebtedness shall be repaid to the extent that the source of the funds for such Financial Indebtedness is attributable to amounts originally borrowed by the creditor of such Financial Indebtedness from an entity which is not a member of the Avis Europe Group; and

(iii)	before making such prepayment (or irrevocably committing to make such prepayment) Finco or Avis Europe (as applicable) delivers to the Facility Agent a certificate in form and substance satisfactory to the Facility Agent signed by two directors of Finco or Avis Europe (as applicable) certifying that the conditions and restrictions in respect of the incurrence of the Financial Indebtedness and the proposed repayment set out in this definition are complied with; and

(c)	in respect of any such Financial Indebtedness where Avis Management Services Limited is the creditor, Avis Management Services Limited has subordinated its rights and interests relating to such Financial Indebtedness on terms acceptable to the Facility Agent;

“Permitted Intragroup Financial Indebtedness” means:

(a)	any Financial Indebtedness (other than relating to Finco On-Loans) in respect of which an Obligor is the creditor and another Obligor is the debtor and provided that each creditor in respect of such Financial Indebtedness has subordinated its rights and interests relating to such Financial Indebtedness pursuant to the Subordination Agreement;

(b)	any Financial Indebtedness in respect of which an Obligor is a debtor and any member of the ABG Group (other than a member of the Avis Europe Group) is a creditor, provided that each creditor in respect of such Financial Indebtedness has subordinated its rights and interests relating to such Financial Indebtedness on terms acceptable to the Facility Agent (acting on the instructions of the Majority Lenders); and

(c)	any Financial Indebtedness in respect of the Finco On-Loans (which, for the avoidance of doubt, do not need to be subordinated), provided that Finco shall grant security over its rights in respect of such Financial Indebtedness in favour of the Secured Finance Parties on terms acceptable to the Facility Agent (acting on the instructions of the Majority Lenders);

“Permitted Loan” means:

(a)	any trade credit extended by any Obligor to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	the Finco On-Loans (which, for the avoidance of doubt, do not need to be subordinated), provided that Finco shall grant security over its rights in respect of such Financial Indebtedness in favour of the Secured Finance Parties on terms acceptable to the Facility Agent (acting on the instructions of the Majority Lenders);

(c)	any loans in respect of which Avis Europe or Finco is the creditor and any Non-Target Opco which is a member of the Avis Europe Group is the debtor, provided that Avis Europe or Finco may only lend amounts which it itself has borrowed pursuant to paragraph (b) of the definition of “Permitted Intragroup Financial Indebtedness” or paragraph (b) of the definition of “Permitted Avis Europe/Finco Financial Indebtedness” above;

(d)	any loans to any Obligor relating to Permitted Intragroup Financial Indebtedness in respect of which another Obligor is the creditor;

(e)	any loans made by Avis Europe or Finco which:

(i)	are made to a Non-Target Opco for the purposes set out in paragraph (a)(i) or (a)(ii) of the definition of “Permitted Avis Europe/Finco Financial Indebtedness”; and

(ii)	are funded by Permitted Avis Europe/Finco Financial Indebtedness; and

(f)	any loans made by any Opco to any Non-Target Opco which is required to be made in the ordinary course of such Opco’s business;

“Permitted Opco Financial Indebtedness” means:

(a)	[INTENTIONALLY OMITTED];

(b)	any Financial Indebtedness relating to an agreement pursuant to which:

(i)	the Italian Opco is the sole debtor in respect of such Financial Indebtedness; and

(ii)	any bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets is a creditor in respect of such Financial Indebtedness, provided that each creditor in respect of such Financial Indebtedness has subordinated its rights and interests relating to such Financial Indebtedness on terms acceptable to the Facility Agent (acting on the instructions of the Majority Lenders);

(c)	any Financial Indebtedness of the Opcos pursuant to any uncommitted and unsecured overdraft facilities disclosed to the Facility Agent pursuant to paragraph (c) of Clause 17.4 (Other Information), provided that the aggregate of all such Financial Indebtedness of all of the Opcos shall not exceed €10,000,000; and

(d)	any Financial Indebtedness of any Opco relating to a Permitted Loan; and

“Working Capital Expenditure” means expenditure for the purpose of meeting current liabilities in the ordinary course of business.

(c)	Notwithstanding anything else to the contrary in this Agreement, repayment of Permitted Finco/Avis Europe Intragroup Financial Indebtedness and Permitted Finco Insurance Financial Indebtedness shall be permitted by this Agreement, save to the extent prohibited by paragraph (b) of the definition of Permitted Finco/Avis Europe Intragroup Financial Indebtedness and paragraph (b) of the definition of Permitted Finco Insurance Financial Indebtedness respectively.

19.3A	Loans to Borrower SPVs

No Borrower SPV may be a debtor in respect of any Financial Indebtedness unless such Financial Indebtedness falls within paragraphs (a) or (b) of the definition of “Permitted Intragroup Financial Indebtedness” and:

(a)	the relevant creditor irrevocably guarantees to each Finance Party punctual performance by such Borrower SPV of all such Borrower SPV’s obligations under the Senior Finance Documents (such guarantee being subject to a cap in an amount equal to the Financial Indebtedness owed by the Borrower SPV to the relevant creditor);

(b)	the relevant creditor grants Security over all of its rights under the Financial Indebtedness in favour of the Security Agent on behalf of the Finance Parties in respect of all present and future moneys, debts and liabilities due, owing or incurred by such Borrower SPV to any Finance Party under or in connection with any Senior Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise) (such Security being subject to a cap in an amount equal to the Financial Indebtedness owed by the Borrower SPV to the relevant creditor), in each case, in form and substance satisfactory to the Security Agent.

19.4	Finco On-Loans

Finco, German Opco and Spanish Opco shall ensure that no advance is made pursuant to any Finco On-Loan where the aggregate of all such outstanding advances made to the relevant Opco would exceed the Borrowing Base of such Opco.

19.5	Guarantees

No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall) give any guarantee or incur any off-balance sheet liabilities as defined in the Applicable Accounting Principles other than (provided, however, that the exceptions below will not apply to any SPV):

(a)	the guarantees provided pursuant to the Senior Finance Documents;

(b)	the endorsement of instruments in the ordinary course of business or for collection;

(c)	trade credits, guarantees, indemnities or letters of credit given or issued on arm’s length terms in the ordinary course of business in respect of the obligations of an Obligor other than Financial Indebtedness; and

(d)	Permitted Avis Europe/Finco Guarantees.

19.6	Dividends and Distributions

(a)	Restriction on Payment of Dividends – No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall) (i) declare or pay any dividend; (ii) redeem, repurchase, defease, retire or repay any of its preference or ordinary share capital, or resolve to do so; (iii) repay or distribute any share premium account; or (iv) make any other distribution, or pay any non-debt interest or other amounts, on or in respect of its share capital or any class of its share capital; or (v) set apart any sum for any such purpose identified in (i) to (iv) above, other than by an Obligor to another member of the Avis Europe Group or AE Consolidation Limited.

(b)	Payments to the Parent following Default – Whilst a Default has occurred and is continuing, no Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall) make any payment to any person other than another Obligor.

19.7	Amendments to Documents

Save as permitted in the Subordination Agreement, no Obligor shall, without the prior written consent of the Majority Lenders, amend, supplement, supersede or waive in a manner that would reasonably be expected to be materially adverse to the interests of the Finance Parties any term of any Transaction Document (other than the Senior Finance Documents), any SPV Operating Document, any Permitted Take-Out Financing Document or the by-laws or other constitutional documents of any Obligor whose shares are pledged under a Security Document, provided that this Clause 19.7 shall not restrict modifications of any type to any SPV Operating Document or Permitted Take-Out Financing Document once the SPV party to such document has refinanced all of its Outstandings pursuant to a Permitted Take-Out Financing.

19.8	Change of Business

No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall), without the prior written consent of the Majority Lenders or save as otherwise permitted by the terms of this Agreement, make any change in the general nature of its business (save as a direct result of the completion of the Acquisition) as carried on immediately prior to the date of this Agreement which would result in a material change in the Group Business.

19.9	Mergers

No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group will), without the prior written consent of the Majority Lenders, amalgamate, consolidate or merge with any other company or person unless (provided, however, that the exceptions below will not apply to any SPV):

(a)	such amalgamation, consolidation or merger is of a member of the Avis Europe Group with or into an Obligor, provided that (i) the relevant Obligor is the surviving entity and (ii) no Encumbrances created by or pursuant to any Security Document are adversely affected in any manner whatsoever by such amalgamation, consolidation or merger;

(b)	such amalgamation, consolidation or merger is otherwise specifically authorised in this Agreement;

(c)	such amalgamation, consolidation or merger is between members of the Avis Europe Group other than Obligors;

(d)	no Default or Event of Default will occur as a result of such amalgamation, consolidation or merger; or

(e)	any member of the Avis Europe Group (other than an Obligor) liquidates or dissolves, in either case on a solvent basis.

19.10	Arm’s Length Terms

(a)	No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall) transact business with third parties other than on an arm’s length basis and in the ordinary course except as otherwise authorised under the Senior Finance Documents or the SPV Operating Documents.

(b)	No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall) enter into any arrangement or contract with any other Obligor unless such arrangement or contract is entered into on an arm’s length basis and on reasonable commercial terms or is otherwise expressly permitted under the Senior Finance Documents or the SPV Operating Documents.

(c)	No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall) enter into any arrangement or contract with any member of the ABG Group or any Affiliate thereof unless such arrangement or contract is entered into on an arm’s length basis and on reasonable commercial terms or is otherwise expressly permitted under the Senior Finance Documents or the SPV Operating Documents.

19.11	Change in Financial Year

No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group shall), without the prior consent of the Facility Agent, change the end of its financial year, save that Italian Opco may change the end of its financial year once without requiring the prior consent of the Facility Agent.

19.12	Change in Auditors

No Obligor other than the Parent shall (and Avis Europe shall procure that no Obligor that is a member of the Avis Europe Group will) change its, and Avis Europe shall not change the Avis Europe Group’s, auditors save to another internationally recognised firm of chartered accountants among Deloitte Touche Tohmatsu, Ernst & Young, KPMG or PricewaterhouseCoopers (or such other firm as the Facility Agent shall approve (such approval not to be unreasonably withheld or delayed)) which is willing to provide the reports referred to in Clause 17.1 (Financial Statements) (on the same or substantially the same basis and format as the existing auditors), and provided that the Co-ordinator has first given prior written notice of such proposed change to the Facility Agent.

19.13	Ownership of Obligors

Avis Europe shall procure that it shall at all times hold, directly or indirectly, 100 per cent. of the ordinary share capital of each Obligor (other than the Parent and the Borrower SPVs).

19.14	Clear Market and Syndication

Each Obligor other than the Parent shall (and Avis Europe shall procure that Obligor shall) provide the Mandated Lead Arranger with such reasonable assistance (including making available senior management) and financial or other information as the Mandated Lead Arranger may reasonably request from time to time to assist in the syndication of the Facility.

19.15	Security over Italian VAT Receivables

Italian Opco shall:

(a)	at no time set off tax payables (other than VAT Payables) or its liabilities for social security contributions with its recoverable VAT (unless set-off is automatically effected by the Italian tax authorities); and

(b)	not request the refund of any recoverable VAT other than by way of an annual reimbursement request (richiesta di rimborso fatta in sede di dichiarazione annuale).

19.16	Application of Italian Indebtedness

The indebtedness incurred by any Italian Obligor under this Facility will not be applied in whole or in part towards the acquisition or subscription of shares in such Italian Obligor or any direct or indirect Holding Company of such Italian Obligor (or the refinancing of any indebtedness incurred for that purpose).

19.17	Negative Covenants in respect of Borrower SPVs

Notwithstanding anything to the contrary in this Agreement (save that Clause 19.17(f) below is without prejudice to Clause 19.3A (Loans to Borrower SPVs)), each Borrower SPV shall not (save as permitted by, or provided for or contemplated in, the Borrower SPV Transaction Documents or with the prior written consent of the Facility Agent):

(a)	Negative Pledge: create or permit to subsist, or have outstanding, any mortgage, charge, lien, pledge or other security interest, upon the whole or any part of its present or future undertaking, assets or revenues;

(b)	Restrictions on Activities:

(i)	engage in any activity which is not incidental to or necessary in connection with any of the activities which the Borrower SPV Transaction Documents provide or envisage that it will engage in; or

(ii)	have or form any subsidiaries or employees or premises (other than, in the case of Dutch FleetCo in the Netherlands to the extent required under or contemplated by the Borrower SPV Transaction Documents or any other documents to which Dutch FleetCo is a party) or act as a director of any company;

(c)	Disposal of Assets: transfer, sell, lend, invest, part with or otherwise dispose of or deal with or grant any option over or any present or future right to acquire any of its assets or undertaking or any interest, estate, right, title or benefit therein or agree or attempt or purport to do any of the following, save as permitted by, or provided for in, the SPV Operating Documents to which it is a party in respect of the sale, purchase and re-sale of vehicles;

(d)	Equitable Interests: permit any person, other than the Security Agent, to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right title or benefit therein;

(e)	Dividends or Distributions:

(i)	in respect of Dutch FleetCo, pay any dividend (other than any dividend paid out of the aggregate retained Monthly Target Corporate Profit Amount of Dutch FleetCo after the payment of any Dutch corporate income tax in respect of the relevant financial year of Dutch FleetCo), make any other distribution to its shareholders or issue any further shares or alter any rights attaching to the shares of Dutch FleetCo; and

(ii)	in respect of Italian FleetCo, pay any dividend (other than any dividend paid out of the aggregate retained Monthly Target Corporate Profit Amount of Italian FleetCo after the payment of any Italian corporate income tax and regional productive activities tax in respect of the relevant financial year of Italian FleetCo), make any other distribution to Italian FleetCo’s shareholders or issue any further shares or alter any rights attaching to the shares of Italian FleetCo;

(f)	Financial Indebtedness: without prejudice to Clause 19.3A (Loans to SPV Borrowers) incur any indebtedness in respect of borrowed moneys whatsoever, give any guarantee or indemnity in respect of any indebtedness or obligation of any person or be a creditor in respect of any Financial Indebtedness;

(g)	Merger: consolidate or merge with any other person or convey or transfer its properties or assets substantially or as an entirety to any other person;

(h)	Bank Accounts: have an interest in any bank account, other than pursuant to the Borrower SPV Transaction Documents, unless such account or interest is charged in favour of the Security Agent so as to form part of the Security on terms acceptable to the Security Agent;

(i)	No Establishment: have an “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation and in the UNCITRAL Regulations, or branch office in any jurisdiction other than (i) in respect of Dutch FleetCo, The Netherlands and Spain (to the extent such “establishment” is required and permitted under and in accordance with the Borrower SPV Transaction Documents to which Dutch FleetCo is party) and (ii) in respect of Italian FleetCo, Italy.

(j)	Tax Residence: do any act or thing, the effect of which would be to make it resident for Tax purposes in any jurisdiction other than (i) in respect of Dutch FleetCo, the Netherlands; and (ii) in respect of Italian FleetCo, Italy; and

(k)	Waiver or Consent:

(i)	permit any of the Borrower SPV Transaction Documents to which it is a party to become invalid or ineffective or the priority of the Security created thereby to be reduced, amended, terminated or discharged;

(ii)	consent to any variation or novation of, or exercise any powers of consent or waiver pursuant to, the terms of any of the Borrower SPV Transaction Documents to which it is a party; or

(iii)	permit any party to any of the Borrower SPV Transaction Documents to which it is a party, or any other person whose obligations form part of the assets secured pursuant to the Security Documents, to be released from its respective obligations.

19.18	German Vehicle Fleet Purchase

No Borrower SPV shall finance any Vehicle Fleet in Germany until steps satisfactory to the Facility Agent and the Security Agent have been taken.

19.19	Dutch Bank Account

No Obligor shall deposit, transfer or cause to be deposited or transferred any amount into any bank account in the name of Dutch FleetCo in The Netherlands, other than:

(a)	amounts equal to the share capital of Dutch FleetCo; and

(b)	the minimum annual profit required to be made by Dutch FleetCo in the Netherlands under applicable laws and regulations, provided that the aggregate of such minimum annual profit deposited or transferred into such bank account shall not, in respect of a financial year of Dutch FleetCo, exceed €20,000 and any costs, expenses, fees and disbursements of the corporate services providers of Dutch FleetCo and its shareholders and the expenses and fees of Dutch FleetCo payable in connection with any premises leased by Dutch FleetCo with the prior written consent of the Security Agent (provided that the full amount of such costs, expenses, fees and disbursements are paid in advance to Dutch FleetCo from the relevant Opco under the relevant Master Lease Agreement to which Dutch FleetCo is a party).

19.20	Italian Income Tax Consolidation Agreement and Italian VAT Sharing Agreement

(a)	No Obligor shall amend or waive (or shall agree to amend or waive) any provision of the the Italian VAT Sharing Agreement or (when entered into) the Italian Income Tax Consolidation Agreement in each case which relates in any material respect to the tax position of Italian FleetCo without the prior written consent of the Facility Agent.

(b)	Each of Italian FleetCo and Italian Opco shall enter into the Italian Income Tax Consolidation Agreement on or before 30 June 2012 in the form agreed with the Facility Agent.

(c)	Italian FleetCo shall provide a copy of the duly executed Italian VAT Sharing Agreement and the Italian Income Tax Consolidation Agreement respectively as soon as practicable following execution of each such agreement.

19.21	FleetCo Profit Margin

Each Borrower SPV and each Opco agrees that it will not agree to increase the FleetCo Profit Margin (as defined in the Master Definitions Schedule) to an amount exceeding 0.0004 without the prior written consent of the Facility Agent.

20	Events of Default

20.1	Non-Payment

Any Obligor fails to pay any sum due from it under any Senior Finance Document at the time, in the currency and in the manner specified in such Senior Finance Document unless failure to pay was due solely to technical or administrative error and the relevant sum is paid in full within five Business Days of the due date.

20.2	Covenants

Any Obligor fails to observe or perform any of its obligations or undertakings under any of the Senior Finance Documents (other than those specified in Clause 20.1 (Non-Payment)) and, if such failure is capable of remedy, it is not remedied within 20 Business Days from the earlier of (i) Avis Europe becoming aware of the relevant matter and (ii) the receipt of notice from the Facility Agent by the Co-ordinator in respect of such failure.

20.3	Invalidity, Repudiation, Unenforceability or Unlawfulness of the Transaction Documents

(a)	Any material provision (including any guarantee or provision purporting to create any Encumbrance) of the Senior Finance Documents or the SPV Operating Documents ceases to be valid, lawful or enforceable or to give the Security Agent for the benefit of the Finance Parties any of the Encumbrances purported to be created thereby (subject, in each case, to the Reservations) against any party thereto or ceases to be in full force and effect.

(b)	An Obligor rescinds or purports to rescind, revokes or purports to revoke or repudiates or purports to repudiate any material obligation of a Transaction Document or evidences an intention to rescind, revoke or repudiate a Transaction Document.

20.4	Misrepresentation

(a)	Any representation or written statement made or deemed to have been made by an Obligor in any Senior Finance Document or in any notice or other document, certificate or statement delivered by it pursuant to it or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to have been made.

(b)	No Event of Default under paragraph (a) above will occur if the misrepresentation or misstatement, or the circumstances giving rise to it, is/are capable of remedy and is/are remedied within 20 Business Days of the earlier of (A) the Facility Agent giving notice to the Co-ordinator or relevant Obligor and (B) the Co-ordinator or relevant Obligor becoming aware of the misrepresentation or misstatement.

20.5	Cross Default

(a)	Any Financial Indebtedness of any Obligor (including, without limitation, any Financial Indebtedness incurred by the Parent pursuant to the amended and restated credit agreement between the Parent and, amongst others, the Mandated Lead Arranger dated 3 May 2011, as amended (the “Parent RCF”)) is not paid when due (after giving effect to any originally applicable grace period);

(b)	any Financial Indebtedness of any Obligor (including, without limitation, Financial Indebtedness incurred by the Parent pursuant to the Parent RCF) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an Event of Default (however described); or

(c)	any default or similar event occurs or is declared under an SPV Operating Document which is reasonably likely to have a Material Adverse Effect,

provided that no Event of Default will occur under this Clause 20.5 if the aggregate amount of any Financial Indebtedness and any commitment for Financial Indebtedness falling within paragraphs (a), (b) and (c) above does not exceed €30,000,000 (or its Euro Equivalent).

20.6	Insolvency

(a)	An Obligor (other than the Parent) is unable (or deemed, for the purposes of any applicable Law, unable) or admits inability to pay its debts as they fall due, ceases or suspends generally payment of its debts or announces an intention to do so, or commences negotiations with, or makes a proposal to do so, any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition, assignment or arrangement with its creditors or a moratorium is declared in respect of the indebtedness of any Obligor (other than the Parent), unless such actions or proceedings commenced by third parties are promptly contested by such Obligor and finally dismissed within 21 days of their commencement.

(b)	With respect to any Obligor incorporated in Germany or incorporated in another jurisdiction but having its Centre of Main Interest in Germany:

(i)	an Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness and/or is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung);

(ii)	an Obligor is overindebted (überschuldet) within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung); and/or

(iii)	a moratorium is declared in respect of any indebtedness of an Obligor.

20.7	Insolvency Proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor (other than the Parent);

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor (other than the Parent);

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor (other than the Parent) or any of its assets;

(d)	enforcement of any Security over any assets of any Obligor (other than the Parent);

(e)	with respect to any Obligor incorporated in Germany, or incorporated in another jurisdiction but having its Centre of Main Interests in Germany:

(i)	a petition for insolvency proceedings in respect of its assets (Eröffnungsantrag) has been filed or any event has occurred which constitutes a cause for the initiation of insolvency proceedings (Eröffnungsantrag) as set out in sections 17 et seq. of the German Insolvency Code (Insolvenzordnung); or

(ii)	any action has been taken pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) by a competent court; or

(f)	with respect to an Obligor incorporated in Italy, neither bankruptcy proceedings (faillimento) nor other insolvency proceedings (procedura concorsuale) provided under Italian Royal Decree 16 March 1942, No. 267, including any arrangement with creditors prior to bankruptcy (accordo di ristrutturazione di debiti and/or piano di risanamento attestato and/or concordato preventive and/or transazione fiscale), or any analogous procedure or step is taken in respect of any Obligor (other than the Parent) any jurisdiction.

In respect of a Spanish Group Member, a reference in this Clause 20 to:

(a)	a “suspension of payments” includes any concurso;

(b)	a “liquidator” includes a liquidador;

(c)	an “administrative receiver” includes an administrador judicial; and

(d)	any “other procedure or step” includes solicitud de inicio de procedimento de concurso, auto de declaración de concurso, convenio judicial o extrajudicial con acreedores and transacción judicial o extrajudicial.

This Clause 20.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 20 days of commencement.

20.8	Parent Insolvency and Insolvency Proceedings

(a)	The Parent:

(i)	commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganisation or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganisation, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or

(ii)	seeks appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets and shall make a general assignment for the benefit of its creditors; or

(b)	there is commenced against the Parent any case, proceeding or other action of a nature referred to in paragraph (a)(i) or (a)(ii) above that:

(i)	results in the entry of an order for relief or any such adjudication or appointment; or

(ii)	remains undismissed or undischarged for a period of 60 days;

(c)	there is commenced against the Parent any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

(d)	the Parent takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraph (a), (b) or (c) above; or

(e)	the Parent generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

20.9	Execution or Distress

Any execution, expropriation, attachment, sequestration or distress is levied against or affects, or an encumbrancer takes possession of, the whole or any part of the property, undertaking or assets of any Obligor (other than the Parent) the aggregate value of which property, undertaking or assets of all such Obligors taken together exceeds €30,000,000 (or its Euro Equivalent) and the same is not discharged within 10 Business Days.

20.10	Similar Events

Any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in Clause 20.6 (Insolvency), Clause 20.7 (Insolvency Proceedings) or Clause 20.9 (Execution or Distress) and the same is not frivolous or vexatious and discharged, stayed or dismissed within 20 days of commencement (or, in the case of events with similar or analogous effect to those events mentioned in Clause 20.9 (Execution or Distress), 10 Business Days).

20.11	Qualifications of Financial Statements

The auditors qualify their report on any audited financial statements of any Obligor (other than the Parent) in any regard.

20.12	Illegality

At any time it is or becomes unlawful for an Obligor to perform or comply with any material obligation under any of the Senior Finance Documents to which it is party.

20.13	Intercreditor Default – Transaction Documents

(a)	Any Obligor party to the Subordination Agreement breaches a payment prohibition or other material obligation under the Subordination Agreement adversely affecting the interests of the Finance Parties and provided such breach is not remedied within 20 Business Days of its occurrence.

(b)	The Parent breaches a payment prohibition or other material obligation under the ABCR Subordination Agreement adversely affecting the interests of the Finance Parties and provided such breach is not remedied within 20 Business Days of its occurrence.

20.14	Cessation and Change of Business

(a)	Any Obligor (other than the Parent) changes, suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or any material part of the business of such Obligor, other than by transfer of business to a Borrower SPV.

(b)	The Parent materially changes, suspends or ceases to carry on (or threatens to suspend or cease to carry on) its primary business of renting cars.

20.15	Proceedings

Any litigation, arbitration, action or administrative or regulatory proceedings (including as a result of an Environmental Claim) of or before any court, arbitral body, regulating body or agency (including any competition authority) commences or is pending against any Obligor which could be reasonably expected to be adversely determined under any final judgment or any final order made or given by any court of competent jurisdiction and which, if so determined, would have a Material Adverse Effect.

20.16	Pari Passu

A claim of any Finance Party against any Obligor (other than the Parent) under the Senior Finance Documents ceases to be unconditional or to rank at least pari passu with the claims of all the unsecured creditors of such Obligor save those whose claims are preferred by any law of general application and subject to the provisions of the Subordination Agreement.

20.17	Non-Compliance with Judgments

Any Obligor (other than the Parent) fails to comply with any final judgment or final court order made against it for an amount in excess of €10,000,000 (or its Euro Equivalent) within the time provided by law or by such judgment or order.

20.18	Enforcement of Encumbrances

Any Encumbrance affecting the business, undertakings or assets of any Obligor (other than the Parent) becomes enforceable, provided that no Event of Default will occur under this Clause 20.18 if the aggregate amount of indebtedness and/or Financial Indebtedness secured by such Encumbrance is less than €10,000,000 (or its Euro Equivalent).

20.19	Material Adverse Effect

Any event or circumstance occurs which, in the opinion of the Majority Lenders, has a Material Adverse Effect.

20.20	Permitted Take-Out Financing Default

Any default, termination event or similar event occurs under a Permitted Take-Out Financing which, in the opinion of the Majority Lenders, has a Material Adverse Effect.

20.21	Necessary Authorisations

The loss of any Necessary Authorisations required for the entering into and the performance of any obligations of any Obligor (other than the Parent) under the Transaction Documents and required to carry on its business.

20.22	Failure to Make a Mandatory Prepayment

Any Obligor (other than the Parent) fails to make a mandatory prepayment in accordance with the provisions of Clause 11 (Cancellation and Prepayment).

20.23	Delivery of Financial Information

Any of the financial statements, reports, compliance information and other financial information and reporting obligations required in accordance with Clause 17 (Financial Information) are not delivered or made to the Facility Agent in the agreed form and in accordance with the agreed timing.

20.24	Acceleration

(a)	If an Event of Default occurs in respect of an Opco only, the rights set out in paragraph (b) below shall apply only in respect of the Outstandings attributable to such Opco (by way of Advances or Finco On-Loans, as applicable). In such circumstances, the Facility Agent may (in addition to the rights set out in paragraph (b) below) deem that such Opco’s Borrowing Base has been reduced to zero.

(b)	On and at any time after the occurrence of an Event of Default, the Facility Agent may (and, if so instructed by the Majority Lenders, shall), without any judicial or extra judicial step, by written notice to the Co-ordinator:

(i)	declare all or any part of the Outstandings to be immediately due and payable (whereupon the same shall become so payable, together with accrued interest thereon and any other sums then owed by any Obligor under the Senior Finance Documents); and/or

(ii)	declare that any unutilised portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the corresponding Commitments of each Lender shall be reduced to zero; and/or

(iii)	declare that all or part of the Outstandings be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

21	Acceding Borrowers

(a)	Avis Europe may request that on or following the date of this Agreement an Eligible SPV becomes an Acceding Borrower under the Facility by delivering to the Facility Agent a Borrower Accession Notice subject to the terms and the provisions of paragraph (b) below, together with the documents listed in Part 1 of Schedule 6 (Conditions Precedent) in relation to such Acceding Borrower.

(b)	Upon the Facility Agent’s confirmation to Avis Europe that it has received all documents referred to in paragraph (a) above in respect of an Eligible SPV and that each is in form and substance satisfactory to it, such Eligible SPV, the other Obligors and the Finance Parties shall from the date of such accession each assume such obligations towards one another and/or acquire such rights against each other as they would have assumed or acquired had such Eligible SPV been an original Party as a Borrower and Guarantor and such Eligible SPV shall become a Party hereto as an Acceding Borrower.

(c)

It shall be a condition to accession that each Acceding Borrower shall (and Avis Europe shall ensure that each Acceding Borrower shall), on the date on which such Acceding Borrower accedes, provide such Security as the Security Agent may require in accordance with the Security Principles. The Security Documents shall contain such customary further assurance language as the Facility Agent shall agree with the Co-ordinator. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, no Acceding Borrower shall be deemed to, or be interpreted to, have granted a security interest or an Encumbrance, or have agreed to grant a security interest or an Encumbrance, in favour of any Finance Party whatsoever, until and unless a relevant Security Document to which such Acceding Borrower is a party shall have been executed and delivered by such Acceding Borrower, and this Agreement is not a Security Document.

22	Default Interest

(a)	If an Obligor fails to pay any amount payable by it under a Senior Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 0.5 per cent. and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for successive Terms, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this paragraph (a) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)	If any overdue amount consists of all or part of an Advance which became due on a day which was not the last day of a Term relating to that Advance:

(i)	the first Term for that overdue amount shall have a duration equal to the unexpired portion of the current Term relating to that Advance; and

(ii)	the rate of interest applying to the overdue amount during that first Term shall be the sum of 1 per cent. and the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Term applicable to that overdue amount but will remain immediately due and payable (subject, as to default interest arising on overdue amounts due by an Italian Obligor, Article 1283 of the Italian Civil Code).

23	Guarantee and Indemnity

23.1	Guarantee and Indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Senior Finance Documents;

(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Senior Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Senior Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 23 if the amount claimed had been recoverable on the basis of a guarantee.

23.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Senior Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 23 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

23.4	Waiver of Defences

The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Senior Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Senior Finance Document or other document or security;

(f)	any personal defences of any other Obligor, or any right of revocation or set-off of any other Obligor;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Senior Finance Document or any other document or security; or

(h)	any insolvency or similar proceedings.

23.5	Immediate Recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Senior Finance Document to the contrary.

23.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Senior Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 23.

23.7	Deferral of Guarantors’ Rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Senior Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Senior Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 23:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Senior Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Senior Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Senior Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 23.1 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights, it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Senior Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 26 (Payments).

23.8	Release of Guarantors’ Right of Contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Senior Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor, then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Senior Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Senior Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Senior Finance Document or of any other security taken pursuant to, or in connection with, any Senior Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

23.9	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.10	Availability Deficiency

In relation to any day, the amount payable under the Guarantees made under this Clause 23 shall be limited to the amount of the Availability Deficiency in respect of such day.

23.11	Limitations of Liabilities of Spanish Guarantors

Notwithstanding the foregoing and any other provisions of this Agreement, the obligations and liabilities of any Spanish Guarantor under this Clause 23.11, or any other provision of this Agreement, shall be deemed not to be assumed by such Spanish Guarantor to the extent that they constitute or may constitute unlawful financial assistance within the meaning of article 150 of the Spanish Companies Law (Ley de Sociedades de Capital) (where the company is a Spanish public company (Sociedad Anónima)) or article 143 of the Spanish Companies Law (Ley de Sociedades de Capital) (where the company is a Spanish limited liability company (Sociedad de Responsabilidad Limitada)). Accordingly, the obligations and liabilities of any Spanish Obligor under this Agreement and any of the other Senior Finance Documents shall not include and shall not be extended to any repayment obligations in respect of financing used in or towards payment of or refinance of the purchase price or subscription for the shares or quotas in the Spanish Guarantor and/or the acquisition of or subscription for the shares or quotas in its controlling corporation directly or indirectly (or, where the company is a Spanish limited liability company (Sociedad de Responsabilidad Limitada), of any company of its group). Likewise, if incorporated as a limited liability company (Sociedad de Responsabilidad Limitada), the obligations and liabilities of the Spanish Guarantor under this Agreement and any of the other Senior Finance Documents shall not include and shall not be extended to any obligations which could reasonably be expected to result in a breach of article 402 of the Spanish Law on Companies (Ley de Sociedades de Capital).

23.12	Limitations of Liabilities of Italian Guarantors

The liability of Italian Opco and any Borrower SPV incorporated in Italy (each an “Italian Guarantor”) under this Clause 23:

(a)	shall not include and shall not extend, directly or indirectly, to any indebtedness incurred by any Obligor under or in relation to any Advance the proceeds of which are applied in whole or in part towards the acquisition or subscription of shares in that Italian Guarantor or any direct or indirect Holding Company of that Italian Guarantor (or the refinancing of any indebtedness incurred for that purpose); and

(b)	in respect of the obligations of any Obligor which is not a direct or indirect Subsidiary of that Italian Guarantor shall at all times be limited to an amount of €157,500,000 for each Italian Guarantor.

23.13	Limitations of Liabilities of German Guarantors

(a)	To the extent that the guarantee created under this Clause 23 (the “Guarantee”) is granted by a Guarantor incorporated in Germany as a limited liability company (GmbH) (each a “German Guarantor”) and the Guarantee of the German Guarantor guarantees amounts which are owed by direct or indirect shareholders of the German Guarantor or Subsidiaries of such shareholders (with the exception of Subsidiaries which are also Subsidiaries of the German Guarantor), the Guarantee of the German Guarantor shall be subject to certain limitations as set out in the following paragraphs of this Clause 23.13. In relation to any other amounts guaranteed, the Guarantee of the German Guarantor remains unlimited.

(b)	Subject to paragraphs (ii) and (iii) below, the Facility Agent shall not be entitled to enforce the Guarantee to the extent that the German Guarantor demonstrates that such enforcement has the effect of:

A.	reducing the German Guarantor’s net assets (Nettovermögen) (the “Net Assets”) to an amount less than its stated share capital (Stammkapital); or

B.	(if its Net Assets are already lower than its stated share capital) causing such amount to be further reduced,

and thereby affects its assets which are required for the obligatory preservation of its stated share capital according to §§ 30, 31 German GmbH-Act (GmbH-Gesetz) (the “GmbH-Act”) (“Limitation on Enforcement” or “Limitation Event”). For the purpose of determining whether a Limitation Event has occurred, any recourse claim (Rückgriffsanspruch) which the German Guarantor has, or would acquire, against a shareholder or another member of the Avis Europe Group as a result of the enforcement of the Guarantee shall be taken into account to the extent that such recourse claim is valuable (werthaltig) (“Recourse Claim”). To the extent that there is such Recourse Claim, no Limitation on Enforcement applies.

(i)	The value of the Net Assets shall be determined in accordance with GAAP consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 HGB) in the previous years, save that:

A.	the amount of any increase of the stated share capital (Stammkapital) of the German Guarantor registered after the date of this Agreement without the prior written consent of the Facility Agent shall be deducted from the relevant stated share capital; and

B.	loans and other liabilities incurred in violation of the provisions of any Senior Finance Document shall be disregarded.

(ii)	The Limitation on Enforcement shall only apply if and to the extent that the managing director(s) (Geschäftsführer) on behalf of the respective German Guarantor have confirmed in writing to the Facility Agent within five Business Days following the Facility Agent’s demand under the Guarantee (i) the amount of the German Guarantor’s Net Assets and (ii) that and to what extent the demanded payment would lead to the occurrence of a Limitation Event (the “Management Determination”).

(iii)	If the Facility Agent disagrees with the Management Determination, the Facility Agent shall nevertheless be entitled to enforce the Guarantee up to such amount, which is undisputed between itself and the relevant German Guarantor in accordance with the provisions of paragraph (ii) above. In relation to the amount which is disputed, the Limitation on Enforcement shall only apply if a firm of auditors of international standing and reputation has, to the satisfaction of the Facility Agent, determined within 30 calendar days (or such longer period as has been agreed between the Co-ordinator and the Facility Agent) from the date the Facility Agent has contested the Management Determination (i) the amount of the German Guarantor’s Net Assets and (ii) to what extent the demanded payment would lead to the occurrence of a Limitation Event (the “Auditor’s Determination”). If the Facility Agent and the German Guarantor do not agree on the appointment of a joint auditor within five Business Days from the date the Facility Agent has disputed the Management Determination, the Facility Agent shall be entitled to appoint auditors of international standing and reputation in its sole discretion. The amounts determined in the Auditor’s Determination shall be (except for manifest error) binding for all Parties. The costs of the Auditor’s Determination shall be borne by the Co-ordinator.

(iv)	If pursuant to the Auditor’s Determination the amount payable under the Guarantee is higher than set out in the Management Determination, the relevant German Guarantor shall pay the difference to the Facility Agent on behalf of the Finance Parties within five Business Days after receipt of the Auditor’s Determination.

(v)

If, and to the extent that, the Guarantee has been enforced without regard to the Limitation on Enforcement because (A) the Management Determination was not delivered within the relevant time frame or (B) the amount payable under the Guarantee resulting from the Auditor’s Determination is lower than the respective amount resulting from the Management Determination, the Finance Parties shall upon written demand of the relevant German Guarantor to the Facility Agent (on behalf of the Finance Parties) repay any amount (if and to the extent already paid to the Finance Parties), in the case of (A) above, which the Facility Agent would not have been entitled to enforce had the Management Determination been delivered in time, and, in the case of (B) above, the difference between the amount paid and the amount payable resulting from the Auditor’s Determination calculated as of the date the demand under the Guarantee was made, provided such demand for repayment is made to the Facility Agent within six months (Ausschlussfrist) from the date the Guarantee has been enforced.

(vi)	If the German Guarantor intends to demonstrate that the enforcement of the Guarantee would lead to the occurrence of a Limitation Event, then the German Guarantor shall realise at market value any and all of its assets that are shown in its balance sheet with a book value (Buchwert) which is (in the opinion of the Facility Agent) significantly lower than their market value and to the extent that such assets are not necessary for the relevant German Guarantor’s business (nicht betriebsnotwendig), to the extent necessary to satisfy the amounts demanded under this paragraph (b).

(vii)	The Limitation on Enforcement does not affect the right of the Finance Parties to claim again any outstanding amount at a later point in time if and to the extent that this paragraph (b) would allow this at that later point.

(viii)	The Limitation on Enforcement does not apply in relation to amounts that correspond to funds that have been on-lent to, or otherwise been passed on to, the relevant German Guarantor or any of its Subsidiaries. The burden of demonstrating that no amounts have been passed on is on the German Guarantor.

(ix)	The Limitation on Enforcement does not apply to any amounts payable under the Guarantee if and as long as a domination and/or profit and loss transfer agreement in accordance with § 291 of the German Stock Corporation Act (Aktiengesetz) is in existence.

(x)	For the avoidance of doubt, no Limitation on Enforcement applies if and to the extent for any reason (including as a result of a change in the relevant rules of law or their application or construction) the relevant situation referred to in paragraph (b) sentence 1 above does not constitute a breach of the German Guarantor’s obligations to preserve its stated share capital pursuant to §§ 30, 31 GmbH-Act (as amended, supplemented and/or replaced from time to time).

(c)	This Clause 23.13 shall apply mutatis mutandis if the Guarantee is granted by a German Guarantor incorporated as a limited liability partnership (GmbH & Co. KG) in relation to the limited liability company as general partner (Komplementär) of such German Guarantor.

23.14	Limitations on guarantee by US Guarantors

(a)	Each US Guarantor acknowledges that it will receive valuable direct or indirect benefits as a result of the transactions contemplated by the Transaction Documents (including utilisations thereunder).

(b)	Each US Guarantor represents, warrants and agrees that:

(i)	the aggregate amount of its debts and liabilities, subordinated, contingent or otherwise (including its obligations under the Transaction Documents), is not greater than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

(ii)	its capital is not unreasonably small to carry on its business as it is being conducted;

(iii)	it has not incurred and does not intend to incur debts beyond its ability to pay as they mature; and

(iv)	it has not made a transfer or incurred any obligation under any Transaction Document with the intent to hinder, delay or defraud any of its present or future creditors.

(c)	Notwithstanding anything to the contrary contained herein or in any other Transaction Document, each Finance Party agrees that the maximum liability of each US Guarantor under Clause 23 (Guarantee and indemnity) shall in no event exceed an amount equal to the greatest amount that would not render such US Guarantor’s obligations hereunder and under the other Transaction Documents subject to avoidance under US Bankruptcy Law or to being set aside, avoided or annulled under any Fraudulent Transfer Law, in each case after giving effect to (i) all other liabilities of such US Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Law (specifically excluding, however, any liabilities of such US Guarantor in respect of intercompany indebtedness to any Borrower to the extent that such Financial Indebtedness would be discharged in an amount equal to the amount paid by such US Guarantor hereunder) and (ii) the value as assets of such US Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such US Guarantor pursuant to (A) applicable law or (B) any other agreement providing for an equitable allocation among such US Guarantor and the Borrowers and other Guarantors of obligations arising under this Agreement or other guarantees of such obligations by such parties.

24	Facility Agent, Security Agent and the Finance Parties

24.1	Appointment of the Facility Agent and the Security Agent

(a)	Each of the other Finance Parties appoints the Facility Agent to act as its agent under and in connection with the Senior Finance Documents.

(b)	Subject to Clause 24.22 (Appointment as Security Agent (Sicherheitentreuhänder) in relation to German Security), each of the other Finance Parties appoints the Security Agent to act as security trustee under and in connection with the Senior Finance Documents.

(c)	Each of the other Finance Parties authorises each of the Facility Agent and the Security Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Senior Finance Documents together with any other incidental rights, powers, authorities and discretions.

(d)	The duties of the Facility Agent and the Security Agent under the Senior Finance Documents will continue until such time as no Finance Party has any actual or contingent liability under any Senior Finance Document.

24.2	Duties of the Facility Agent and the Security Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)	Without prejudice to Clause 30.7 (Copy of Transfer Certificate or Assignment Agreement to Co-ordinator), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)	Except where a Senior Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Mandated Lead Arranger) under this Agreement, it shall promptly notify the other Finance Parties.

(f)	The Facility Agent shall promptly send to the Security Agent such certification as the Security Agent may require, in relation to any Security other than German Security, pursuant to paragraph 7 of Schedule 15 (Security Agency Provisions).

(g)	The duties of the Facility Agent and the Security Agent under the Senior Finance Documents are solely mechanical and administrative in nature.

24.3	Role of the Mandated Lead Arranger

Except as specifically provided in the Senior Finance Documents, the Mandated Lead Arranger shall have no obligations of any kind to any other party under or in connection with any Senior Finance Document.

24.4	Role of the Security Agent

Subject to Clause 24.22 (Appointment as Security Agent (Sicherheitentreuhänder)), the Security Agent shall not be an agent of any Finance Party or any Obligor under or in connection with any Senior Finance Document.

24.5	No Fiduciary Duties

(a)	Subject to Clause 24.22 (Appointment as Security Agent (Sicherheitentreuhänder) in relation to German Security), nothing in the Senior Finance Documents constitutes the Facility Agent, the Security Agent (except as expressly provided in Schedule 15 (Security Agency Provisions)) or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Facility Agent, the Security Agent nor the Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.6	Business with the Avis Europe Group

The Facility Agent, the Security Agent and the Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or member of the Avis Europe Group or any other person.

24.7	Discretion of the Facility Agent

(a)	Each of the Facility Agent and the Security Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	Each of the Facility Agent and the Security Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders or, as the case may be, as security agent or security trustee for the Finance Parties, that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party, the Lenders or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by Avis Europe or the Co-ordinator is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	Each of the Facility Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	Each of the Facility Agent and the Security Agent may act in relation to the Senior Finance Documents through its personnel and agents.

(e)	Each of the Facility Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement or, as the case may be, as security trustee or agent.

(f)	Notwithstanding any other provision of any Senior Finance Document to the contrary, neither the Facility Agent, the Security Agent nor the Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or a duty of confidentiality.

24.8	Majority Lenders’ Instructions

(a)	Unless a contrary indication appears in a Senior Finance Document, each of the Facility Agent and the Security Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent or Security Agent (as the case may be) in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent or Security Agent, as the case may be) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Senior Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)	Each of the Facility Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security or collateral as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), each of the Facility Agent and the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	Neither the Facility Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Senior Finance Document.

24.9	No Responsibility

None of the Facility Agent, the Security Agent nor the Mandated Lead Arranger:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Finance Party or an Obligor or any other person given in or in connection with any Senior Finance Document, including any Budget;

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Senior Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Senior Finance Document; or

(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.10	Exclusion of Liability

(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 26.9 (Disruption to Payment Systems etc.), neither the Facility Agent nor the Security Agent will be liable, including, without limitation, for negligence or any other category of liability whatsoever, for any action taken by it under or in connection with any Senior Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Facility Agent or, as the case may be, the Security Agent) may take any proceedings, or assert or seek to assert any claim, against any officer, employee or agent of the Facility Agent or the Security Agent in respect of any claim it might have against the Facility Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Senior Finance Document and each party agrees that any officer, employee or agent of the Facility Agent or the Security Agent may rely on this Clause 24.10.

(c)	Neither the Facility Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Senior Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent, the Security Agent or the Mandated Lead Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent, the Security Agent and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent, the Security Agent or the Mandated Lead Arranger.

24.11	Lenders’ Indemnity to the Facility Agent and the Security Agent

Each Lender shall (in proportion to its Fixed Commitment Proportion) indemnify the Facility Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability including, without limitation, for negligence or any other category of liability whatsoever incurred by the Facility Agent or the Security Agent (otherwise than by reason of the Facility Agent’s or, as the case may be, the Security Agent’s gross negligence or wilful misconduct) (or in the case of any cost, loss or liability pursuant to Clause 26.9 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent or, as the case may be, the Security Agent) in acting as Facility Agent or, as the case may be, Security Agent, under the Senior Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Senior Finance Documents).

24.12	Resignation of the Facility Agent or Security Agent

(a)	The Facility Agent or the Security Agent may resign and appoint one of its Affiliates acting through an office in France as successor Facility Agent or, as the case may be, Security Agent by giving notice to the other Finance Parties and the Co-ordinator.

(b)	Alternatively the Facility Agent or the Security Agent may resign without having designated a successor as agent under paragraph (a) above (and shall do so if so required by the Majority Lenders) by giving 30 days’ notice to the Lenders and the Co-ordinator, in which case the Majority Lenders (with the prior written consent of Avis Europe) may appoint a successor Facility Agent or, as the case may be, Security Agent.

(c)	If the Majority Lenders have not appointed a successor Facility Agent or, as the case may be, Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent or, as the case may be, Security Agent (after consultation with Avis Europe) may appoint a successor Facility Agent or Security Agent (as the case may be).

(d)	The retiring Facility Agent or Security Agent shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Facility Agent or Security Agent under the Senior Finance Documents.

(e)	The resignation notice of the Facility Agent or Security Agent shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Facility Agent or Security Agent shall be discharged from any further obligation in respect of the Senior Finance Documents but shall remain entitled to the benefit of this Clause 24.12. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with Avis Europe, the Majority Lenders may, by notice to the Facility Agent or, as the case may be, the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent or, as the case may be, the Security Agent shall resign in accordance with paragraph (b) above.

24.13	Confidentiality

(a)	Each of the Facility Agent (in acting as agent for the Finance Parties) and the Security Agent (in acting as security trustee for the Finance Parties) shall be regarded as acting through its respective agency or security agency or trustee division which in each case shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Facility Agent or, as the case may be, the Security Agent, it may be treated as confidential to that division or department and the Facility Agent or, as the case may be, the Security Agent shall not be deemed to have notice of it.

24.14	Relationship with the Lenders

(a)	The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Senior Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Senior Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Senior Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.6 (Electronic Communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and paragraph (a)(iii) of Clause 36.6 (Electronic Communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.15	Lenders’ Additional Costs Details

Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost Rate in accordance with Schedule 2 (Mandatory Cost Formulae).

24.16	Credit Appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Senior Finance Document, each Lender confirms to the Facility Agent, the Security Agent and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Senior Finance Document, including but not limited to:

(a)	the financial condition, status and nature of each Obligor;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Senior Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Senior Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Senior Finance Document, the transactions contemplated by the Senior Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Senior Finance Document; and

(d)	the adequacy, accuracy and/or completeness of the Budget delivered pursuant to this Agreement and any other information provided by the Facility Agent, the Security Agent, the Mandated Lead Arranger or by any other person under or in connection with any Senior Finance Document, the transactions contemplated by the Senior Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Senior Finance Document.

24.17	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Co-ordinator) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

24.18	Management Time of the Facility Agent and the Security Agent

Any amount payable to the Facility Agent or the Security Agent under Clause 13.5 (Indemnity to the Facility Agent and the Security Agent), Clause 33 (Costs and Expenses) and Clause 24.11 (Lenders’ Indemnity to the Facility Agent and the Security Agent) shall include the cost of utilising its management time or other resources and will be calculated on the basis of its reasonable daily or hourly rates as it may notify to the Co-ordinator and the Lenders, and is in addition to any fee paid or payable to it under Clause 9 (Fees).

24.19	Deduction from Amounts Payable by the Facility Agent or the Security Agent

If any party owes an amount to the Facility Agent or the Security Agent under any Senior Finance Document, the Facility Agent or, as the case may be, the Security Agent may, after giving notice to that party, deduct an amount not exceeding that amount from any payment to that party which the Facility Agent or, as the case may be, the Security Agent would otherwise be obliged to make under the Senior Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Senior Finance Documents, that party shall be regarded as having received any amount so deducted.

24.20	Co-operation with the Facility Agent and the Security Agent

Each Lender and each Obligor will co-operate with the Facility Agent and the Security Agent to complete any legal requirements imposed on the Facility Agent or, as the case may be, the Security Agent, in connection with the performance of its duties under this Agreement and shall supply any information requested by it in connection with the proper performance of those duties.

24.21	Security Agency Provisions

The provisions of Schedule 15 (Security Agency Provisions) shall bind each Party in respect of the Security other than German Security.

24.22	Appointment as Security Agent (Sicherheitentreuhänder) in relation to German Security

(a)	Each Secured Finance Party appoints the Security Agent to be its German security trustee (Sicherheitentreuhänder) for the purpose of executing any German Security Documents and holding, administering and realising the related German Security in its own name as trustee (treuhänderisch) for the benefit of the Secured Finance Parties.

(b)	The Security Agent is authorised, empowered and directed to perform the duties and to exercise the rights, powers and discretions as agent (Stellvertreter) of the Secured Finance Parties that are specifically delegated to it under or in connection with the German Security Documents, and to take any action and exercise any right, power, authorities and discretion upon the provisions set out in this Agreement under or in connection with the German Security Documents, in each case together with any other rights, powers and discretions which are incidental thereto.

(c)	Each Secured Finance Party which becomes a party to this Agreement ratifies and approves all acts and declarations previously done by the Security Agent on such Secured Finance Party’s behalf.

(d)	The Security Agent is relieved from the restrictions of self-dealing pursuant to § 181 of the German Civil Code (Bürgerliches Gesetzbuch, BGB) to perform its duties and obligations as Security Agent hereunder.

(e)	The Security Agent shall be and is authorised by each Secured Finance Party to execute on behalf of itself and each other party hereto without the need for any further referral to, or authority from, any other person all necessary releases or confirmations of any German Security created under any German Security Documents.

(f)	This Clause 24.22 and any non-contractual obligation arising out of or in connection with this Clause 24.22 are governed by the laws of the Federal Republic of Germany.

25	The Euro

25.1 Currency

The Euro is the currency of account and payment for each and every sum at any time due from any Obligor under this Agreement, provided that:

(a)	each repayment of any Outstandings or Unpaid Sum (or part of it) shall be made in the currency in which those Outstandings or Unpaid Sum are denominated on their due date;

(b)	interest shall be payable in the currency in which the sum in respect of which such interest is payable was denominated when that interest was accrued;

(c)	each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

(d)	each payment pursuant to Clause 12.2 (Tax Indemnity) or Clause 13.1 (Increased Costs) shall be made in the currency specified by the Finance Party claiming under it; and

(e)	any amount expressed to be payable in a currency other than Euro shall be paid in that other currency.

25.2 Change of Currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Senior Finance Documents to, and any obligations arising under the Senior Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with Avis Europe); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (with the prior written consent of Avis Europe, not to be unreasonably withheld or delayed) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

25.3	Currency Indemnity

(a)	If any sum due from an Obligor under the Senior Finance Documents (a “Sum”) or any order, judgment or award given or made in relation to this Agreement has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against such Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion, including any discrepancy between (A) the rate of exchange used for such purpose to convert the sum in question from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Senior Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

26	Payments

26.1	Payment to the Facility Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Senior Finance Document, that Obligor (subject to Clause 26.8 (Payments to the Security Agent)) or Lender shall make the same available to the Facility Agent (unless a contrary intention appears in a Senior Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to (in the case of an amount denominated in Euro) the following account of the Facility Agent, or such other account with such bank as the Facility Agent may specify from time to time:

Name:	Credit Agricole CIB Paris

SWIFT Code:	BSUIFRPP

IBAN:	FR76 3148 9000 1000 1855 0881 447

Reference:	Titrisation/ Avis Europe/ Rosa Blanchau

26.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Senior Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to an Obligor), Clause 26.4 (Clawback) and Clause 26.8 (Payments to the Security Agent), be made available by the Facility Agent as soon as practicable after receipt to the party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

26.3	Distributions to an Obligor

The Facility Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 27 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Senior Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4	Clawback

(a)	Where a sum is to be paid to the Facility Agent or the Security Agent under the Senior Finance Documents for another party, neither the Facility Agent nor, as the case may be, the Security Agent is obliged to pay that sum to that other party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Facility Agent or the Security Agent pays an amount to another party and it proves to be the case that the Facility Agent or, as the case may be, the Security Agent had not actually received that amount, then the party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Facility Agent or, as the case may be, the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

26.5	Partial Payments

If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Senior Finance Documents, the Facility Agent shall, unless otherwise instructed by the Majority Lenders, apply that payment towards the obligations of that Obligor under the Senior Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Mandated Lead Arranger, the Facility Agent or the Security Agent under the Senior Finance Documents;

(b)	second, in or towards payment pro rata of any unpaid fees, costs and expenses and reimbursement of unpaid expenses of the Lenders due under the Senior Finance Documents;

(c)	third, in or towards payment pro rata of any accrued interest or commission due but unpaid in respect of the Facility;

(d)	fourth, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(e)	fifth, in or towards payment pro rata of any other sum due but unpaid under the Senior Finance Documents,

and such application shall override any appropriation made by an Obligor.

26.6	No Set-off by Obligors

All payments to be made by an Obligor under the Senior Finance Documents shall be calculated and be made without (and free of any deduction for) set-off or counterclaim.

26.7	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

26.8	Payments to the Security Agent

Notwithstanding any other provision of any Senior Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Security Agent may require:

(a)	any Obligor to pay all sums due under any Senior Finance Document; or

(b)	the Facility Agent to pay all sums received or recovered from an Obligor under any Senior Finance Document,

in each case as the Security Agent may direct for application in accordance with the terms of the Senior Finance Documents.

26.9	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Co-ordinator that a Disruption Event has occurred:

(a)	the Facility Agent may, and shall if requested to do so by the Co-ordinator, consult with the Co-ordinator with a view to agreeing with the Co-ordinator such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)	the Facility Agent shall not be obliged to consult with the Co-ordinator in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Facility Agent and the Co-ordinator shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Senior Finance Documents notwithstanding the provisions of Clause 39 (Amendments);

(e)	the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 26.9; and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

27	Set-off

27.1	Right to Set Off

A Finance Party may set off any matured obligation due from an Obligor under the Senior Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

27.2	No Obligation

No Lender shall be obliged to exercise any right given to it by Clause 27.1 (Right to Set Off).

28	Sharing among the Finance Parties

28.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 26 (Payments) and applies that amount to a payment due under the Senior Finance Documents, then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid, had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 26.5 (Partial Payments), without taking account of any tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 26.5 (Partial Payments).

28.2	Redistribution of Payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 26.5 (Partial Payments).

28.3	Recovering Finance Party’s Rights

(a)	On a distribution by the Facility Agent under Clause 28.2 (Redistribution of Payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of Payments) shall, upon the request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its share of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

28.5	Exceptions

(a)	This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 28, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party under any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified such other Finance Party of the legal or arbitration proceedings; and

(ii)	such other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice of it or did not take separate legal or arbitration proceedings.

29	Calculations and Accounts

29.1	Day Count Convention

Any interest, commitment commission or fee accruing under a Senior Finance Document shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed in a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

29.2	Control Accounts

The Facility Agent shall maintain on its books a control account or accounts in which shall be recorded:

(a)	the amount of any Advance or Unpaid Sum and each Lender’s share in it;

(b)	the amount of all principal, interest and other sums due or to become due from each of the Obligors to any of the Lenders under the Senior Finance Documents and each Lender’s share in it; and

(c)	the amount of any sum received or recovered by the Facility Agent under this Agreement and each Lender’s share in it.

29.3	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Senior Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.4	Certificate of Finance Party

Any certification or determination by a Finance Party of a rate or amount under any Senior Finance Document is prima facie evidence of the matters to which it relates.

30	Changes to the Lenders

30.1	Assignments and Transfers by the Lenders

Subject to this Clause 30, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

30.2	Conditions of Assignment or Transfer

(a)	The consent of the Co-ordinator is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or an Event of Default is continuing.

(b)	The consent of the Co-ordinator to an assignment or transfer must not be unreasonably withheld or delayed. The Co-ordinator will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Co-ordinator within that time.

(c)	The consent of the Co-ordinator to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost Rate.

(d)	An assignment will only be effective on:

(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)	performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 30.5 (Procedure for Transfer) is complied with.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Senior Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Taxes) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (f) shall not apply:

A.	in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facilities; or

B.	in relation to Clause 12 (Taxes), to a UK Treaty Lender that has included an indication to the effect that it wishes the HMRC DT Treaty Passport Scheme to apply to this Agreement in accordance with paragraph (a) of Clause 12.5 (HMRC DT Treaty Passport scheme confirmation) if the Obligor making the payment has not complied with its obligations under paragraph (b) of Clause 12.5 (HMRC DT Treaty Passport scheme confirmation).

(g)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)	The amount transferred to a New Lender in relation to a Loan or Commitment made to any Obligor incorporated in The Netherlands shall be at least EUR 100,000 (or its equivalent in another currency) or, if it is less, the New Lender shall confirm in writing to the relevant Borrower that it, the New Lender, is a professional market party within the meaning of the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FSA”).

30.3 Assignment or Transfer Fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of €3,000.

30.4 Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Senior Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Senior Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Senior Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Senior Finance Documents or any Commitment is in force.

(c)	Nothing in any Senior Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 30; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Senior Finance Documents or otherwise.

30.5	Procedure for Transfer

(a)	Subject to the conditions set out in Clause 30.2 (Conditions of Assignment or Transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Senior Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Senior Finance Documents and their respective rights against one another under the Senior Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Facility Agent, the Mandated Lead Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Mandated Lead Arranger and the Existing Lender shall each be released from further obligations to each other under the Senior Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

(d)	At the request of the Facility Agent, the New Lender and the Existing Lender shall promptly raise the duly completed Transfer Certificate to the status of Spanish Public Document in the form of “escritura pública”.

30.6	Procedure for Assignment

(a)	Subject to the conditions set out in Clause 30.2 (Conditions of Assignment or Transfer), an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Senior Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 30.6 to assign their rights under the Senior Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 30.5 (Procedure for Transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 30.2 (Conditions of Assignment or Transfer).

(e)	At the request of the Facility Agent, the New Lender and the Existing Lender shall promptly raise the duly completed Assignment Agreement to the status of Spanish Public Document in the form of “escritura pública”.

30.7 Copy of Transfer Certificate or Assignment Agreement to Co-ordinator

The Facility Agent shall, as soon as reasonably practicable (and in any event within five Business Days) after it has executed a Transfer Certificate or an Assignment Agreement, send to the Co-ordinator (with a copy to Director of Tax, Avis Budget EMEA Limited, Fax: +44 (0)1344 869194) a copy of that Transfer Certificate or Assignment Agreement.

30.8 Security over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 30, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Senior Finance Document to secure obligations of that Lender, including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Senior Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Senior Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Senior Finance Documents.

31	Changes to the Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Senior Finance Documents unless approved in advance by the Majority Lenders.

32	Money Laundering

Each Borrower hereby confirms to each Lender that all Utilisations made by it under this Agreement will be made solely for its own account or for the account of the Avis Europe Group and that, accordingly, such Borrower qualifies as an economic beneficiary (wirtschaftlich Berechtigter) under section 8 of the German Money Laundering Act (Geldwäschegesetz).

33	Costs and Expenses

33.1	Transaction Expenses

The Co-ordinator shall, within 14 Business Days of demand, on demand pay the Facility Agent and the Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Senior Finance Documents executed after the date of this Agreement.

33.2	Amendment Costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 25.2 (Change of Currency), such Obligor shall, within three Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

33.3	Enforcement Costs

The Co-ordinator shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Senior Finance Document.

33.4	Stamp Taxes

Avis Europe shall (and shall procure that the relevant Obligors shall) pay all stamp, registration, documentary and other Taxes (including any penalties, additions, fines, surcharges or interest relating thereto) to which any of the Senior Finance Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Facility Agent, indemnify the Finance Parties, upon presentation of invoices and/or appropriate supporting documentation, against any loss, liabilities, costs, claims and expenses incurred by any Finance Party in relation to all stamp, registration, documentary and other Taxes payable in respect of any Senior Finance Document. The Facility Agent or the relevant Lender shall be entitled (but not obliged) to pay those taxes (whether or not they are its primary responsibility) and to the extent that it does so, claim them under this Clause 33 (provided that, if such payment is made by the relevant Lender, it shall notify the Facility Agent thereof as soon as practicable thereafter).

33.5	Value Added Tax

(a)	All amounts set out or expressed in a Senior Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Senior Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party), provided that the reverse charge mechanism does not apply.

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Senior Finance Document, and any Party other than the Recipient (the “Subject Party”) is required by the terms of any Senior Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), the Subject Party shall also pay (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT:

(i)	where the Supplier is the person required to account to the relevant tax authority for the VAT, to the Supplier. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT; or

(ii)	where the Recipient is the person required to account to the relevant tax authority for the VAT, to the Recipient following demand from the Recipient, but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Senior Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this Clause 33.5 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 or equivalent legislation in jurisdictions outside the United Kingdom).

34	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Finance Parties or any of them, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

35	Limitations on Recourse and Non-Petition

This Clause 35 shall only apply in relation to any Borrower SPV which is a Take-Out Borrower.

35.1 Limitations on Recourse

To the maximum extent allowed by applicable Law, each Lender hereby expressly agrees:

(a)	it shall have no recourse in respect of any obligation, agreement or arrangement undertaken or entered into by a Borrower SPV in this Agreement against any shareholder, manager or director of such Borrower SPV in such capacity, by any court proceedings or by virtue of any statute or other provision;

(b)	any recourse against a Borrower SPV that may be available to it under this Agreement shall be limited in the manner set out in the SPV Operating Documents relating to that Borrower SPV; and

(c)	each Guarantor acknowledges and agrees that, in the event of payment under the Guarantee due to the failure of a Borrower SPV to comply with its obligations under the Senior Finance Documents, all claims and rights held vis-à-vis the Borrower SPV as a result of any subrogation will be subject to the limited recourse provision referred to above and the terms and conditions of this Clause 35 will apply mutatis mutandis to the relationship between the Guarantor and the Borrower SPV.

35.2	Non-Petition

To the maximum extent allowed by applicable Law, each Lender hereby expressly agrees that it shall not take any corporate action or other steps or legal proceedings for the winding-up, dissolution, arrangement, reconstruction or reorganisation of any Borrower SPV or for the appointment of a liquidator, receiver, administrative receiver, administrator, trustee, manager or similar officer in respect of any Borrower SPV or over any or all of its assets or undertaking.

36	Notices and Delivery of Information

36.1	Writing

Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

36.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Senior Finance Documents is:

(a)	in the case of each Original Obligor and the Co-ordinator, that identified with its name below;

(b)	in the case of each Lender or any Obligor (other than an Original Obligor), that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Facility Agent and the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Senior Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent.

(d)	Any communication or document made or delivered to Avis Europe or the Co-ordinator in accordance with this Clause 36 will be deemed to have been made or delivered to each of the Obligors.

36.4	Notification of Address and Fax Number

Promptly upon receipt of notification of an address and fax number with respect to any of the Obligors or change of address or fax number pursuant to Clause 36.2 (Addresses) with respect to any of the Obligors or changing its own address or fax number, the Facility Agent shall notify the other Parties.

36.5	Use of Websites

(a)	An Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by Avis Europe and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both Avis Europe and the Facility Agent are aware of the address of, and any relevant password specifications for, the Designated Website; and

(iii)	the information is in a format previously agreed between Avis Europe and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically, then the Facility Agent shall notify the Co-ordinator accordingly and Avis Europe shall ensure that the information is supplied to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event, Avis Europe shall ensure that the Facility Agent is supplied with at least one copy in paper form of any information required to be provided by it.

(b)	The Facility Agent shall supply each Website Lender with the address of, and any relevant password specifications for, the Designated Website following designation of that website by Avis Europe and the Facility Agent.

(c)	Avis Europe or the Co-ordinator shall, promptly upon becoming aware of its occurrence, notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	Avis Europe or the Co-ordinator becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Facility Agent is notified under paragraph (i) or (v) above, all information to be provided by Avis Europe or the Co-ordinator under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. Avis Europe shall ensure that any such request is complied with within 20 Business Days.

36.6	Electronic Communication

(a)	Any communication to be made between the Facility Agent and a Lender under or in connection with the Senior Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent and the relevant Lender:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

37	English Language

Each communication and document made or delivered by one Party to another pursuant to this Agreement shall be in the English language or accompanied by a translation of it into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation.

38	Partial Invalidity

(a)	If, at any time, any provision of the Senior Finance Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity nor enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

(b)	For the purposes and pursuant to Article 1232 of the Italian Civil Code, the Finance Parties hereby expressly agree that the Italian Security created or evidenced by the

Italian Security Documents shall remain in full force and effect notwithstanding any novation (within the meaning of Article 1230 of the Italian Civil Code) of this Agreement or any of the other Senior Finance Documents.

39	Amendments

39.1	Amendments

Except as provided in Clauses 39.2 (Consent), 39.3 (Technical Amendments), 39.4 (Guarantees, Encumbrances and Borrowing Base) and 39.5 (Special Majority Matters), the Facility Agent, if it has the prior written consent of the Majority Lenders, and the Obligors affected thereby, may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Finance Parties and the Obligors.

39.2	Consent

An amendment or waiver relating to the following matters shall not be made without the prior written consent of all the Lenders:

(a)	the definition of “Majority Lenders”;

(b)	an extension in the date of payment of any amount under the Senior Finance Documents;

(c)	a reduction in any Applicable Margin or reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	any increase in or an extension of any Commitment;

(e)	any change of any of the Borrowers or Guarantors (except as permitted hereunder);

(f)	a change to any provision which expressly requires the consent of all the Lenders;

(g)	an extension of the Availability Period;

(h)	a change to the order of application of any recoveries and any proceeds from enforcement of the Security Documents;

(i)	the nature or scope of the guarantee and indemnity granted under Clause 23 (Guarantee and Indemnity);

(j)	the release of any Security created pursuant to any Security Document or of any Charged Assets (except as provided in any Security Document); or

(k)	any change to Clause 2.3 (Finance Parties’ Rights and Obligations), Clause 30 (Changes to the Lenders), Clause 28 (Sharing among the Finance Parties) or this Clause 39.

39.3	Technical Amendments

Notwithstanding Clause 39.1 (Amendments), the Facility Agent may determine administrative matters and make technical amendments arising out of manifest errors on the face of this Agreement, where such amendments would not prejudice or otherwise be adverse to the position of any Lender under this Agreement, without reference to the Lenders.

39.4	Guarantees, Encumbrances and Borrowing Base

Subject to Clause 39.5 (Special Majority Matters), the following shall require prior written consent of Lenders whose Available Commitments plus Outstandings amount in the aggregate to more than 90 per cent. of the Available Facility plus aggregate Outstandings:

(a)	a waiver of issuance or the release of any Guarantor from any of its obligations pursuant to any Guarantee or a release of any Encumbrances under the Security Documents; and

(b)	any change to the definition of “Advance Rate” or “Borrowing Base” or any other defined term that would have a direct or indirect impact on the definition of “Advance Rate” or “Borrowing Base”.

39.5	Special Majority Matters

Notwithstanding anything else to the contrary in this Agreement, the following amendments or waivers may be effected only with the prior written consent of the Special Majority Lenders:

(a)	any of the following amendments to the definition of “Concentration Limits”:

(i)	the amendment of “15 per cent.” in paragraph (c) of the definition of “Concentration Limits” to a percentage not greater than 20 per cent.;

(ii)	the amendment of “10 per cent.” in paragraph (d) of the definition of “Concentration Limits” to a percentage not greater than 15 per cent.;

(iii)	the amendment of “55 per cent.” in paragraph (f) of the definition of “Concentration Limits” to a percentage not greater than 58 per cent.;

(iv)	the amendment of “25 per cent.” in paragraph (i) of the proviso to the definition of “Concentration Limits” to a percentage not greater than 28 per cent.; or

(v)	the amendment of “15 per cent.” in paragraph (ii) of the proviso to the definition of “Concentration Limits” to a percentage not greater than 18 per cent.,

provided that (A) each such amendment may only subsist for a period of up to three months from the date on which the amendment takes effect, after which date the relevant Concentration Limit shall revert to the level specified as at the date of this Agreement and no further amendment to such Concentration Limit will be permitted pursuant to this Clause 39.5 (Special Majority Matters); and (B) at the time the amendment takes effect, the aggregate effect on the Borrowing Base of each Ultimate Borrower of all amendments which have been made pursuant to this paragraph (a) and are then subsisting shall not constitute an increase of more than €25,000,000; and

(b)	any amendment to the definition of “Permitted Loan”, “Permitted Financial Indebtedness”, “Permitted Avis Europe/Finco Financial Indebtedness”, “Permitted Opco Financial Indebtedness”, “Permitted Intragroup Financial Indebtedness”, “Permitted Counter-Indemnity”, “Permitted Transactions” or “Permitted Avis Europe/Finco Guarantees” provided that such amendments, when taken together, do not result in the Obligors collectively being permitted to incur more than €10,000,000 (or its Euro Equivalent) of additional Financial Indebtedness which would not otherwise be permitted pursuant to this Agreement.

“Special Majority Lenders” means the Majority Lenders.

39.6	Facility Agent and Mandated Lead Arranger Consent Rights

An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Security Agent or the Mandated Lead Arranger (each in their capacity as such) may not be effected without the consent of the Facility Agent, the Security Agent or, as the case may be, the relevant Mandated Lead Arranger.

39.7	Non-Consenting Lenders

Where the Co-ordinator requests an amendment or a waiver under this Agreement requiring the consent of each Lender and such request is denied because of a Lender or a group of Lenders (the “Non-Consenting Lenders”) and Lenders whose Fixed Commitment Proportions amount in aggregate to at least 85 per cent. have already given their consent to such request, upon 15 Business Days’ written notice to the Facility Agent, Avis Europe may either (i) replace a Non-Consenting Lender or a group of Non-Consenting Lenders with another bank or financial institution that it will select, in consultation with the Facility Agent and which shall be willing to accept such transfer for cash at par, subject to the payment of all Outstandings due to such Non-Consenting Lender or group of Non-Consenting Lenders together with accrued interest and fees thereon, Break Costs related to such transfer and all other reasonable fees and expenses incurred by the Non-Consenting Lender or the Facility Agent in connection with such transfer or (ii) prepay the Non-Consenting Lenders Outstandings (in full but not part thereof) and cancel all Commitments of the Non-Consenting Lenders using Financial Indebtedness that is subordinated to the Facility to the satisfaction of the Facility Agent (acting reasonably).

Any notice served pursuant to this Clause 39.7 must be received by the Facility Agent within 180 days of the later of (i) the date of the Non-Consenting Lenders’ refusal of such request and (ii) the Facility Agent notifying the refusal to the Co-ordinator.

39.8	Non-Response of a Lender

Where the Co-ordinator requests an amendment or a waiver under this Agreement and a Lender does not respond to such a request within 15 Business Days (or such other period as the Co-ordinator and the Facility Agent may agree) of such request (the “Non-Responding Lender”), then such Non-Responding Lender will be excluded in determining whether such request is granted.

39.9	Amendments to SPV Security Documents

(a)	Subject to Clause 39.4 (Guarantees, Encumbrances and Borrowing Base), any provision of an SPV Security Document may only be amended or waived by the written agreement of the relevant SPV (as the case may be) and the Security Agent (acting pursuant to paragraph (b) below).

(b)	In agreeing to amend or waive the provisions of any SPV Security Document, the Security Agent shall act of its own accord if the amendment or waiver falls within the circumstances envisaged by Clause 39.3 (Technical Amendments), and otherwise in accordance with the instructions of:

(i)	each Lender, if within the circumstances envisaged by Clause 39.2 (Consent); or

(ii)	the requisite percentage of Lenders as may be required pursuant to paragraph (a) of Clause 39.4 (Guarantees, Encumbrances and Borrowing Base) if within the circumstances envisaged by paragraph (a) of Clause 39.4 (Guarantees, Encumbrances and Borrowing Base); or

(iii)	in any other case, the Majority Lenders.

40	Confidentiality

40.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 40.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

40.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Senior Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Senior Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Senior Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 24.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 30.8 (Security over Lenders’ Rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party; or

(ix)	with the consent of the Co-ordinator or any Obligor,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

A.	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

B.	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

C.	in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Senior Finance Documents, including, without limitation, in relation to the trading of participations in respect of the Senior Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Co-ordinator and the relevant Finance Party.

40.3	Entire Agreement

This Clause 40 constitutes the entire agreement between the parties to this Agreement in relation to the obligations of the Finance Parties under the Senior Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

40.4	Inside Information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation, including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

40.5	Notification of Disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Co-ordinator:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 40.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40.

40.6	Continuing Obligations

The obligations in this Clause 40 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party,

or, if later, 12 months after the end of the then-current Budget.

41	Counterparts

Each Senior Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the relevant Senior Finance Document.

42	Negotiated Agreement

For the purposes of the transparency rules set forth in the CICR Resolution of 4 March 2003 and by the Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari issued by the Bank of Italy on 29 July 2009 and published in the Italian Official Gazette on 10 September 2009, the Parties hereby acknowledge and confirm that this Agreement (and each of the provisions hereof) has been specifically negotiated with the support of legal advisers on each side.

43	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law, save where separately provided otherwise.

44	Enforcement

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no such Party will argue to the contrary.

(c)	This Clause 44 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

45	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints Finco as its agent for service of process in relation to any proceedings before the English courts in connection with any Senior Finance Document; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

46	Executive Proceedings

(a)	Each Senior Finance Document and any amendments thereto, shall, at the discretion of the Facility Agent, be formalised in a Spanish Public Document, so that it may have the status of a notarial document of loan for all purposes contemplated in Articles 517 et seq. of the Spanish Civil Procedural Law and other related provision.

(b)	Upon enforcement, the sum payable by any Spanish Obligor shall be the total aggregate amount of the balance of the accounts maintained by the Facility Agent (or the relevant Lender, as the case may be) pursuant to Clause 29 (Calculations and Accounts). For the purposes of Articles 571 et seq. of the Spanish Civil Procedural Law, the Finance Parties expressly agree that such balances shall be considered as due, liquid and payable and may be claimed pursuant to the same provisions of such law.

(c)	For the purpose of the provisions of Articles 571 et seq. of the Spanish Civil Procedural Law, the Parties agree that the amount of debt to be claimed through the executive proceedings shall be effected by the Facility Agent (or the relevant Lender, as the case may be) in a certificate evidencing the balance(s) shown in the relevant account(s) referred to in paragraph (b) above. For the Facility Agent or a Lender to exercise executive action, it must present: (i) an original notarial first or authentic copy of this Agreement; (ii) a notarial certificate, if required, for the purposes described in paragraph (d) below; and (iii) the notarial document (acta notarial) which:

A.	incorporates the certificate of amounts due by the Spanish Obligor issued by the Facility Agent (or the relevant Lender, as the case may be);

B.	sets out an excerpt of the credits and debits, including the interest applied, which appears in the relevant account(s) referred to in paragraph (b) above; and

C.	evidences that the amounts due and payable by the Spanish Obligor have been calculated in accordance with this Agreement and that such amounts match the balance of the accounts; and

D.	evidences that the Spanish Obligor has been served notice for the amount that is due and payable.

(d)	Paragraph (c) above shall also apply to any Lender in relation to its Commitment. Such Lender may issue the appropriate certification of the balances of the relevant account(s) referred to in paragraph (b) above and the certification of the balances of such accounts may be legalised by a notary.

(e)	The amount of the balances determined in accordance with this Clause 46 shall be notified to the relevant Spanish Obligor in an attestable manner at least three days in advance of exercising any executive action.

(f)	Each Spanish Obligor hereby authorises the Facility Agent (and each Lender, as appropriate) to request and obtain certificates and documents issued by the notary which notarises this Agreement in order to evidence its compliance with the entries of its registry-book and the relevant entry date for the purpose of number 4 of Article 517, of the Spanish Civil Procedural Law. The cost of such certificate and documents will be for the account of the relevant Spanish Obligor.

As witness the hands of the duly authorised representatives of the Parties hereto the day and year first before written.

Schedule 1

Lenders and their Commitments

This Schedule is subject to Clause 2.1 (Grant of the Facility).

To the extent that the maximum principal amount of the Euro Tranche or the Italian Tranche is reduced in accordance with Clause 2.1 (Grant of the Facility), the Total Commitment will be reduced accordingly and the Commitments of each of the Euro Tranche Lenders under the Euro Tranche, or the Italian Tranche Lenders under the Italian Tranche (as the case may be) will be adjusted as set out in Clause 2.1 (Grant of the Facility).

Lender	Euro Tranche (€)	Italian Tranche (€)	Treaty Passport Scheme Reference Number and jurisdiction of tax residence
Crédit Agricole Corporate and Investment Bank	350,000,000	None	5/C/0222082/DTTP- France
Crédit Agricole Corporate and Investment Bank, Milan Branch	None	157,500,000
Total Commitment (subject to Clause 2.1 (Grant of the Facility))	350,000,000	157,500,000

Schedule 1A

Lenders’ Fixed Commitment Proportion

The table referred to in Clause 2A (Determining the Fixed Commitment Proportion) is as follows:

Lender	Fixed Commitment Proportion
Crédit Agricole Corporate and Investment Bank*	58.571%
Crédit Agricole Corporate and Investment Bank, Milan branch*
Deutsche Bank AG, London branch#	21.429%
Scotiabank Europe plc#	10.000%
Unicredit Bank Aktiengesellschaft#	10.000%

*	Crédit Agricole Corporate and Investment Bank and Crédit Agricole Corporate and Investment Bank, Milan branch are each Dual Tranche Lenders and together form a Dual Tranche Lender Group.
#	Not a Dual Tranche Lender

Schedule 2

Mandatory Cost Formulae

1	The Mandatory Cost Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2	On the first day of each Term (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Costs Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost Rate will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Costs Rates (weighted in proportion to the percentage participation of each Lender in the relevant Advance) and will be expressed as a percentage rate per annum.

3	The Additional Costs Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent. This percentage will be certified by that Lender in its notice to the Facility Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Advances made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Advances made from that Facility Office.

4	The Additional Costs Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)	in relation to a Sterling Advance:

AB + C(B – D) + E x 0.01	per cent, per annum
100 – (A + C)

(b)	in relation to an Advance in any currency other than Sterling:

E x 0.01	per cent, per annum
300

Where:

A.	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B.	is the percentage rate of interest excluding the Margin and the Mandatory Cost Rate and, if the Advance is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 22 (Default Interest) payable for the relevant Term on the Advance.

C.	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D.	is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E.	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule 2:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7	If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8	Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Costs Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph 8.

9	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10	The Facility Agent shall have no liability to any person if such determination results in an Additional Costs Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11	The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost Rate to the Lenders on the basis of the Additional Costs Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12	Any determination by the Facility Agent pursuant to this Schedule 2 in relation to a formula, the Mandatory Cost Rate, an Additional Costs Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13	The Facility Agent may from time to time, after consultation with the Co-ordinator and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule 2 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

Schedule 3

Form of Asset Report

Schedule 4

Borrower Accession Notice

To:	Crédit Agricole Corporate and Investment Bank as Facility Agent under the Facility Agreement referred to below

From:	[•][1]

Date:	[•]

Dear Sirs

(a)	We refer to the Interim Fleet Financing Facility Agreement (as amended, restated and/or otherwise modified from time to time, the “Facility Agreement”) dated [•] 2011 and made between, among others, Avis Finance Company Limited as an Original Guarantor, the Original Borrowers, the other Original Guarantors, Crédit Agricole Corporate and Investment Bank as Facility Agent and Security Agent and the financial and other institutions named therein as Lenders. Terms defined in the Facility Agreement have the same meanings when used herein.

(b)	We hereby confirm that we have received a copy of the Facility Agreement and the other Senior Finance Documents and hereby undertake to be bound by the terms and conditions thereof insofar as such terms and conditions apply to a Borrower.

(c)	Our details for notices under the Facility Agreement are:

Notice

Address:	[•]
Telephone Number:	[•]
Facsimile Number:	[•]
Attn:	[•]

(d)	This Borrower Accession Notice and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

Yours faithfully

_________________________________

For and on behalf of

[•]

[1]	Insert corporate name of the relevant Borrower.

Schedule 5

Form of Compliance Certificate

To:	[Facility Agent]

Dear Sirs

Certificate dated [•] in respect of the period ended [•] (the “Certification Date”)

We refer to the Interim Fleet Financing Facility Agreement (as amended, restated and/or otherwise modified from time to time, the “Facility Agreement”) dated [•] 2011 (as from time to time amended, varied, novated or supplemented) made between, among others, Avis Finance Company Limited as an Original Guarantor, the Original Borrowers, the other Original Guarantors, Crédit Agricole Corporate and Investment Bank as Facility Agent and Security Agent and the financial and other institutions named therein as Lenders. Terms defined in the Facility Agreement shall have the same meanings in this compliance certificate (the “Compliance Certificate”).

1	This Compliance Certificate is provided in accordance with Clause 17.5 (Compliance Certificates) of the Facility Agreement.

2	We, [•] and [•], being directors of Avis Finance Company Limited as at the date of this Compliance Certificate, confirm that, to the best of our knowledge and belief, having made due and careful enquiry, no Default is continuing as at the Certification Date [other than [•]].

Signed:

Name:	[•]

Title:	[•]

Date:	[•]

Signed:

Name:	[•]

Title:	[•]

Date:	[•]

Schedule 6

Conditions Precedent

Part 1

Conditions Precedent to First Utilisation

Delivery to the Facility Agent of all of the following documents to be in form and substance satisfactory to the Mandated Lead Arranger (acting reasonably):

1	Formalities Certificate(s): (to the extent applicable in each Relevant Jurisdiction) a certificate from each Obligor and each Acceding Borrower entering into any Senior Finance Document in the form approved by the Facility Agent signed by a director, the secretary or any other authorised officer of such Obligor which shall have attached to it certified copies of the documents referred to in such certificate including the constitutional documents of such Obligor (including, in relation to a Spanish Obligor, a copy of an updated excerpt (Nota simple Literal) from the Commercial Registry (Registro Mercantil) relating to it) and in relation to an Italian Obligor, a copy of a certificate (certificate di vigenza) issued by the relevant Companies Register dated not earlier than 10 days prior to the first Utilisation Date, where locally applicable, the director’s certificate and lien search relating to it and no bankruptcy certificate (or equivalent in the relevant jurisdiction) and shareholder, board and works council resolutions and/or other relevant internal resolution approving the execution, delivery and performance of such Senior Finance Document to which such Obligor is a party together with any power of attorney authorising the person or persons specified therein to sign the Senior Finance Documents to which such Obligor is a party.

2	Senior Finance Documents: originals of each of the following documents in the agreed form duly executed and delivered by all parties thereto:

(a)	this Agreement;

(b)	the Subordination Agreement;

(c)	the ABCR Subordination Agreement;

(d)	the Engagement Letter; and

(e)	the Fee Letter referred to in the Engagement Letter.

3	Financial Information: delivery of certified copies in the agreed form of the Original Financial Statements.

4	Acquisition Completion: a certificate of an authorised officer of the Parent confirming that it indirectly owns through its subsidiary, AE Consolidation Limited (a company incorporated under the laws of England registered under number 7666089) 100 per cent. of the shares in Avis Europe accompanied by a certified copy of the relevant share registers evidencing such ownership.

5	Funds Flow Memorandum: a copy of the Funds Flow Memorandum detailing the payments to be made on or immediately before the first Utilisation Date including all fees and expenses payable under the Fee Letter.

6	Legal Opinions:

(a)	a legal opinion of Linklaters LLP as to matters of English law on the legality, validity and enforceability of the Senior Finance Documents governed by English law to which an Obligor is a party and to the status, capacity and authorisation of each Obligor incorporated in the United Kingdom addressed to the Finance Parties substantially in the form distributed to the Mandated Lead Arranger prior to signing;

(b)	a legal opinion of Linklaters LLP as to matters of German law on the legality, validity and enforceability of the Senior Finance Documents governed by German law to which an Obligor is a party addressed to the Finance Parties substantially in the form distributed to the Mandated Lead Arranger prior to signing;

(c)	a legal opinion of Clifford Chance LLP as to matters of German law relating to the status, capacity and authorisation of each Obligor incorporated in Germany in respect of its execution of the Senior Finance Documents to which it is a party addressed to the Finance Parties substantially in the form distributed to the Mandated Lead Arranger prior to signing;

(d)	a legal opinion of Linklaters LLP as to matters of Italian law on the legality, validity and enforceability of the Senior Finance Documents governed by Italian law in respect of its execution of the Senior Finance Documents to which an Obligor is a party addressed to the Finance Parties substantially in the form distributed to the Mandated Lead Arranger prior to signing;

(e)	a legal opinion of Clifford Chance LLP as to matters of Italian law relating to the status, capacity and authorisation of each Obligor incorporated in Italy in respect of its execution of the Senior Finance Documents and, where applicable, the SPV Operating Documents to which it is a party addressed to the Finance Parties substantially in the form distributed to the Mandated Lead Arranger prior to signing;

(f)	a legal opinion of Linklaters LLP as to matters of Spanish law on the legality, validity and enforceability of the Senior Finance Documents governed by Spanish law in respect of its execution of the Senior Finance Documents to which an Obligor is a party addressed to the Finance Parties substantially in the form distributed to the Mandated Lead Arranger prior to signing;

(g)	a legal opinion of Clifford Chance LLP as to matters of Spanish law relating to the status, capacity and authorisation of each Obligor incorporated in Spain in respect of its execution of the Senior Finance Documents and, where applicable, the SPV Operating Documents to which it is a party addressed to the Finance Parties substantially in the form distributed to the Mandated Lead Arranger prior to signing;

(h)	a legal opinion of Kirkland & Ellis LLP relating to the status, capacity and authorisation of the Parent in respect of its execution of this Agreement and non-conflict with the Parent RCF in respect of the Parent’s obligations under Clause 23 (Guarantee and Indemnity) substantially in the form distributed to the Mandated Lead Arranger prior to signing;

(i)	legal opinions counsel to the Obligors or the Mandated Lead Arranger as to matters of the relevant jurisdiction of incorporation relating to the status, capacity and authorisation of each of the Intercompany Lenders and the Intercompany Borrowers (as each such term is defined in the Subordination Agreement) in respect of the Subordination Agreement; and

(j)	a legal opinion of counsel to Avis or the Mandated Lead Arranger as to matters of the relevant jurisdiction relating to the status, capacity and authorisation of the Intercompany Lenders and the Intercompany Borrowers (as each such term is defined in the ABCR Subordination Agreement) in respect of the ABCR Subordination Agreement.

7	Fees: the Fee Letter in the agreed form duly executed and delivered by all parties thereto together with evidence satisfactory to the Facility Agent that upon drawdown of the first Advance all fees and expenses payable in accordance with such Fee Letter and the Senior Finance Documents have been paid.

8	“Know your Customer”: evidence satisfactory to the Facility Agent that each Lender has carried out and is satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.

9	No Event of Default Certificate: a certificate from Avis Europe confirming that no Event of Default has occurred on or prior to the first Utilisation Date which remains unremedied or unwaived.

10	Security Documents: originals (in the agreed form duly executed and delivered by all parties thereto) of the Initial Security Documents.

11	Security Notices, Releases and Consents:

(a)	The original notices of assignment or charge to be given under the Initial Security Documents duly signed on behalf of the relevant Obligor.

(b)	Evidence that all Encumbrances in favour of third parties granted by the relevant Obligor have been released to the extent that such Encumbrances do not constitute permitted Encumbrances under this Agreement.

12	Antitrust Approvals: evidence that all antitrust regulatory clearances necessary for the Acquisition have been obtained.

13	Notarisation: the raising of this Agreement to the status of a Spanish Public Document within two weeks of the first Utilisation (failure to raise the status of the Facility Agreement within such period shall be an Event of Default).

14	Removal of Borrowing Restriction: a duly passed resolution of the shareholders of Avis Europe removing the restrictions contained in Article 89 of Avis Europe’s Articles of Association.

Part 2

Initial Security Documents

Germany

1	A security transfer of movable assets granted by German Opco.

2	An assignment of receivables (in relation to Vehicle Dealer Receivables and Vehicle Manufacturer Receivables) granted by German Opco.

Italy

3	An assignment of receivables (in relation to buy-back agreements and guarantees related to buy-back agreements) granted by Italian Opco.

4	An assignment of VAT Receivables granted by Italian Opco.

Spain

5	A pledge of receivables (in relation to buy-back agreements and guarantees related to such buy-back agreements and VAT Receivables) granted by Spanish Opco.

Finco

6	An assignment of receivables under the Finco On-Loans granted by Finco.

In each case, such Initial Security Documents to include such customary further assurance language as is agreed between the Facility Agent and the Co-ordinator. It is also agreed that the VAT Receivables may not be assigned (and, if not assigned, shall not form part of the Borrowing Base).

Schedule 7

Form of Notification

Part 1

Revolving Advances and Interest

Dated: [•]

From:

Crédit Agricole Corporate and Investment Bank,

as Facility Agent

T:

F:

To:

[Lender’s Name]

[contact TBD]

Dear Sirs,

1	We refer to the Interim Fleet Financing Facility Agreement (as amended, restated and/or otherwise modified from time to time, the “Facility Agreement”) dated [•] and made between, among others, [•] as an Original Guarantor, the Original Borrowers, the other Original Guarantors, Crédit Agricole Corporate and Investment Bank as Facility Agent, and the financial institutions named therein as Lenders. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2	This notice is irrevocable.

3	This notice is given to you pursuant to Clause 10.1 (Advances) of the Facility Agreement.

4	We hereby give you notice that, pursuant to Clause 4.1 (Utilisation Conditions) of the Facility Agreement [•] needs to make the following Revolving Advance per Tranche for the Settlement Date [•]:

Tranche:

Amount of Requested Advance	Amount to be repaid for Revolving Advance	Lenders’ Proportion of Net Drawing Amount	[Lender] requested Net Drawing Amount

[•]	[•]	[•]	[•]

[If the amount is in favour of Crédit Agricole Corporate and Investment Bank]: Please credit the general account opened by Crédit Agricole Corporate and Investment Bank Paris no later than [•], by wire to the following account number: [•]

[If the amount is in favour of Crédit Agricole Corporate and Investment Bank]: Please inform Crédit Agricole Corporate and Investment Bank of the payment of the requested Net Drawing Amount by sending us a fax, no later than [•].

[If the amount is in favour of the Lender]: We will pay you the amount of [•] no later than [•], by crediting your account: [•]

Note that the next Settlement Date will be [•].

5	In accordance with Clause 7 (Payment and Calculation of Interest) of the Facility Agreement the interest is as follows:

For the Revolving Advance:

Tranche	Revolving Advance Amount	Rate of interest	Number of days	Amount of interest

[•]	[•]	[•]	[•]	[•]

We will pay you the amount of [•] no later than [•], by crediting your account: [•].

6	For your information details of the total Revolving Advances are set out in Appendix 1.

7	The Asset Report for each relevant Borrower is attached.

Yours faithfully

Authorised signatory

for and on behalf of

Crédit Agricole Corporate and Investment Bank as Facility Agent

Appendix 1 to Part 1

Revolving Advances and Interest

Please find below for your information, pursuant to Clause 4.1 (Utilisation Conditions) of the Facility Agreement, the details of the total Revolving Advance for all Lenders:

Borrower	Tranche	Amount of Requested Advance	Amount to be repaid for Revolving Advance	Net Drawing Amount	Settlement Date	Repayment Date (next Settlement Date)

This should list each Borrower in respect of which Revolving Advances are being made:

[•]	[•]	[•]	[•]	[•]	[•]	[•]

Total	[•]	[•]	[•]	[•]	[•]	[•]

Part 2

Swingline Advances

Dated: [•]

From:

Crédit Agricole Corporate and Investment Bank,

as Facility Agent

T:

F:

To:

[Lender’s Name]

[contact TBD]

Dear Sirs,

1	We refer to the Interim Fleet Financing Facility Agreement (as amended, restated and/or otherwise modified from time to time, the “Facility Agreement”) dated [•] and made between, among others, [•] as an Original Guarantor, the Original Borrowers, the other Original Guarantors, Crédit Agricole Corporate and Investment Bank as Facility Agent, and the financial institutions named therein as Lenders. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2	This notice is delivered to you pursuant to Clause 10.1 (Advances) of the Facility Agreement.

3	This notice is irrevocable.

4	We hereby give you notice that, pursuant to Clause 5.1 (Utilisation Conditions) of the Facility Agreement, [Name of Lender] is required to make the following Swingline Advance per Tranche for the Settlement Date [•]:

Tranche:

Amount of Requested Advance for the Swingline	[Lender] requested Advance	Utilisation Date	Repayment Date

[•]	[•]	[•]	[•]

[If the amount is in favour of Crédit Agricole Corporate and Investment Bank]: Please credit the general account opened by Crédit Agricole Corporate and Investment Bank Paris no later than [•], by wire to the following account number: [•]

[If the amount is in favour of Crédit Agricole Corporate and Investment Bank]: Please inform Crédit Agricole Corporate and Investment Bank of the payment of the requested Advance by sending us a fax, no later than [•].

Note that the next Settlement Date will be [•].

5	For your information details of the total Swingline Advances is attached in Appendix 1.

Yours faithfully

Authorised Signatory

for and on behalf of

Crédit Agricole Corporate and Investment Bank as Facility Agent

Appendix 1 to Part 2

Swingline Advances

Please find below for your information, pursuant to Clause 5.1 (Utilisation Conditions) of the Facility Agreement, the details of the total Swingline Advances for all Lenders:

Borrower	Tranche		Requested Swingline Amount		Borrowing Base (depending of the date hereof)		Revolving advances of the last Settlement Date		Swingline advances from the last Settlement Date		Net Drawing Amount		Utilisation Date		Repayment Date (next Settlement Date)

This should list each Borrower to which a Swingline Advance is being made.

[•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]	[	•]

Schedule 8

Group Structure Chart

Schedule 9

Security Principles

1	Enforcement Events

Any security will be enforceable in the event that any sum in principal, interest or otherwise which is due and payable under this Agreement (subject to the provisions of the Subordination Agreement and the ABCR Subordination Agreement) remains unpaid at its due date after any applicable grace period or following an acceleration under this Agreement.

2	Blockage Provisions

2.1	In respect of any shares pledge:

To the extent permitted by applicable law, upon the occurrence of an Event of Default (as defined in this Agreement) which is continuing (and until such Event of Default has been remedied or waived) and which has been notified by the Security Agent to the Co-ordinator:

(a)	the dividends and any sum related to the pledged shares should no longer be available to the pledgor, and thereafter be payable to the Security Agent in accordance with the terms of the relevant security document to the extent permitted under applicable law; and

(b)	any rights related to pledged shares (in particular voting rights but excluding any right of ownership of the shares) should be transferred to the secured creditors to the extent it is market practice and permitted under applicable law.

2.2	In respect of any pledge of bank accounts:

For pledged bank accounts opened in the name of a pledgor which is an SPV: to the extent permitted by applicable law, upon the occurrence of an Event of Default which is continuing (and until such Event of Default has been remedied or waived) and which has been notified to the Co-ordinator, the pledged bank account is to be blocked to the benefit of the Security Agent (i.e. neither payment, nor withdrawal from the pledged bank account can be made without the prior consent of the Security Agent) and upon enforcement of the security, the cash deposited on the bank account will be transferred to the Security Agent.

2.3	In respect of any assignment of receivables:

If pursuant to the receivables Assignment Agreement, the Security Agent is allowed to notify the assigned debtor to pay the receivables directly to him (instead of paying them to the assignor), such notification will be possible upon the occurrence of an Event of Default (as defined in this Agreement) which has been notified to the Co-ordinator.

Any further rights, which could be given to the assignees under the receivables Assignment Agreement, will be enforced upon the occurrence of an Event of Default which has been notified to the Co-ordinator.

3	Security to be provided by Borrower SPVs

The following security shall be provided to the Security Agent to the satisfaction of the Facility Agent and the Security Agent in respect of each Borrower SPV:

3.1	By way of third party security, a pledge or other equivalent available security interest over all the issued shares in each Borrower SPV;

3.2	A pledge or other equivalent available security interest over each bank account of each Borrower SPV;

3.3	Security over the Vehicle Fleet of each Borrower SPV to the extent permitted in the applicable jurisdiction;

3.4	A pledge or other equivalent available security interest over all Eligible Receivables owed to each Borrower SPV; and

3.5	A floating charge or equivalent available security (if any) over all the assets of each Borrower SPV.

Schedule 10

Form of Transfer Certificate

To:	[ ] as Facility Agent

From:[2]	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Avis Europe Interim Fleet Financing Facility Agreement

dated [            ] (the “Agreement”)

1	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 30.5 (Procedure for Transfer):

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 30.5 (Procedure for Transfer).

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 30.4 (Limitation of Responsibility of Existing Lenders).

4	The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is:

(a)	[a United Kingdom Qualifying Lender falling within paragraph (i)(A) [or paragraph (ii)] of the definition of “United Kingdom Qualifying Lender”;]

(b)	[an Italian Qualifying Lender;]

(c)	[a Spanish Qualifying Lender;]

(d)	[a German Qualifying Lender;]

(e)	[a Treaty Lender[3];]

(f)	[not a Qualifying Lender].[4]

5	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Senior Finance Document is either:

[2]

Ensure that the share of each Lender in any Utilisation is at leaset EUR 100,000 (or its equivalent in another currency) or that the relevant Lender confirms that it is a professional market party within the meaning of the Dutch Financial Services Act.

[3]	UK/German/Italian and/or Spanish Treaty Lender.
[4]	Delete as applicable – each New Lender is required to confirm which of these categories it falls within.

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company.[5]

6

[The New Lender confirms (for the benefit of the Facility Agent and without liability to any Obligor) that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][6], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies Avis Europe that:

(a)

Finco must, to the extent that the New Lender becomes a Lender under a Facility which is made available to Finco pursuant to Clause 2 (The Facility), make an application to HM Revenue & Customs under form DTTP2 within 30 working days of the Transfer Date][7]; and

(b)	any Acceding Borrower incorporated in the United Kingdom which is a Party as an Acceding Borrower as at the Transfer Date must, to the extent that the New Lender is a Lender under a Facility made available to that Acceding Borrower pursuant to Clause 2 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 working days of the Transfer Date; and

(c)	each Acceding Borrower incorporated in the United Kingdom which becomes an Acceding Borrower after the Transfer Date shall, to the extent that that New Lender is a Lender under a Facility made available to that Acceding Borrower pursuant to Clause 2 (The Facility), file a duly completed form DTTP2 in respect of such new Lender with HM Revenue & Customs within 30 working days of becoming an Acceding Borrower.

[6/7]	It is expressly agreed that the security created or evidenced by the Security Documents will be preserved for the benefit of the New Lender and each other Lender.

[7/8]	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5]	Include if New Lender comes within paragraph (i)(B) of the definition of “United Kingdom Qualifying Lender” in Clause 1.1 (Definitions)
[6]	Insert jurisdiction of tax residence.
[7]	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

[8/9]	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

[9/10]	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:	The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such share of the Existing Lender’s Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [            ].

[Facility Agent]

By:

Schedule 11

Form of Assignment Agreement

To: [            ] as Agent and [            ] as Co-ordinator, for and on behalf of each Obligor

From:8 [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Avis Europe Interim Fleet Financing Facility Agreement

dated [            ] (the “Agreement”)

1	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 30.6 (Procedure for Assignment):

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Senior Finance Documents which relate to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. [9]

3	The proposed Transfer Date is [ ].

4	On the Transfer Date the New Lender becomes Party to the Senior Finance Documents as a Lender.

5	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 30.4 (Limitation of Responsibility of Existing Lenders).

7	The New Lender confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is:

[8]

Ensure that the share of each Lender in any Utilisation is at leaset EUR 100,000 (or its equivalent in another currency) or that the relevant Lender confirms that it is a professional market party within the meaning of the Dutch Financial Services Act.

[9]

If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2(c). This issue should be addressed at primary documentation stage.

(a)	[a United Kingdom Qualifying Lender falling within paragraph (i)(A) [or paragraph (ii)] of the definition of “United Kingdom Qualifying Lender”;]

(b)	[an Italian Qualifying Lender;]

(c)	[a Spanish Qualifying Lender;]

(d)	[a German Qualifying Lender;]

(e)	[a Treaty Lender;10]

(f)	[not a Qualifying Lender].[11]

8	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Senior Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.][12]

[8/9]

[The New Lender confirms for the benefit of the Facility Agent and without liability to any Obligor that it is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ][13], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and notifies Avis Europe that:

(a)

Finco must, to the extent that the New Lender becomes a Lender under a Facility which is made available to Finco pursuant to Clause 2 (The Facility), make an application to HM Revenue & Customs under form DTTP2 within 30 working days of the Transfer Date][14]; and

(b)	any Acceding Borrower incorporated in the United Kingdom which is a Party as an Acceding Borrower as at the Transfer Date must, to the extent that the New Lender is a Lender under a Facility made available to that Acceding Borrower pursuant to Clause 2 (The Facility), file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 working days of the Transfer Date; and

[10]	UK/German/Italian and/or Spanish Treaty Lender.
[11]	Delete as applicable—each New Lender is required to confirm which of these four categories it falls within.
[12]	Include only if New Lender is a UK Non-Bank Lender—i.e. falls within paragraph (i)(B) of the definition of “Qualifying Lender” in Clause 13.1 (Definitions).
[13]	Insert jurisdiction of tax residence.
[14]	This confirmation must be included if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

(c)	each Acceding Borrower incorporated in the United Kingdom which becomes an Acceding Borrower after the Transfer Date shall, to the extent that that New Lender is a Lender under a Facility made available to that Acceding Borrower pursuant to Clause 2 (The Facility), file a duly completed form DTTP2 in respect of such new Lender with HM Revenue & Customs within 30 working days of becoming an Acceding Borrower.

[8/9/10]This	Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 30.7 (Copy of Transfer Certificate or Assignment Agreement to Co-ordinator), to the Co-ordinator (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

[9/10]	It is expressly agreed that the security created or evidenced by the Security Documents will be preserved for the benefit of the New Lender and each other Lender.

[10/11]	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

[11/12]	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[12/13]	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]                                                                                                                                                                    [New Lender]

By:                                                                                                                                                                                             By:

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [            ].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Agent]

By:

Schedule 12

Utilisation Request

From:	[Relevant Borrower/Co-ordinator]

To:	Crédit Agricole Corporate and Investment Bank, as Facility Agent

Dated:	[•]

Dear Sirs,

1	We refer to the Interim Fleet Financing Facility Agreement dated [•] 2011 (as from time to time amended, varied, novated or supplemented, the “Facility Agreement”) whereby certain facilities were made available to, among others, Avis Finance Company Limited by a group of banks and other financial institutions listed in Schedule 1 (Lenders and their Commitments) to the Facility Agreement on whose behalf Crédit Agricole Corporate and Investment Bank acted as Facility Agent and Security Agent. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2	This notice is irrevocable.

3	[We hereby give you notice that, pursuant to the Facility Agreement, we wish the Lenders to make a [Swingline Advance/Revolving Advance] [on the next Settlement Date][15] as follows:

(a)	Principal amount: [•]

(b)	Tranche: [Euro Tranche / Italian Tranche]

(c)	Utilisation Date: [•]

4	We confirm that:

(a)	the Borrower is [Name];

(b)	[The proceeds of this Revolving Advance will be on-lent to [Spanish Opco / German Opco]][16];

(c)	the Borrower is organised in [•]]; and

(d)	all Repeating Representations will be true and correct on the proposed Utilisation Date.

5	The proceeds of this Revolving Advance should be credited to [insert account details]

6	[The Asset Report for the Borrower is attached.][17]

[15]	Insert for Revolving Advances.
[16]	Insert if Finco is the Borrower.
[17]	Insert for Revolving Advances.

Yours faithfully

Authorised signatory

for and on behalf of

Co-ordinator

Schedule 13

Vehicle Manufacturer Group Table

It is understood that Avis Europe shall modify on a monthly basis the table below in relation to any update thereof which may be required pursuant to certain circumstances affecting the relevant Vehicle Manufacturer Group and will notify the Facility Agent of such modifications together with the Asset Report corresponding to such month.

A.	“Vehicle Manufacturer Groups”

1	GM/Opel Group

2	Iveco Group

3	Fiat Group

4	Ford Group

5	Chrysler Group

6	Volkswagen Group

7	Renault Group

8	Nissan Group

9	Peugeot Group

10	Toyota Group

11	Daimler Group

12	Tata Group

13	BMW Group

14	Hyundai Group

15	Yamaha Group

16	Kia Group

17	Mitsubishi Group

18	Porsche Group

19	Honda Group

20	MAN Group

21	Rover Group

22	Suzuki Group

23	Mazda Group

24	Volvo Group

25	Land Rover Group

B.	“Vehicle Manufacturer Group Head Entity”

1	GM/Opel Group: General Motors Company (a Delaware corporation, whose registered office is located at: 303 Renaissance Center, Detroit, Michigan, zip 48625-3000, United States of America. IRS Employer Identification number 27-0383222).

2	Iveco Group: Iveco S.p.A (a “società per azioni” incorporated under the laws of Italy with a share capital of 858,400,000 Euros whose registered office is located at: Via Puglia 35-10156 Torino, Italy. Registered with the registry of Trade and Companies of Torino under number: 01053960017).

3	Fiat Group: Fiat Group Automobiles S.p.A (a “società per azioni” incorporated under the laws of Italy with a share capital of 2,500,000,000 Euros whose registered office is located at: Corso Giovanni Agnelli 200, Torino, Italy. Registered with the registry of Trade and Companies of Torino under number: 07973780013).

4	Ford Group: Ford Motor Company (a Delaware corporation since 1919, with a share capital of 3,326,248,800 common stocks, whose registered office is located at: One American Road, Dearborn, MI 48126, United States of America. IRS Employer Identification Number 38-0549190).

5	Chrysler Group: Chrysler Europe Gmbh (a “Gesellschaft mit beschränkter Haftung” incorporated under the laws of Germany whose registered office is located at: Geb. Haussler, Vaihngerstrasse 131, Stuttgart, 70567, Germany. Registered with the registry of Stuttgart under number: HRB 723878).

6	Volkswagen Group: Volkswagen AG (an “Aktiengesellschaft” incorporated under the laws of Germany whose registered office is located at: D-38436 Postbox, 1379 Wolfsburg, Germany).

7	Renault Group: Renault SA (a “société anonyme” incorporated under the laws of France with a share capital of 1,085,610,418.58 Euros whose registered office is located at: 13/15 quai Alphonse Gallo 92100 Boulogne-Billancourt, France. Registered with the registry of Trade and Companies of Nanterre under number 441 639 465).

8	Nissan Group: Nissan Motors Co Ltd (incorporated under the laws of Japan whose registered office is located at: 1-1 Takashima 1-Chome, Nishi-Ku, Yokohama-shi, Kanagawa, 220-8686, Japan, established since 26 December 1933).

9	Peugeot Group (including Citroën): Automobiles Peugeot SA (a “société anonyme” incorporated under the laws of France with a share capital of 171,284,859 Euros whose registered office is located at: 75 avenue de la Grande Armée, 75116 Paris, France. Registered with the registry of Trade and Companies of Paris under number B 522144503).

10	Toyota Group: Toyota Motor Corporation (incorporated under the laws of Japan on 28 August 1937, whose registered office is located at: 1 Toyota-Cho, Toyota City, Aichi Prefecture 471-8571, Japan).

11	Daimler Group: Daimler AG (an “Aktiengesellschaft” incorporated under the laws of Germany whose registered office is located at: Mercedesstrasse 137, 70327 Stuttgart, Germany. Registered with the registry of Stuttgart under number: 19360).

12	Tata Group: Tata Motors Limited (a “Limited” company incorporated under the laws of India whose registered office is located at: Bombay House, 24 Homi Mody Street, Mumbai 400 001, India with Corporate Identity Number (CNI) L28920MH1945PLC004520).

13	BMW Group: Bayerische Motoren Werke AG, BMW AG (an “Aktiengesellschaft” incorporated under the laws of Germany whose registered office is located at: Petuelring 130, 80788 München, Germany, registered with the registry of München under number HRB 42243).

14	Hyundai Group: Hyundai Motor Company, Ltd (incorporated under the laws of South Korea whose registered office is located at: 231 Yangjae-Dong, Seocho-Gu, Seoul 137130, South Korea, established since 1944).

15	Yamaha Group: Yamaha Motor Company Limited (incorporated under the laws of Japan whose registered office is located at: 2500 Shingai, Iwata-shi, Shizuoka-ken, Japan, established since 1 July 1955).

16	Kia Group: Kia Motors Corporation (incorporated under the laws of South Korea whose registered office is located at: 231 Yangjae-Dong, Seocho-Gu, Seoul 137130, South Korea, established since 1944).

17	Mitsubishi Group: Mitsubishi Motors Corporation (incorporated under the laws of Japan whose registered office is located at: 33-8, Shilba 5-chome, Minato-ku, Tokyo, 108-8410 Japan, established since 22 April 1970).

18	Porsche Group: Porsche Automobil Holding SE (a “Societas Europaea” under the laws of Germany whose registered office is located at: Porscheplatz 1, 70435 Stuttgart, Germany, established since 1931).

19	Honda Group: Honda Motor Co., Ltd (incorporated under the laws of Japan whose registered office is located at: 1-1 2-chome, Minami-Aoyama, Minato-ku, Tokyo, 107-8556 Japan, established since 24 September 1948).

20	MAN Group: MAN SE (a “Societas Europaea” under the laws of Germany whose registered office is located at: Landsberger Strasse 110, 80339 München, Germany, established since 1758).

21	Rover Group: MG Motor UK Limited (a “Private Limited Company” under the laws of the United Kingdom whose registered office is located at: Q Gate, Lowhill Lane, Longbridge, Birmingham, United Kingdom established since 2007).

22	Suzuki Group: Suzuki Motor Corp. (incorporated under the laws of Japan whose registered office is located at: 300, Takatsuka-cho, Minami-ku, Hamamatsu City, 432-8611 Japan, established since 1909).

23	Mazda Group: Mazda Motor Corporation (incorporated under the laws of Japan whose registered office is located at: 3-1 Shinchi, Fuchu-Cho, Aki-Gun, 730-8670 Hiroshima, Japan, established since 30 January 1920).

24	Volvo Group: Geely Automobile Holdings Limited (incorporated under the laws of the Cayman Islands whose registered office is located at: P.O. Box 309, George Town, Cayman Islands, established since 1900).

25	Land Rover Group: Jaguar Land Rover Plc (a “Public Limited Company” under the laws of the United Kingdom whose registered office is located at: Banbury Road, Gaydon, Warwick, Warwickshire CV35 0RG, United Kingdom, company number 06477691).

C.	“Vehicle Manufacturer Group Rating Entity”

1	Fiat Group: Fiat Group Automobiles S.p.A (a “società per azioni” incorporated under the laws of Italy with a share capital of 2,500,000,000 Euros whose registered office is located at: Corso Giovanni Agnelli 200, Torino, Italy. Registered with the registry of Trade and Companies of Torino under number: 07973780013).

2	Iveco Group: Fiat Industrial S.p.A (a “società per azioni” incorporated under the laws of Italy with a share capital of 1,913,298,892.50 Euros whose registered office is located at: Via Nizza 250, 10126, Torino, Italy. Registered with the registry of Trade and Companies of Torino under number: 10352520018).

3	Ford Group: Ford Motor Company (a Delaware corporation since 1919, with a share capital of 3,326,248,800 common stocks, whose registered office is located at: One American Road, Dearborn, MI 48126, United States of America. IRS Employer Identification Number 38-0549190).

4	Renault Group: Renault SA (a “société anonyme” incorporated under the laws of France with a share capital of 1,085,610,418.58 Euros whose registered office is located at: 13/15 quai Alphonse Gallo 92100 Boulogne-Billancourt (France). Registered with the registry of Trade and Companies of Nanterre under number 441 639 465.)

5	Peugeot Group (including Citroën): Automobiles Peugeot SA (a “société anonyme” incorporated under the laws of France with a share capital of 171,284,859 Euros whose registered office is located at: 75 avenue de la Grande Armée, 75116 Paris, France. Registered with the registry of Trade and Companies of Paris under number B 522144503).

6	Nissan Group: Nissan Motors Co Ltd (incorporated under the laws of Japan whose registered office is located at: 1-1 Takashima 1-Chome, Nishi-Ku, Yokohama-shi, Kanagawa, 220-8686 Japan, established since 26 December 1933).

7	Volkswagen Group: Volkswagen AG (an “Aktiengesellschaft” incorporated under the laws of Germany whose registered office is located at: D-38436 Postbox 1379 Wolfsburg, Germany).

8	Toyota Group: Toyota Motor Corporation (incorporated under the laws of Japan in 28 August 1937, whose registered office is located at: 1 Toyota-Cho, Toyota City, Aichi Prefecture 471-8571, Japan).

9	Daimler Group: Daimler AG (an “Aktiengesellschaft” incorporated under the laws of Germany whose registered office is located at: Mercedesstrasse 137, 70327 Stuttgart, Germany. Registered with the registry of Stuttgart under number: 19360).

10	BMW Group: Bayerische Motoren Werke AG, BMW AG (an “Aktiengesellschaft” incorporated under the laws of Germany whose registered office is located at: Petuelring 130, 80788 München, Germany, registered with the registry of München under number HRB 42243).

11	Tata Group: Tata Motors Limited (a “Limited” company incorporated under the laws of India whose registered office is located at: Bombay House, 24 Homi Mody Street, Mumbai 400,001, India with Corporate Identity Number (CNI) L28920MH1945PLC004520).

12	Hyundai Group: Hyundai Motor Company, Ltd (incorporated under the laws of South Korea whose registered office is located at: 231 Yangjae-Dong, Seocho-Gu, Seoul 137130, South Korea, established since 1944).

13	Yamaha Group: Yamaha Motor Company Limited (incorporated under the laws of Japan whose registered office is located at: 2500 Shingai, Iwata-shi, Shizuoka-ken, Japan, established since 1 July 1955).

14	Kia Group: Kia Motors Corporation (incorporated under the laws of South Korea whose registered office is located at: 231 Yangjae-Dong, Seocho-Gu, Seoul 137130, South Korea, established since 1944).

15	Mitsubishi Group: Mitsubishi Motors Corporation (incorporated under the laws of Japan whose registered office is located at: 33-8, Shilba 5-chome, Minato-ku, Tokyo, 108-8410 Japan, established since 22 April 1970).

16	Honda Group: Honda Motor Co., Ltd (incorporated under the laws of Japan whose registered office is located at: 1-1 2-chome, Minami-Aoyama, Minato-ku, Tokyo, 107-8556 Japan, established since 24 September 1948).

17	MAN Group: MAN SE (a “Societas Europaea” under the laws of Germany whose registered office is located at: Landsberger Strasse 110, 80339 München, Germany, established since 1758).

18	Mazda Group: Mazda Motor Corporation (incorporated under the laws of Japan whose registered office is located at: 3-1 Shinchi, Fuchu-Cho, Aki-Gun, 730-8670 Hiroshima, Japan, established since 30 January 1920).

19	Volvo Group: Geely Automobile Holdings Limited (incorporated under the laws of the Cayman Islands whose registered office is located at: P.O. Box 309, George Town, Cayman Islands, established since 1900).

20	Land Rover Group: Jaguar Land Rover Plc (a “Public Limited Company” under the laws of the United Kingdom whose registered office is located at: Banbury Road, Gaydon, Warwick, Warwickshire CV35 0RG, United Kingdom, company number 06477691).

Schedule 14

Existing Security/Quasi-Security

None.

Schedule 15

Security Agency Provisions

1	Definitions

In this Schedule:

“Security Property” means all right, title and interest in, to and under any Security Document, including:

(a)	the Charged Assets;

(b)	the benefit of the undertakings in any Security Document; and

(c)	all sums received or recovered by the Security Agent pursuant to any Security Document and any assets representing the same.

2	Declaration of Trust

The Security Agent and each other Finance Party agree that the Security Agent shall hold the Security Property in trust for the benefit of the Finance Parties on the terms of the Senior Finance Documents.

3	Defects in Security

The Security Agent shall not be liable for any failure or omission to perfect, or defect in perfecting, the Security created pursuant to any Security Document, including:

(a)	failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Security Document; or

(b)	failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Security Documents under any laws in any territory.

4	No Enquiry

The Security Agent may accept without enquiry, requisition, objection or investigation such title as any Obligor may have to any Charged Assets.

5	Retention of Documents

The Security Agent may hold title deeds and other documents relating to any of the Charged Assets in such manner as it sees fit (including allowing any Obligor to retain them).

6	Indemnity out of Security Property

The Security Agent and every receiver, delegate, attorney, agent or other similar person appointed under any Security Document may indemnify itself out of the Security Property against any cost, loss or liability incurred by it in that capacity (otherwise than by reason of its own gross negligence or wilful misconduct).

7	Basis of Distribution

To enable it to make any distribution, the Security Agent may fix a date as at which the amount of the sums due or owing to any Finance Party is to be calculated and may require, and rely on, a certificate from any Finance Party giving details of:

(a)	any sums due or owing to any Finance Party as at that date; and

(b)	such other matters as it thinks fit.

8	Rights of Security Agent

The Security Agent shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

9	No duty to collect payments

The Security Agent shall not have any duty:

(a)	to ensure that any payment or other financial benefit in respect of any of the Charged Assets is duly and punctually paid, received or collected; or

(b)	to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Charged Assets.

10	Appropriation

(a)	Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Agent in or towards payment of any particular part of the liabilities and agrees that the Security Agent shall have the exclusive right to do so.

(b)	Paragraph (a) above will override any application made or purported to be made by any other person.

11	Investments

All money received or held by the Security Agent pursuant to the trusts in the Senior Finance Documents may, in the name of, or under the control of, the Security Agent:

(a)	be invested in any investment it may select; or

(b)	be deposited at such bank or institution (including itself any other Finance Party or any Affiliate of any Finance Party) as it thinks fit.

12	Suspense account

Subject to paragraph 13 below the Security Agent may:

(a)	hold in an interest bearing suspense account any money received by it from any Obligor; and

(b)	invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 11 above.

13	Timing of Distributions

Distributions by the Security Agent shall be made as and when determined by it.

14	Delegation

(a)	The Security Agent may:

(i)	employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money);

(ii)	delegate to any person on any terms (including power to sub-delegate) all or any of its functions; and

(iii)	with the prior consent of the Majority Lenders, appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security trustee or agent with those rights and obligations vested in the Security Agent by this Agreement or any Security Document.

(b)	The Security Agent will not be:

(i)	responsible to anyone for any misconduct or omission by any agent, delegate or security trustee or agent appointed by it pursuant to paragraph (a) above; or

(ii)	bound to supervise the proceedings or acts of any such agent, delegate or security trustee or agent,

provided	that it exercises reasonable care in selecting that agent, delegate or security trustee or agent.

15	Unwinding

Any appropriation or distribution which later transpires to have been or is agreed by the Security Agent to have been invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

16	Lenders

The Security Agent shall be entitled to assume that each Lender is a Lender unless notified by the Facility Agent to the contrary.

The Parent

AVIS BUDGET CAR RENTAL, LLC

Address:	6 Sylvan Way, Parsippany, New Jersey 07054

Fax:	+1 (973) 496-5080

Attention:	Chief Financial Officer David B. Wyshner

Avis Europe

AVIS BUDGET EMEA LIMITED

Address:	Avis House, Park Road, Bracknell, Berkshire RG12 2EW

Fax:	+44 (0) 1344 417181

Attention:	Group Finance Director Martyn Smith

Italian Opco

AVIS BUDGET ITALIA S.P.A.

Address:	Roma via Tiburtina 1231, Italy

Fax:	+39 06419945467

Attention:	Finance Director Mark Kightley

German Opco

AVIS BUDGET AUTOVERMIETUNG GMBH & CO. KG

Address:	Zimmersmühlenweg 21, 61440 Oberursel, Germany

Fax:	+49 6171 68-1330

Attention:	Managing Director Frank Caspar Lüders

Spanish Opco

AVIS ALQUILE UN COCHE S.A.

Address:

Fax:

Attention:

Finco

AVIS FINANCE COMPANY LIMITED

Address:	Avis House, Park Road, Bracknell, Berkshire RG12 2EW

Fax:	+44 (0) 1344 417181

Attention:	Director Stuart Fillingham

The Mandated Lead Arranger

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

Address:	9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex

Fax:	+33 (0) 1 51 87 17 58

Attention:	Funding Agent - Management Team CACIB Paris: Elody Roudet/Carole D’Haeyere/Abibatou Diallo

The Facility Agent

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

Address:	9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex

Fax:	+33 (0) 1 51 87 17 58

Attention:	Funding Agent - Management Team CACIB Paris: Elody Roudet/Carole D’Haeyere/Abibatou Diallo

The Security Agent

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

Address:	9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex

Fax:	+33 (0) 1 51 87 17 58

Attention:	Funding Agent - Management Team CACIB Paris: Elody Roudet/Carole D’Haeyere/Abibatou Diallo

The Original Lenders

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

Address:	9 quai du Président Paul Doumer, 92920 Paris La Défense Cedex

Fax:	+33 (0) 1 51 87 17 58

Attention:	Funding Agent - Management Team CACIB Paris: Elody Roudet/Carole D’Haeyere/Abibatou Diallo

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, MILAN BRANCH

Address:	Via Brera, 21, 20121 Milano

Fax:	+39 02 72303 317

Attention:	Funding Agent – Management Team CACIB Milan: Massimo Perversi

SECOND AMENDMENT AND RESTATEMENT AGREEMENT EXECUTION PAGES

SIGNATURES

The Co-ordinator

AVIS FINANCE COMPANY LIMITED

By: /s/ Stuart Fillingham

An Obligor

AVIS BUDGET CAR RENTAL, LLC

By: /s/ Rochelle Tarlowe

The Facility Agent and Security Agent

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: /s/ Ladislas Gallant

The Mandated Lead Arranger

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: /s/ Ladislas Gallant